UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under § 240.14a-12

UNITED AMERICA INDEMNITY, LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands
April 21, 2010

Dear Shareholders:

We are furnishing the accompanying proxy statement to shareholders of United America Indemnity, Ltd. (the “Company”) in connection with the solicitation of proxies by our management for use at the special court-ordered meeting of our common shareholders (the “Special Meeting”). The Special Meeting will be held on Thursday, May 27, 2010 at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda, at 9:00 am Bermuda time.

At the Special Meeting, we will submit to you for your approval a proposal that would result in you holding shares in an Irish company rather than a Cayman Islands company pursuant to a scheme of arrangement filed with the Grand Court of the Cayman Islands. The proposed scheme of arrangement under Cayman Islands law will effectively result in the exchange of shares of the newly formed Irish company, Global Indemnity plc, for your shares in the Company, a Cayman Islands company, on a one-for-two basis. The one-for-two exchange will uniformly reduce the number of common shares outstanding, but it will not affect any shareholder’s percentage ownership interest or relative voting power (subject to the treatment of fractional shares). If the scheme of arrangement is effected, the Company will become a wholly-owned subsidiary of Global Indemnity plc. At the Special Meeting, we will be asking you to vote in favor of the scheme of arrangement. If the scheme of arrangement is approved, we will also ask you to approve a proposal to create “distributable reserves” for Global Indemnity plc, which, under Irish law, are required to make distributions and pay dividends or, generally, repurchase shares in the future.

After extensive research and consultation with our advisors, we have decided to create a new parent holding company in Ireland for the Company and its subsidiaries, which will result in you owning shares of a company incorporated in Ireland, rather than the Cayman Islands, if the proposed scheme of arrangement proceeds. We believe that this is in the best interests of both the Company and its valued shareholders because it will establish our overall home in a sophisticated, well-developed corporate, legal and regulatory environment, which will provide better access to European multinational corporations, administrative efficiencies, a modern technological infrastructure, a highly educated and motivated professional work force and a long history of international investments as well as an extensive network of treaties. Our research and investigations concluded that the creation of a new holding company in Ireland will best accomplish our objectives. For you, our shareholders, much will remain unchanged following the incorporation in Ireland. Our Class A common shares will continue to trade as Class A ordinary shares of Global Indemnity plc on The NASDAQ Global Select Market, which we refer to as “NASDAQ.” We will, however, change the ticker symbol to “GBLI.” We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the corporate governance rules of NASDAQ. We will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Under U.S. federal income tax law, the holders of our common shares generally will not recognize gain or loss in the transaction (other than with respect to the receipt of cash in lieu of GI plc ordinary shares).

Please take the time to read the many details that follow in our proxy statement. Although there is legal and financial complexity associated with any move like this, and the change of domicile does present new risks and uncertainties, we are confident that the change of domicile enhances both our operating model and institutional credibility, while avoiding any materially negative financial effects. We encourage you to read the entire document carefully, including the “Risk Factors” section, before voting in person or by proxy at the Special Meeting.

For the reasons set forth in the proxy statement, our board of directors unanimously believes that the proposed scheme of arrangement is in the best interests of our shareholders, and we therefore strongly urge you to vote FOR the scheme of arrangement and FOR the other proposals described in the accompanying proxy statement.

To approve the Scheme of Arrangement, we must obtain the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of all common shares present and voting on the proposal, whether in person or by proxy. If the requisite majorities are obtained, we will then seek the sanction of the scheme of arrangement by the Grand Court of the Cayman Islands. The affirmative vote of holders of common shares representing at least a majority of the common shares present and voting at the Special Meeting is required to approve the distributable reserves proposal.

If you have any questions about the Special Meeting or require assistance, please call Georgeson Inc. at (800) 501-4416 (toll-free from the US and Canada), +1 (866) 742-1973 (toll-free from the EU) or (212) 806-6859 (collect).

Very truly yours,

Larry A. Frakes
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

It is important that your shares be voted at the Special Meeting. Please MARK, SIGN,
DATE, and MAIL your proxy PROMPTLY in the return envelope provided or appoint a proxy to vote your shares by telephone as described in the proxy statement or proxy card.

The proxy statement is dated April 21, 2010 and is first being mailed to shareholders on or about April 23, 2010.

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

NOTICE OF SPECIAL COURT ORDERED MEETING OF
COMMON SHAREHOLDERS

TIME:	9:00 am Bermuda time, Thursday, May 27, 2010.

PLACE:	Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda.

ITEMS OF BUSINESS:	United America Indemnity, Ltd. (“UAI Ltd.”), will hold a special court-ordered meeting of all common shareholders (the “Special Meeting”) in order to approve, and in connection with, the Scheme of Arrangement. The proposals are summarized as follows:

(1) To approve the Scheme of Arrangement attached as Annex A to this proxy statement between UAI Ltd. and the holders of UAI Ltd. common shares (the “Scheme of Arrangement”). If the Scheme of Arrangement is approved and becomes effective, it will effect a transaction (the “Transaction”) pursuant to which holders of our Class A and Class B common shares outstanding immediately before the Transaction is effected will receive one Class A ordinary share and one Class B ordinary share of an Irish company, Global Indemnity plc (“GI plc”), for every two UAI Ltd. Class A common shares and every two UAI Ltd. Class B common shares, respectively; provided that holders of UAI Ltd. common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of such fractional shares, which would otherwise be issued.

(2) If the Scheme of Arrangement is approved, to approve the creation of distributable reserves of GI plc (through the reduction of the share premium account of GI plc) that was previously approved by UAI Ltd. and the other current shareholders of GI plc (as described in this proxy statement). We refer to this proposal in this proxy statement as the “distributable reserves proposal.”

(3) To approve a motion to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

RECORD DATE:	Our board of directors has fixed the close of business on April 20, 2010 as the record date for the Special Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Special Meeting or any adjournment or postponement thereof.

IMPORTANT:	It is important that your shares be voted at the Special Meeting. If you wish to attend the meeting by proxy, please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided or direct the voting of your Class A and Class B common shares by telephone as described on your proxy card, even if you plan to attend the Special Meeting by the deadlines outlined in the proxy statement. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the proxy statement.

The accompanying proxy statement and proxy card are first being mailed to our shareholders on or about April 23, 2010.

The Special Meeting of our common shareholders is being held in accordance with an order of the Grand Court of the Cayman Islands (the “Grand Court”) dated April 20, 2010. If our Class A and Class B common shareholders, voting as a single class, approve the Scheme of Arrangement, we will seek the sanction of the Scheme of Arrangement at a hearing before the Grand Court, which must be obtained as a condition to the Scheme of Arrangement becoming effective as set forth in the proxy statement. Shareholder approval of the distributable reserves proposal is not a condition to the Scheme of Arrangement becoming effective. We expect the sanction hearing to be held on June 11, 2010 at the Grand Court, which is located in George Town, Grand Cayman, Cayman Islands. If you are a common shareholder who wishes to appear in person or by counsel at the sanction hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Grand Court has wide discretion to hear from interested parties. UAI Ltd. will not object to the participation in the sanction hearing by any UAI Ltd. Class A or Class B common shareholder who holds shares through a broker.

As a term of the Scheme of Arrangement, holders of UAI Ltd. Class A and Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through the Depository Trust Company, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged.

This notice incorporates the accompanying proxy statement.

IF YOU WISH TO ATTEND THE MEETING BY PROXY, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, OR DIRECT THE VOTING OF YOUR COMMON SHARES BY TELEPHONE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

By Order of the board of directors

Larry A. Frakes
President and Chief Executive Officer

April 21, 2010

The accompanying proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. To ensure timely delivery of these documents, any request should be made by May 20, 2010. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying proxy statement.

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UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands
www.uai.ky

PROXY STATEMENT

For the Special Court-Ordered Meeting of All Common Shareholders
to be held on May 27, 2010

We will hold a special court-ordered meeting of all common shareholders (the “Special Meeting”) of United America Indemnity, Ltd. (sometimes referred to herein as “UAI Ltd.,” “UAI” or the “Company”) at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda at 9:00 am, Bermuda time, on Thursday, May 27, 2010. We are mailing this proxy statement on or about April 23, 2010 to each holder of our issued and outstanding Class A and Class B common shares entitled to vote at the Special Meeting in order to furnish information relating to the business to be transacted at the Special Meeting. At the Special Meeting, we will be asking you to approve a proposal that would result in your holding shares in an Irish company rather than a Cayman Islands company, which we call the “Scheme of Arrangement.” The proposal will effectively result in the exchange of shares of Global Indemnity plc, a newly formed Irish company (“GI plc”) for your shares in UAI Ltd. on a one-for-two basis. The one-for-two exchange ratio will reduce the number of shares outstanding but it will not affect any shareholder’s percentage ownership interest or relative voting power (subject to the treatment of fractional shares). Holders of UAI Ltd. Class A and Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through the Depository Trust Company (“DTC”) in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. If the Scheme of Arrangement is approved, we will also ask you to approve a proposal to create “distributable reserves,” which may be used to pay dividends or repurchase shares in the future.

Our board of directors has fixed the close of business on April 20, 2010 as the record date for the Special Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Special Meeting and any adjournment or postponement thereof. On the record date, 36,508,907 Class A common shares and 24,122,744 Class B common shares were issued and outstanding.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Special Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided or appoint a proxy to vote your shares by telephone in accordance with the instructions in the proxy card, even if you plan to attend the Special Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our proxy solicitor and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

Generally, each holder of record of Class A common shares is entitled to one vote per share and each holder of record of Class B common shares is entitled to ten votes per share. However, since the required vote for approval of the Scheme of Arrangement consists of the affirmative vote of a majority in number of the holders of our common shares, present and voting as a single class, representing 75% or more in value of our common shares present and voting on the proposal, whether in person or by proxy, each Class B common share will effectively have the same voting power as each Class A common share for purposes of this proposal.

All common shareholders are invited to attend the Special Meeting. Proof of ownership of Class A or Class B common shares as of the record date, as well as a form of personal identification, must be presented in order to be admitted to the Special Meeting.

The Special Meeting has been convened and will be conducted in accordance with the directions of the Grand Court of the Cayman Islands (the “Grand Court”). There is no formal quorum requirement for a meeting of shareholders convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not seek that the Scheme of Arrangement be sanctioned by the Grand Court unless one or more persons in person or by proxy representing a majority of all common shares outstanding and entitled to vote are present at the Special Meeting, which number of shareholders would constitute a quorum for the conduct of business at a general meeting of the Company. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Assuming the presence of a quorum, the Scheme of Arrangement must be approved by the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of all common shares present and voting on the proposal, whether in person or by proxy. If the requisite majorities are obtained, we will then seek the sanction of the Scheme of Arrangement by the Grand Court. The affirmative vote of a majority of the votes cast by the holders of our common shares, whether in person or by proxy, is required to approve the reduction of share premium of GI plc to allow the creation of distributable reserves proposal.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Special Meeting in person or by proxy. All valid proxies received before the Special Meeting will be voted according to their terms (including telephone proxy). If you submit a properly executed proxy card, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the proposal to approve the Scheme of Arrangement.

•	“FOR” the distributable reserves proposal.

•	“FOR” the proposal to adjourn the Special Meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

If any other business is brought before the Special Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, which we refer to as the “SEC,” in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Special Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Special Meeting and giving notice of revocation. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our board of directors.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this proxy statement and the documents incorporated by reference may include forward-looking statements that reflect our current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions, and statements about the future performance, operations, products and services of the companies.

Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	the ineffectiveness of our business strategy due to changes in current or future market conditions;

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for our insurance products or increased competition due to an increase in capacity of property and casualty insurers;

•	risks inherent in establishing loss and loss adjustment expense reserves;

•	uncertainties relating to the financial ratings of our insurance subsidiaries;

•	uncertainties arising from the cyclical nature of our business;

•	changes in our relationships with, and the capacity of, our general agents;

•	the risk that our reinsurers may not be able to fulfill their obligations;

•	investment performance and credit risk;

•	the risk that legislative and regulatory action by the U.S. Congress could materially and adversely affect our effective tax rate and cash tax position;

•	risks associated with the proposed scheme of arrangement and the creation of a new parent holding company in Ireland;

•	uncertainties relating to governmental and regulatory policies; and

•	tax liabilities such as dividend withholding tax and stamp duty.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in this proxy statement and the documents that we file with the SEC from time to time. You may obtain copies of these documents as described under the heading “Where You Can Find More Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

TRANSACTION STRUCTURE

We are seeking your approval at the Special Meeting of the Scheme of Arrangement that will result in you owning Class A or Class B ordinary shares, as applicable, of Global Indemnity plc, a company incorporated in Ireland (“GI plc”), instead of the Class A or Class B common shares of UAI Ltd. that you currently hold. We use the terms “we,” “our” and “us” in this proxy statement to refer to UAI Ltd. prior to the Transaction and to refer to GI plc and its subsidiaries after the Transaction.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the “Transaction.” The Transaction involves several steps. UAI Ltd. incorporated a new Irish company, GI plc, as a direct subsidiary. On April 20, 2010, the Grand Court ordered the convening of the Special Meeting of UAI Ltd. Class A and Class B common shareholders to approve the Scheme of Arrangement. We will hold the Special Meeting during which we will seek your approval of the Scheme of Arrangement on May 27, 2010. If we obtain the necessary approval from UAI Ltd.’s common shareholders, the Grand Court will hold a second hearing scheduled to be held on or about June 11, 2010 during which we will seek that the Grand Court sanction the Scheme of Arrangement (the “Sanction Hearing”). Assuming we receive the necessary approvals from UAI Ltd.’s common shareholders and the sanction of the Grand Court and the conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Registrar of Companies in the Cayman Islands, at which time the Scheme of Arrangement will become effective. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.”

Various steps of the Transaction will effectively occur simultaneously at the “Transaction Time,” which we anticipate will be after the close of trading on the Nasdaq Global Select Market (“NASDAQ”) on the day the Scheme of Arrangement becomes effective, and before the opening of trading on NASDAQ on the next business day. Please see Annex E to this proxy statement for an expected timetable. GI plc, which is currently wholly-owned by UAI Ltd., was incorporated on March 9, 2010. Since Irish law requires that all public limited companies have at least seven members, GI plc issued a share to each of six other shareholders, these shares being held on a beneficial basis for UAI Ltd. GI plc has only nominal assets and capitalization and has not and, prior to the Transaction Time, will not, engage in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, GI plc will become the parent holding company of UAI Ltd.

At the Transaction Time, the following steps will effectively occur simultaneously:

1. all previously outstanding Class A common shares of UAI Ltd. will be repurchased and cancelled;

2. GI plc will issue Class A ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class A common shares that have been repurchased and cancelled;

3. holders of UAI Ltd. Class A common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

4. all previously outstanding UAI Ltd. Class B common shares will be repurchased and cancelled;

5. GI plc will issue Class B ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class B common shares that have been repurchased and cancelled;

6. holders of UAI Ltd. Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares (into which UAI Ltd. Class B common shares are, save in limited circumstances, convertible upon sale) on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

7. UAI Ltd. will issue 100 UAI Ltd. Class A common shares to GI plc (which will constitute all of UAI Ltd.’s issued shares at such time);

8. all previously outstanding ordinary shares of GI plc, which prior to the Transaction Time will be held by UAI Ltd. and its nominees, shall be reclassified as deferred shares and shall cease to carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and shall only confer the right on a return of capital to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and may be acquired by GI plc for no consideration; and

9. UAI Ltd. will file an election to be treated as an entity disregarded from GI plc for U.S. federal income tax purposes. This election will be effective two days after the Transaction Time.

GI plc Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the Class A and Class B common shareholders of UAI Ltd. will become Class A and Class B ordinary shareholders of GI plc, respectively, and UAI Ltd. will become a wholly owned subsidiary of GI plc. The number of Class A and Class B ordinary shares issued and outstanding will be reduced as a result of the one-for-two exchange pursuant to the Transaction. The number of authorized shares of GI plc will equal the sum of (i) the number of authorized shares of UAI Ltd. immediately prior to the Transaction and (ii) 40,000 ordinary shares, with par value of €1 per share (the “Euro Share Capital”). Please see “Description of Global Indemnity plc Share Capital — Capital Structure.” The one-for-two exchange will uniformly reduce the number of UAI Ltd.’s common shares outstanding (subject to the treatment of fractional shares). The exchange ratio will not affect any shareholder’s percentage ownership interest or relative voting power (subject to the treatment of fractional shares, see “Summary — Fractional Shares”).

The current board of directors of UAI Ltd. will become the board of directors of GI plc. It is intended that at all material times, GI plc will have its tax residence in Ireland and will be Irish incorporated. In addition to GI plc being incorporated in Ireland and being governed by Irish law, we will set up a subsidiary in Ireland, principally to carry on certain business activities for UAI Ltd. and its subsidiaries, including information technology, actuarial and accounting services and to establish a base in Europe.

In connection with the completion of the Transaction, GI plc will assume UAI Ltd.’s existing obligations in connection with awards granted under UAI Ltd.’s equity incentive plans and other similar employee awards and UAI Ltd.’s existing shareholder agreement. Based on the Transaction and the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

Our board of directors has fixed the close of business on April 20, 2010 as the record date for the Special Meeting. On the record date, 36,508,907 Class A and 24,122,744 Class B common shares were issued and outstanding, respectively.

The following diagram depicts our organizational structure before and after the Transaction. The diagram does not depict any of the legal entities owned by UAI Ltd. (with the initial exception of GI plc).

BEFORE	AFTER

*	Outstanding ordinary shares adjusted to reflect the one-for-two exchange of GI plc Class A and Class B ordinary shares for UAI Ltd. Class A and Class B common shares pursuant to the Transaction (subject to the treatment of fractional shares).

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following matters:

1.  To approve a Scheme of Arrangement under Cayman Islands law attached as Annex A to this proxy statement pursuant to which Class A and Class B ordinary shares of GI plc will be exchanged, on a one-for-two basis, for UAI Ltd. Class A and Class B common shares, respectively; provided that, holders of UAI Ltd. common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of such fractional shares, which would otherwise be issued. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. Many of the principal attributes of UAI Ltd.’s Class A and Class B common shares and GI plc’s Class A and Class B ordinary shares, respectively, will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Cayman Islands law. In addition, there are differences between UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences under “Description of Global Indemnity Plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The forms of GI plc’s memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B.

2.  If the Scheme of Arrangement is approved at the Special Meeting, you will also be asked at the Special Meeting to vote on a proposal to approve the creation of distributable reserves of GI plc (through the reduction of the share premium account of GI plc) that was previously approved by UAI Ltd. and the other current shareholders of GI plc (as described in this proxy statement). Approval of the distributable reserves proposal is not a condition to the Scheme of Arrangement becoming effective.

3.  To vote on a proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting. Approval of the adjournment proposal is not a condition to the Scheme of Arrangement becoming effective or to the creation of distributable reserves.

Q:	Who can vote?

A:	April 20, 2010 is the record date for the Special Meeting. If you owned Class A or Class B common shares at the close of business on April 20, 2010, you are entitled to vote at the Special Meeting and any adjournments or postponements thereof. On the record date, we had 36,508,907 Class A common shares and 24,122,744 Class B common shares outstanding, respectively. We will begin mailing this proxy statement on or about April 23, 2010 to all shareholders entitled to vote.

Since the required vote for approval of the Scheme of Arrangement consists of the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of all Class A and Class B common shares present and voting on the proposal, whether in person or by proxy, the Class B common shares will effectively have the same voting power as the Class A common shares for purposes of this proposal. Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Special Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on April 20, 2010. If you vote your shares in this manner, the shares will be counted towards the “majority in value” requirement but will not be counted towards the “majority in number” requirement as the Company will consider the way in which the holder of record has voted as a whole to ascertain whether the holder of record has voted for or against the proposal.

Q:	How will shares of GI plc differ from shares of UAI Ltd.?

A:	GI plc Class A and Class B ordinary shares will be similar to UAI Ltd. Class A and Class B common shares, respectively. However, although we do not believe they are material, there are differences between what your rights as a Class A or a Class B ordinary shareholder will be under Irish law and what they currently are as a Class A or a Class B common shareholder under Cayman Islands law. In addition, there are differences between the organizational documents of GI plc and UAI Ltd. These differences include the following:

• The GI plc board of directors may only issue shares to the extent shareholders have approved such issuances during the prior five years (although it is intended that this authority will be granted for a period of five years from the date of adoption of GI plc’s articles of association with respect to its authorized share capital);

• Subsidiaries of GI plc may only purchase GI plc ordinary shares to the extent shareholders have approved such purchases during the prior 18 months; and

• Shareholder approval is required to eliminate statutory pre-emption rights (although it is intended that this be disapplied for a period of five years from the date of adoption of GI plc’s articles of association with respect to its authorized share capital).

We discuss these and other differences in detail under “Description of Global Indemnity Plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The forms of GI plc’s memorandum and articles of association are attached to this proxy statement as Annex B.

Q:	Why do you want to create a new parent holding company in Ireland?

A:	Our board of directors has determined that it is in the best interest of both UAI Ltd. and its valued shareholders to create a new parent holding company in Ireland. You will own the shares issued by this new parent holding company. We have chosen to create this new parent holding company in Ireland, through the Transaction, for many reasons, including but not limited to the following:

• Ireland has strong international relationships as a member of the European Union (“EU”) and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries, including the United States. As a result, we believe Ireland offers a stable long-term legal and regulatory environment for us. In addition, while Ireland has a well-developed and stable tax regime, the Cayman Islands has generally no system of direct corporate taxation. We therefore expect that this change of incorporation will improve our global tax position by lowering our exposure to possible changes in tax legislation directed towards companies incorporated in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

• We believe we will benefit from relocating to a jurisdiction that offers a more sophisticated financial and commercial infrastructure. In addition, Ireland offers a modern technological infrastructure as well as access to European multinational corporations having U.S. operations.

• Ireland has a sophisticated well-developed corporate, legal and regulatory environment and a highly educated and motivated professional workforce.

• Ireland, like the Cayman Islands, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to UAI Ltd. and its shareholders.

• Ireland has a stable and well-developed legal system, which we believe encourages high standards of corporate governance and provides shareholders with substantial rights. We believe that, on the whole, the perception of an Irish company among regulatory authorities, investors, creditors and customers is generally more favorable than that of a Cayman Islands company.

As a result of these factors, our board of directors determined that it was advisable to effect the Transaction. Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” for more information. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the approval of the Scheme of Arrangement.

Q:	Will the Transaction affect our current or future operations?

A:	We believe that the Transaction will have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:	How will the Transaction affect our presence in the United States?

A:	There are no changes planned for our U.S. operations or workforce as a result of the Transaction.

Q:	What will our corporate presence be in Ireland?

A:	In addition to GI plc being incorporated in Ireland and being governed by Irish law, we will incorporate a new subsidiary in Ireland, principally to carry on certain business lines for UAI Ltd. and its subsidiaries, including information technology, actuarial and accounting services and to establish a base in Europe. In general, we will hold at least half of our board of directors meetings in Ireland.

Q:	Will the Transaction dilute my economic interest?

A:	No. Your relative economic ownership in us will not change as a result of the Transaction, except that, holders of common shares otherwise entitled to a fractional ordinary share in GI plc as a result of the one-for-two exchange will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Transaction holders of GI plc ordinary shares to the extent there are currently UAI Ltd. shareholders who would otherwise receive less than one share of GI plc ordinary shares after the one-for-two exchange. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. Please see “Summary — Fractional Shares.”

Additionally, we cannot assure you that the market price per share of GI plc after the Transaction will increase in proportion to the reduction in the number of UAI Ltd. common shares outstanding before the Transaction. Please see “Risk Factors — The total market capitalization of GI plc ordinary shares after the Transaction may be lower than the total market capitalization of UAI Ltd. common shares before the Transaction.”

Q:	How will the Transaction affect our financial reporting?

A:	After the Transaction, we will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and report in U.S. dollars, and will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC, as we currently do. If required by Irish law, in connection with annual general meetings of GI plc commencing with our 2010 annual general meeting, audited consolidated annual financial statements prepared in accordance with Irish GAAP, International Financial Reporting Standards (“IFRS”) or Irish company law (which for the first four financial years after the incorporation of GI plc permits the use of U.S. GAAP insofar as it does not contravene any provisions of the Irish Companies Acts or any relevant regulations made thereunder), which we refer to as the “Statutory Financial Statements,” will also be made available to shareholders in addition to the information they currently receive.

Q:	What impact will the Transaction have on our current debt arrangements?

A:	There will be no material impact on our outstanding notes.

Q:	Will the Transaction impact our ability to access the capital and bank markets in the future?

A:	We expect to be able to access the capital and bank markets as efficiently as we can today. Because the number of issued and outstanding GI plc ordinary shares will be less than the number of issued and outstanding UAI Ltd. common shares immediately prior to the Transaction as a result of the one-for-two exchange ratio pursuant to the Transaction, the number of authorized but unissued GI plc ordinary shares will be greater on a relative basis. These additional shares of authorized GI plc ordinary shares would be available for issuance at the discretion of GI plc board of directors from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, and acquisitions of companies or assets. We believe that the availability of the additional authorized but unissued GI plc ordinary shares would provide GI plc with additional flexibility to meet business and financing needs as they arise.

Q:	What effect would the failure to complete the Transaction have on us?

A:	We have incurred and will incur certain costs whether or not the Transaction is completed. We will consider all possible alternatives in the event that the Transaction is not completed. For more information, please see “Risk Factors.”

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax, Irish tax and Cayman Islands tax consequences of the Transaction to UAI Ltd. common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Q:	Is the Transaction taxable to me?

A:	Under U.S. federal income tax law, holders of common shares of UAI Ltd. generally will not recognize gain or loss in the Transaction except to the extent of the cash, if any, received in lieu of a fractional share that would otherwise be issued by GI plc. Certain U.S. persons who directly or indirectly own UAI Ltd. common shares may, however, recognize gain if UAI Ltd. was classified as a “passive foreign investment company,” or “PFIC,” for prior taxable years during which such U.S. holder held UAI Ltd. common shares (which we do not believe to be the case), and GI plc is not a PFIC after the Transaction. In addition, certain U.S. persons who directly, indirectly or constructively owned 10% or more of the voting power of UAI Ltd. at any time during the five year period ending on the date of the Transaction may recognize all or a portion of their gain as dividend income, and not capital gain, pursuant to Section 367(b) of the United States Internal Revenue Code of 1986, as amended, to the extent of their share of the unremitted earnings and profits of UAI Ltd. and its non-U.S. subsidiaries. Moreover, in the event that UAI Ltd. and its subsidiaries engage in certain internal restructuring transactions in connection with the Transaction, certain U.S. persons who own or are treated under U.S. tax rules as owning 5% or more of the voting power or value of GI plc’s ordinary shares immediately after the Transaction may be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain in the Transaction. Please see “Indemnification Agreements.” Under Irish tax law, no tax is due for UAI Ltd.’s Class A and Class B common shareholders in the Transaction unless such shareholders have some connection with Ireland other than holding GI plc ordinary shares. Please see “Material Tax Considerations.”

Q:	Is the Transaction a taxable transaction for UAI Ltd. or GI plc?

A:	No. The Transaction will not be a taxable transaction for UAI Ltd. or GI plc. In addition, the payment of cash for fractional shares that would otherwise be issued generally should not be taxable to UAI Ltd. or GI plc, if the total cash issued for the fractional shares is less than 1% of the market capitalization of UAI Ltd.

Q:	Will the Transaction impact our effective tax rate in 2009 — or expectations for later years?

A:	The Transaction is not anticipated to have any material impact on our effective tax rate.

Q:	Does it matter, for tax or other reasons, whether I hold my shares “beneficially” or “of record”?

A:	Yes. In general, UAI Ltd. shareholders hold their shares in one of two ways. Some shareholders are directly registered in their own names on UAI Ltd. shareholder records, as maintained by UAI Ltd.’s transfer agent (currently StockTrans, Inc). In this proxy statement, we generally refer to these shareholders as holding their shares “directly” or “of record.” Most of the Class A common shares are held through banks, brokers, trustees, custodians or other nominees who in turn hold their shares through DTC. We generally refer to these shares as being held “beneficially,” and to these banks, brokers, trustees, custodians or other nominees as “brokers.”

There are different procedures for voting and attending the meeting, depending on how shareholders hold their shares. Please see “The Special Meeting — Record Date, Voting Rights, Vote Required for Approval” and “The Special Meeting — How You Can Vote.”

In addition, following the Transaction shareholders may be treated differently under certain aspects of Irish law depending on whether they hold shares beneficially through brokers who in turn hold those shares through DTC. Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” and “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Q:	Will there be an Irish withholding tax on dividends on our shares?

A:	For the majority of shareholders, there will not be any Irish withholding tax on dividends, if declared. Irish dividend withholding tax (if any) arises in respect of dividends paid after completion of the Transaction. Whether we are required to deduct Irish dividend withholding tax from such dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement.

Shares held by U.S. resident shareholders

Dividends paid on our shares that are owned by residents of the U.S. generally will not be subject to Irish dividend withholding tax.

For shares held beneficially through DTC, dividends will not be subject to Irish dividend withholding tax if the address of the relevant shareholder in his or her broker’s records is in the U.S. To provide proof of a U.S. address, shareholders should have a Form W-9, or other similar form, showing a U.S. address or a valid U.S. taxpayer identification number on file with their broker. If shareholders are uncertain whether they have a Form W-9, or other similar form, on file with their broker, they should confer with their broker to confirm and complete a Form W-9, or other similar form, if one is not on record.

For shares held directly, dividends will not be subject to Irish dividend withholding tax if the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to our transfer agent. If shareholders are uncertain whether they have a Form W-9, or other similar form, on file with our transfer agent, they should confer with our transfer agent and complete a Form W-9, or other similar form, if one is not on record.

However, where such shareholders acquire all of their shares after February 17, 2010, they will have to complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without withholding tax. Such shareholders must provide the appropriate Irish forms to our transfer agent at least 14 business days before the record date for the first dividend payment to which they are entitled.

Shares held by residents of “relevant territories” other than the U.S.

Dividends paid to our shareholders who are residents of “relevant territories” other than the U.S. generally will not be subject to Irish dividend withholding tax, but those shareholders will need to provide Irish tax forms in order to receive their dividends without any Irish dividend withholding tax as summarized below.

Our shareholders who are residents of “relevant territories” other than the U.S. who held shares on or before February 17, 2010 generally will receive dividends, if any, without any Irish dividend withholding tax, if paid on or before September 30, 2010. For such shares held beneficially through DTC, if dividends are paid on or before September 30, 2010, such dividends will be paid without any Irish dividend withholding tax if the address of the relevant shareholder in his or her broker’s records as evidenced by a Form W-8 is in a “relevant territory” other than the U.S. For such shares held directly, if dividends are paid on or before September 30, 2010, such dividends will be paid without any Irish dividend withholding tax if the shareholder has provided a valid U.S. tax form showing an address in a “relevant territory” other than the U.S. to our transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire all of their shares after February 17, 2010 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially through DTC), or to our transfer agent at least 14 business days before such record date (in the case of shares held directly).

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends paid after September 30, 2010 without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers before the record date for the first dividend paid in 2010 (in the case of shares held beneficially), or to our transfer agent at least 14 business days before such record date (in the case of shares held directly).

Shares held by residents of countries that are not “relevant territories”

Our shareholders who do not reside in “relevant territories” will generally be subject to Irish dividend withholding tax (currently at the rate of 20%), but there are a number of other exemptions that could apply on a case-by-case basis. Such shareholders should seek their own advice as to whether and how they may claim such exemptions.

Important information for all shareholders about Irish dividend withholding tax

We will rely on information received directly or indirectly from brokers and our transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described above. We strongly recommend that shareholders who will need to complete Irish forms as described above do so and provide them to their brokers or our transfer agent, as the case may be, as soon as possible. Shareholders who do not need to complete Irish forms should ensure that their residence or required U.S. tax information has been properly recorded by their brokers or provided to our transfer agent, as the case may be, as described above in each case on Form W-9, or other similar form. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html. In most cases, individual shareholders resident in a relevant territory should complete a non-resident Form V2A and corporate shareholders resident in a relevant territory should complete a non-resident Form V2B. Where a shareholder is neither an individual nor a company but is resident in a relevant territory, it should complete a non-resident Form V2C. Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.

Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish dividend withholding tax on dividends.

Q:	Will there be Irish income tax on dividends on our shares?

A:	For the majority of shareholders, there will not be any Irish income tax on dividends.

Dividends paid on our shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax unless they have some connection to Ireland other than holding our shares. Our shareholders who receive their dividends subject to Irish dividend withholding tax will have no further liability to Irish income tax on the dividend unless they have some other connection with Ireland.

This answer does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes. Such shareholders should seek their own advice.

Please see “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on GI plc Ordinary Shares” for a more detailed description of the Irish income tax on dividends.

Q:	Will there be an Irish stamp duty on the transfer of our shares?

A:	Irish stamp duty (if any) becomes payable in respect of share transfers occurring after completion of the Transaction.

Shares held through DTC

It is anticipated that the majority of GI plc Class A ordinary shares will be held in DTC. Accordingly, for the majority of transfers of GI plc Class A ordinary shares, there will not be any Irish stamp duty. A transfer of GI plc Class A ordinary shares from a seller who holds shares through DTC to a buyer who holds the acquired shares through DTC will not be subject to Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of GI plc Class A ordinary shares (i) by a seller who holds Class A ordinary shares outside of DTC to any buyer, or (ii) by a seller who holds the shares through DTC to a buyer who holds the acquired shares outside of DTC, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher) payable by the buyer.

A shareholder who holds GI plc Class A ordinary shares outside of DTC may transfer those shares into DTC (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and at the time of the transfer into DTC (or out of DTC) there is no agreement for the sale of the shares by the beneficial owner to a third party. In order to benefit from this exemption from Irish stamp duty, the seller must confirm to GI plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and there is no agreement for the sale of the shares by the beneficial owner to a third party.

Because of the potential Irish stamp duty on transfers of GI plc ordinary shares, UAI strongly recommends that all directly registered shareholders open broker accounts so they can transfer their Class A ordinary shares into DTC as soon as possible. UAI also strongly recommends that any person who wishes to acquire GI plc Class A ordinary shares after completion of the Transaction acquires such shares through DTC.

Payment of Stamp Duty

GI plc’s official share register must be maintained in Ireland. Registration in this share register will be determinative of membership in GI plc. Only members of GI plc will be entitled to receive dividends. Subject to certain exceptions, only members of GI plc will be entitled to vote in general meetings of GI plc.

A written instrument of transfer is required under Irish law in order for a transfer of the legal ownership of shares to be registered on GI plc’s official share register. Such instruments of transfer may be subject to Irish stamp duty, which must be paid prior to the official share register being updated.

A holder of Class A ordinary shares in GI plc who holds shares through DTC will not be the legal owner of such shares, instead, the depository (for example, Cede & Co., as nominee for DTC) will be the holder of record of such shares. Therefore, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in GI plc’s official share register, i.e., the depository will remain the record holder of such shares.

GI plc’s articles of association as they will be in effect after the Transaction delegate to GI plc’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been lodged with the Company.

To the extent that stamp duty is due but has not been paid, GI plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) the outstanding stamp duty in respect of a transfer of shares. GI plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, GI plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the GI plc shares on which we have paid stamp duty.

Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty.

Q:	Will the Transaction have any impact on our ability to pay dividends or buy back shares?

A:	We have not historically paid dividends and do not plan to do so in the foreseeable future. Under Irish law, dividends must be paid (and share repurchases must generally be funded) out of “distributable reserves,” which GI plc will not have immediately following the Transaction Time. Please see “Description of Global Indemnity plc Share Capital — Dividends” and “Description of Global Indemnity Plc Share Capital — Share Repurchases, Redemptions and Conversions.” If the Scheme of Arrangement is approved, Class A and Class B common shareholders of UAI Ltd. also will be asked at the Special Meeting to approve the creation of distributable reserves of GI plc (through the reduction of the share premium account of GI plc), in order to permit us to pay dividends (and repurchase or redeem shares) after the Transaction. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A and Class B common shareholders of UAI Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, GI plc may not have sufficient distributable reserves to pay dividends (or to repurchase or redeem shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

Q:	Will the Transaction have any material impact on another company’s ability to acquire UAI?

A:	No. In general, the Transaction should not materially affect the ability of another company to acquire us or for us to acquire another company. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Approval of Business Combinations,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Business Combinations with Interested Shareholders,” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Other Anti-Takeover Measures.”

Q:	When do you expect the Transaction to be completed?

A:	We are working towards completing the Transaction as quickly as possible and, assuming the Scheme of Arrangement is approved by the requisite vote of UAI Ltd.’s Class A and Class B common shareholders and sanctioned by the Grand Court and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), we expect to do so as soon as practicable following the receipt of the necessary approvals. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.” We currently expect to complete the Transaction up to three weeks following the court hearing to sanction the Scheme of Arrangement. Please see Annex E to this proxy statement for an expected timetable. However, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective and before the Transaction Time, without obtaining the approval of UAI Ltd.’s common shareholders, even though the Scheme of Arrangement may have been approved by UAI Ltd.’s common shareholders and sanctioned by the Grand Court and all other conditions to the Transaction may have been satisfied. Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

Q:	What will I receive for my UAI Ltd. Class A or Class B common shares?

A:	Holders of Class A common shares will receive one Class A ordinary share of GI plc for each two whole Class A common shares of UAI Ltd. held immediately prior to the completion of the Transaction. Holders of Class A common shares otherwise entitled to a fractional share of GI plc as a result of the Transaction will receive a cash payment (without interest) in lieu of such fractional share. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. Please see “Summary — Fractional Shares.”

Holders of Class B common shares will receive one Class B ordinary share of GI plc for each two whole Class B common shares of UAI Ltd. held immediately prior to the completion of the Transaction. Holders of Class B common shares otherwise entitled to a fractional share of GI plc as a result of the Transaction will receive a cash payment (without interest) in lieu of such fractional share. We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. Please see “Summary — Fractional Shares.”

Q:	If the Scheme of Arrangement is approved, do I have to take any action to cancel my UAI Ltd. shares and receive GI plc ordinary shares?

A:	Assuming the Scheme of Arrangement becomes effective, your UAI Ltd. common shares will be repurchased and cancelled (and the register of shareholders of UAI Ltd. will be so updated) and GI plc ordinary shares will be issued without any action on your part, regardless of whether you currently hold UAI Ltd. Class A common shares in certificated form. All of GI plc’s shares will be issued in uncertificated form. Consequently, following the Transaction, UAI Ltd. share certificates with respect to Class A common shares will cease to have effect as documents of title. The transfer agent will make an electronic book-entry in the name of the holders of the Class A ordinary shares and will mail them a statement evidencing their ownership of GI plc Class A ordinary shares. Please see “Proposal Number One: The Transaction — No Action Required to Cancel UAI Ltd. Shares and Receive GI plc ordinary shares.”

Q:	Can I trade UAI Ltd. Class A common shares between the date of this proxy statement and the effective date of the Transaction?

A:	Yes. The UAI Ltd. Class A common shares will continue to trade during this period.

Q:	How will the Transaction affect the listing of UAI Ltd. Class A common shares on NASDAQ?

A:	We expect that, immediately following the Transaction Time, the GI plc Class A ordinary shares will be listed on NASDAQ under the new symbol “GBLI.” We do not plan to be listed on the Irish Stock Exchange at the present time.

Q:	What vote of UAI Ltd. shareholders is required to approve the proposals?

A:	The Scheme of Arrangement must be approved by the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of all common shares present and voting on the proposal, whether in person or by proxy. Generally, each holder of a Class A common share is entitled to one vote per share and each holder of a Class B common share is entitled to ten votes per share. However, because of the required vote for the Scheme of Arrangement, the voting power of Class B common shares will effectively be the same voting power as for the Class A common shares for this proposal.

The affirmative vote of a majority of the votes cast by our common shares, whether in person or by proxy, is required to approve the distributable reserves proposal, and, if necessary, to approve the adjournment proposal. For purposes of these two proposals, the usual increased voting power of the Class B common shares will apply. Please see “The Special Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Q:	What quorum is required for action at the Special Meeting?

A:	There is no formal quorum requirement for a meeting of shareholders convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not seek that the Scheme of Arrangement be sanctioned by the Grand Court unless one or more persons in person or by proxy representing a majority of all common shares outstanding and entitled to vote are present at the Special Meeting, which would constitute a quorum for the conduct of business at a general meeting of the Company.

Q:	What is the effect of Broker Non-Votes and Abstentions?

A:	A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Class A and Class B common shares owned by shareholders electing to abstain from voting with respect to any proposal and broker non-votes will be counted towards the determination of a quorum but will not be considered present and voting with respect to the matters to be voted upon at the Special Meeting. Therefore, abstentions and broker non-votes will have no effect on the outcome of such proposals.

Q:	What vote does my board of directors recommend?

A:	The UAI Ltd. board of directors unanimously recommends that UAI Ltd.’s Class A and Class B common shareholders vote:

• “FOR” the proposal to approve the Scheme of Arrangement.

• “FOR” the distributable reserves proposal.

• “FOR” the proposal to adjourn the Special Meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

Q:	How do I attend the Special Meeting?

A:	All Class A and Class B common shareholders are invited to attend the Special Meeting at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda, commencing at 9:00 am, Bermuda time, on May 27, 2010. Proof of ownership of Class A or Class B common shares as of the record date, as applicable, as well as a form of personal identification, must be presented in order to be admitted to the Special Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Special Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on April 20, 2010. If you vote your shares in this manner, the shares will be counted towards the “majority in value” requirement but will not be counted towards the “majority in number” requirement as only the vote of the shareholder of record will be considered for this requirement.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Special Meeting.

Q:	How do I vote?

A:	BY PROXY

If you properly fill in your proxy card and send it to us in time to vote (or direct the voting of your Class A and/or Class B common shares by telephone as described on your proxy card by the required time), your proxy, meaning the individual named on your proxy card (or when giving your proxy via telephone) will vote your shares as you have directed. If you sign the proxy card (or give your proxy via telephone) but do not make specific choices, your proxy will vote your shares as recommended by the board of directors. If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Special Meeting other than those discussed in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge you to vote. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

Shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

IN PERSON

You may vote shares held directly in your name as the shareholder of record in person at the Special Meeting. If you choose to vote your shares in person at the Special Meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Special Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on April 20, 2010. If you vote your shares in this manner, the shares will be counted towards the “majority in value” requirement but will not be counted towards the “majority in number” requirement as only the vote of the shareholder of record will be considered for this requirement.

Q:	How can I submit my proxy?

A:	You may submit your proxy either by mail or by telephone (at the number set forth in the accompanying proxy card). In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by 5:00 pm, Bermuda time, on May 26, 2010 but, if your proxy is not so lodged, it may be handed to the chairman of the Special Meeting at the Special Meeting. If you submit a proxy by telephone, then you may submit your voting instructions up until 6:00 am, Bermuda time, on May 27, 2010.

Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters. An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether any proposal has received the required approval, although they will be counted in the quorum.

If you hold shares beneficially through your broker, we recommend that you contact your broker. Your broker can instruct you how your common shares can be voted. Your broker may not be able to vote your common shares unless the broker receives appropriate instructions from you.

Q:	How do I vote by proxy?

A:	If you properly fill in your proxy card (or designate your proxy via telephone and send it to us in time to vote), your proxy, meaning the individual named on your proxy (or designated via telephone), will vote your shares as you have directed. If you sign and return the proxy card but do not indicate how your proxy should vote with regard to specific proposals, your proxy will vote your shares as recommended by the board of directors:

• “FOR” the proposal to approve the Scheme of Arrangement.

• “FOR” the distributable reserves proposal.

• “FOR” the proposal to adjourn the Special Meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Special Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Special Meeting, we urge you to timely submit your proxy card or designate your proxy via telephone. Returning the proxy card, or designating your proxy via telephone, will not affect your right to attend the Special Meeting and vote at the meeting.

Q:	If my UAI Ltd. common shares are held beneficially through my broker, will my broker vote my shares for me?

A:	We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your common shares. Your broker may not be able to vote your common shares unless the broker receives appropriate instructions from you.

Q:	How will Fox Paine & Company, LLC vote?

A:	At the close of business on the record date, Fox Paine & Company, LLC (“Fox Paine & Company”) and affiliated investment funds of Fox Paine & Company (together with Fox Paine & Company, the “Fox Paine Entities”) beneficially owned approximately 22.6% of our Class A common shares and all of our Class B common shares, together representing approximately 53.4% of all outstanding common shares. The Fox Paine Entities have indicated their present intention to vote, or cause to be voted, subject as below, all shares beneficially owned by them in favor of all of the proposals at the Special Meeting.

Q:	May I revoke my proxy?

A:	Yes. If you change your mind after providing your proxy, you may revoke it at any time before it is voted at the Special Meeting by (1) filing with our Chief Executive Officer a written instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Special Meeting and giving notice of revocation. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy. If you submitted your proxy by telephone, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 6:00 am, Bermuda time, on May 27, 2010.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Q:	How will my proxy get voted?

A:	If you properly complete, sign and date the enclosed proxy card and send it to us (or designate your proxy via telephone), your proxy holder (the individual named on the enclosed proxy card or designated via telephone) will vote your Class A and/or Class B common shares as you have directed.

If you do not specify on the enclosed proxy card that is submitted how you want to vote your Class A and Class B common shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement as recommended by the board of directors.

Q:	What are the costs of soliciting these proxies and who will pay them?

A:	UAI will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Where can I find the voting results?

A:	We intend to publicly disclose the voting results on a Form 8-K within 4 business days following the completion of our Special Meeting, which will be held on May 27, 2010. We will also publish the voting results in our Form 10-Q for the second quarter of 2010. You will be able to find the Form 8-K and the Form 10-Q on our website at www.uai.ky. The contents of our website are not a part of this proxy statement.

Q:	Do Directors Attend the Special Meeting?

A:	While we do not have a formal policy regarding board member attendance at the Special Meeting, we encourage each member of the board of directors to attend all meetings of shareholders.

Q:	Whom should I call if I have questions about the Special Meeting or the Transaction?

A:	You should contact the following:

Our proxy solicitor:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
(800) 501-4416 (toll-free from the US and Canada)
+1 (866) 742-1973 (toll-free from the EU)
(212) 806-6859 (call collect)

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of GI plc, substantially in the forms attached to this proxy statement as Annex B, will govern GI plc after the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

UAI Ltd.  UAI Ltd., through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a U.S. and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s four principal divisions include:

Insurance Operations:

•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority; and

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.

Reinsurance Operations:

•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.

GI plc.  GI plc is a newly formed Irish company and is currently wholly-owned by UAI Ltd., except for six shares that are held in trust for UAI Ltd. by six nominees to satisfy Irish legal requirements with respect to the shareholding structure of an Irish public limited company. GI plc has only nominal assets and capitalization and has not and, prior to the Transaction Time, will not engage in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, GI plc will become the parent holding company of UAI Ltd. The principal executive offices of GI plc are located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, United States of America, and the telephone number at that address is (610) 664-1500. The registered office of GI plc is located at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland and the telephone number at that address is +353 1618 0517.

The Transaction

The Transaction will result in you owning shares of a company incorporated in Ireland, rather than the Cayman Islands. As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction, which is part of a broader “Reorganization.” The Reorganization includes the Transaction, the change of UAI Ltd.’s tax residency from the Cayman Islands to Ireland which will be completed subsequent to the effectiveness of the Transaction, and certain other internal restructuring transactions.

The Transaction involves several steps. UAI Ltd., the Cayman Islands company whose common shares you currently own, incorporated GI plc as a direct subsidiary. On April 20, 2010, the Grand Court ordered the convening of the Special Meeting of UAI Ltd. common shareholders to consider, and if thought fit, to approve the Scheme of Arrangement. We will hold the Special Meeting during which we will seek your approval of the Scheme of Arrangement on May 27, 2010. If we obtain the necessary shareholder approval, we will appear at the Sanction Hearing, which is scheduled to be held on or about June 11, 2010 during which we will seek that the Grand Court sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from UAI Ltd.’s common shareholders and the sanction of the Grand Court and the conditions to consummate the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Cayman Islands Registrar of Companies, at which time the Scheme of Arrangement will be effective.

Various steps of the Transaction will effectively occur simultaneously at the Transaction Time. Please see Annex E to this proxy statement for an expected timetable. GI plc, which is currently wholly-owned by UAI Ltd. was incorporated on March 9, 2010. Since Irish law requires that all public limited companies have at least seven members, GI plc issued a share to each of six other shareholders, which shares are being held on a beneficial basis for UAI Ltd. GI plc has only nominal assets and capitalization and has not and, prior to the Transaction Time, will not engage in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, GI plc will become the parent holding company of UAI Ltd.

At the Transaction Time, the following steps will effectively occur simultaneously:

1. all previously outstanding Class A common shares of UAI Ltd. will be repurchased and cancelled;

2. GI plc will issue Class A ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class A common shares that have been repurchased and cancelled;

3. holders of UAI Ltd. Class A common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

4. all previously outstanding UAI Ltd. Class B common shares will be repurchased and cancelled;

5. GI plc will issue Class B ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class B common shares that have been repurchased and cancelled;

6. holders of UAI Ltd. Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares (into which UAI Ltd. Class B common shares are, save in limited circumstances, convertible upon sale) on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

7. UAI Ltd. will issue 100 UAI Ltd. Class A common shares to GI plc (which will constitute all of UAI Ltd.’s issued shares at such time);

8. all previously outstanding ordinary shares of GI plc, which prior to the Transaction Time will be held by UAI Ltd. and its nominees, shall be reclassified as deferred shares and shall cease to carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and shall only confer the right on a return of capital to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and may be acquired by GI plc for no consideration; and

9. UAI Ltd. will file an election to be treated as an entity disregarded from GI plc for U.S. federal tax purposes. This election will be effective two days after the Transaction Time.

GI plc Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the Class A and Class B common shareholders of UAI Ltd. will become Class A and Class B ordinary shareholders of GI plc, respectively, and UAI Ltd. will become a wholly owned subsidiary of GI plc. As a result of the one-for-two exchange, the number of Class A and Class B ordinary shares issued and outstanding will be less than the Class A and Class B common shares previously issued and outstanding under UAI Ltd. The number of authorized shares of GI plc will equal the sum of (i) the number of authorized shares of UAI Ltd. immediately prior to the Transaction and (ii) 40,000 ordinary shares, with par value of €1 per share, such shares to be reclassified as deferred shares on consummation of the Transaction (the “Euro Share Capital”). Please see “Description of Global Indemnity plc Share Capital — Capital Structure.” The one-for-two exchange will be realized in the same ratio for all of our common shares and it will affect all holders of our common shares uniformly and will not affect any shareholder’s percentage ownership interest in GI plc, except that, record holders of common shares otherwise entitled to a fractional share in GI plc as a result of the one-for-two exchange will receive a cash payment in lieu of such fractional share. Please see “— Fractional Shares.” In addition, the Transaction will not affect any shareholder’s proportionate voting power in GI plc as it was in UAI Ltd. immediately prior to the Transaction (subject to the treatment of fractional shares). We intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged.

The current board of directors of UAI Ltd. will become the board of directors of GI plc. At all material times, GI plc will have its tax residence in Ireland and will be Irish incorporated. We also plan to set up a subsidiary in Ireland, principally to carry on certain business activities for UAI Ltd. and its subsidiaries, including information technology, actuarial and accounting services and to establish a base in Europe.

In connection with the completion of the Transaction, GI plc will assume UAI Ltd.’s existing obligations in connection with awards granted under UAI Ltd.’s equity incentive plans and UAI Ltd.’s existing shareholder agreement. Based on the Transaction and the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

We refer to the foregoing transactions, together with the election by UAI Ltd. to be treated as an entity disregarded from GI plc for U.S. federal income tax purposes, as the “Transaction.”

At April 20, 2010, 36,508,907 Class A common shares and 24,122,744 Class B common shares were issued and outstanding. An additional 6,072,584 Class A common shares were held in treasury.

After the Transaction, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by UAI Ltd. before the Transaction. The completion of the Transaction will change the governing law that applies to the company whose common shares you own from Cayman Islands law to Irish law. There are differences between Cayman Islands law and Irish law and between UAI Ltd.’s memorandum and articles of association, on the one hand, and GI plc’s memorandum and articles of association, as they will be in effect after the Transaction, on the other hand. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of some of these differences.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. In addition, in connection with the annual general meeting of GI plc commencing with our 2010 annual general meeting, shareholders of record will, if required by law, be sent Statutory Financial Statements in addition to information shareholders already receive.

Reasons for the Transaction

Our board of directors has determined that it is in the best interest of both UAI Ltd. and its valued shareholders to create a new parent holding company in Ireland. You will own the shares issued by the new parent holding company. We have chosen to create this new parent holding company in Ireland, through the Transaction, for many reasons, including but not limited to the following:

•	Ireland has strong international relationships as a member of the European Union (“EU”) and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries, including the United States. As a result, we believe Ireland offers a stable long-term legal and regulatory environment for us. In addition, while Ireland has a well-developed and stable tax regime, the Cayman Islands has generally no system of direct corporate taxation. We therefore expect that this change of incorporation will improve our global tax position by lowering our exposure to possible changes in tax legislation directed towards companies incorporated in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

•	We believe we will benefit from relocating to a jurisdiction that offers a more sophisticated financial and commercial infrastructure. In addition, Ireland offers a modern technological infrastructure as well as access to European multinational corporations having U.S. operations.

•	Ireland has a sophisticated well-developed corporate, legal and regulatory environment and a highly educated and motivated professional workforce.

•	Ireland, like the Cayman Islands, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to UAI Ltd. and its shareholders.

•	Ireland has a stable and well-developed legal system, which we believe encourages high standards of corporate governance and provides shareholders with substantial rights. We believe that, on the whole, the perception of an Irish company among regulatory authorities, investors, creditors and customers is generally more favorable than that of a Cayman Islands company.

As a result of these factors, our board of directors determined that it was advisable to effect the Transaction. Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” for more information. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the approval of the Scheme of Arrangement.

In the Transaction, the shares of GI plc will be exchanged for shares of UAI Ltd. on a one-for-two basis. The primary purpose of this exchange ratio is to increase the expected per share trading value of the Class A ordinary shares. The one-for-two exchange would allow a broader range of institutions to invest in the Class A ordinary shares (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Class A ordinary shares. The one-for-two exchange would also help increase analyst and broker interest in the Class A ordinary shares, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Further, the Class A common shares currently trade on NASDAQ. NASDAQ has several continued listing criteria that companies must satisfy in order to remain listed thereon. Currently, UAI meets all of NASDAQ’s continued listing criteria, including the minimum closing bid price requirement. The one-for-two exchange pursuant to the Transaction will further strengthen UAI’s ability to have a higher bid price for its shares and comply with the minimum closing bid requirement. On April 20, 2010, the closing price of the Class A common shares was $9.80 per share.

Tax Considerations

Under U.S. federal income tax law, holders of Class A and Class B common shares of UAI Ltd. generally will not recognize gain or loss in the Transaction except to the extent of the cash, if any, received in lieu of a fractional share that would otherwise be issued by GI plc. Certain U.S. persons who directly or indirectly own UAI Ltd. common shares may, however, recognize gain if UAI Ltd. was classified as a “passive foreign investment company,” or “PFIC,” for prior taxable years during which such U.S. holder held UAI Ltd. common shares (which we do not believe to be the case), and GI plc is not a PFIC after the Transaction. In addition, certain U.S. persons who directly, indirectly or constructively owned 10% or more of the voting power of UAI Ltd. at any time during the five-year period ending on the date of the Transaction may recognize all or a portion of their gain as a deemed dividend, and not capital gain, pursuant to Section 367(b) of the Code to the extent of their share of the unremitted earnings and profits of UAI Ltd. and its non-U.S. subsidiaries. Moreover, in the event that UAI Ltd. and its subsidiaries engage in certain internal restructuring transactions in connection with the Transaction, certain U.S. persons who own or are treated under U.S. tax rules as owning 5% or more of the voting power or value of GI plc’s ordinary shares immediately after the Transaction may be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain in the Transaction. Under Irish tax law, no tax is due for UAI Ltd. Class A and Class B common shareholders in the Transaction unless such shareholders have some connection with Ireland other than holding GI plc ordinary shares. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and Irish tax consequences of the Transaction to UAI Ltd. Class A and Class B common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Rights of Shareholders

Many of the principal attributes of UAI Ltd.’s Class A and Class B common shares and GI plc’s Class A and Class B ordinary shares, respectively, will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Cayman Islands law. In addition, there are differences between UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Global Indemnity Plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The memorandum and articles of association of GI plc, substantially in the forms attached to this proxy statement as Annex B, will govern GI plc after the completion of the Transaction.

Fractional Shares

Irish law does not permit the issue of fractional shares. Therefore, we cannot issue certificates representing fractional shares. Shareholders who would otherwise receive fractional ordinary shares in GI plc because the number of common shares they held before the Transaction is not evenly divisible by the exchange ratio of one-for-two will receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Shareholders who would otherwise receive fractional shares as a result of the Transaction will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they would otherwise receive. The cash payment is subject to applicable federal and state income tax and state abandoned property laws and in the case of those shareholders that are resident or ordinarily resident in Ireland for tax purposes, may be subject to Irish capital gains tax at 25%. Shareholders will not be entitled to receive interest for the period of time between the effective time of the Transaction and the date payment is received.

Holders of UAI Ltd. Class A and Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares, which would otherwise be issued to them, in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares (into which UAI Ltd. Class B common shares are convertible upon sale) on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement. These cash payments will result in the number of holders of GI plc ordinary shares post-Transaction being less than the number of holders of UAI Ltd. common shares to the extent there are currently

UAI Ltd. shareholders who would otherwise receive less than one share of GI plc ordinary shares after the one-for-two exchange.

Upon the implementation of the one-for-two exchange, including the payment of cash in lieu of fractional shares, we intend to treat UAI Ltd. common shares held beneficially through a bank, broker, custodian or other nominee, who in turn hold such shares through DTC, in the same manner as registered shareholders of UAI Ltd. whose shares are registered in their names in order to calculate the number of shares to be exchanged. Banks, brokers, custodians or other nominees will be instructed to effect the one-for-two exchange for their beneficial holders holding our common shares in street name. UAI Ltd. shareholders who beneficially hold our common shares with a bank, broker, custodian or other nominee are encouraged to contact their banks, brokers, custodians or other nominees to confirm their procedures for processing the one-for-two exchange.

NASDAQ Listing

We expect that, immediately following the Transaction Time, the GI plc Class A ordinary shares will be listed on NASDAQ under the new symbol “GBLI.” We do not plan to be listed on the Irish Stock Exchange at the present time.

Court Sanction of the Scheme of Arrangement

We cannot complete the Transaction without the sanction of the Scheme of Arrangement by the Grand Court. Subject to the Class A and Class B common shareholders of UAI Ltd. approving the Scheme of Arrangement by the required majorities, a Grand Court hearing will be required to seek the sanction of the Scheme of Arrangement. At the Sanction Hearing, the Grand Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of UAI Ltd. and GI plc. UAI Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A and Class B common shareholders which the Grand Court may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Grand Court will determine, among other things, whether the Scheme of Arrangement is fair to UAI Ltd.’s Class A and Class B common shareholders, respectively.

Creation of Distributable Reserves

Under Irish law, GI plc requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) to enable it to make distributions (including the payment of cash dividends) to its shareholders, or generally to redeem or buy back shares. Please see “Description of Global Indemnity Plc Share Capital — Dividends” and “Description of Global Indemnity Plc Share Capital — Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of GI plc will not contain any distributable reserves. The current shareholders of GI plc (which are UAI Ltd. and its nominees) have passed a resolution that would create distributable reserves following the Transaction by reducing the share premium account of GI plc. If the Scheme of Arrangement is approved, Class A and Class B common shareholders of UAI Ltd. will also be asked at the Special Meeting to approve the creation of distributable reserves of GI plc that was previously approved by UAI Ltd. and the other current shareholders of GI plc. If the Class A and Class B shareholders of UAI Ltd. approve the reduction of share premium of GI plc to allow the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. Although we are not aware of any reason why the Irish High Court would not approve the creation of the distributable reserves, there is no guarantee that such approval will be forthcoming. Nonetheless, we anticipate the approval of the Irish High Court to be obtained within six weeks of the consummation of the Transaction. Please see “Risk Factors.”

Market Price

On February 12, 2010, the last trading day before the public announcement of the Transaction, the closing price of the UAI Ltd. Class A common shares on NASDAQ was $7.34 per share. On April 20, 2010, the most recent practicable date before the date of this proxy statement, the closing price of the UAI Ltd. Class A common shares on NASDAQ was $9.80 per share.

No Appraisal Rights

Under Cayman Islands law, no appraisal rights are available to any shareholder in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of GI plc will be reflected at their carrying amounts in the accounts of UAI Ltd. at the Transaction Time.

The Special Meeting

Time, Place, Date and Purpose of the Special Meeting.  The Special Meeting is scheduled to be held on May 27, 2010 at 9:00 am, Bermuda time, at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda. At the Special Meeting, our board of directors will ask all our Class A and Class B common shareholders, voting as a single class, to vote:

1. to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which each holder of UAI Ltd.’s Class A and Class B common shares immediately before the Transaction will receive GI plc Class A and Class B ordinary shares on a one-for-two basis in exchange for their UAI Ltd. Class A and Class B common shares, respectively; provided that holders of UAI Ltd. common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued;

2. if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of GI plc through the reduction of its share premium account; and

3. to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

UAI Ltd.’s board of directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” all of the proposals.

If any other matters properly come before the Special Meeting or any adjournments or postponements of the Special Meeting, the persons named in the proxy card (or when giving your proxy via telephone) will vote the shares represented by all properly executed proxies in their discretion. As of the date of this proxy statement, we are not aware of any such matters.

Record Date.  Only holders of record of UAI Ltd. Class A and Class B common shares on April 20, 2010 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements of the Special Meeting.

Quorum.  There is no formal quorum requirement for a meeting of shareholders convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not seek that the Scheme of Arrangement be sanctioned by the Grand Court unless one or more persons in person or by proxy representing a majority of all common shares outstanding and entitled to vote are present at the Special Meeting, which would constitute a quorum for the conduct of business at a general meeting of the Company.

Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Recommendation of the Board of Directors

The UAI Ltd. board of directors unanimously recommends that UAI Ltd.’s Class A and Class B common shareholders vote:

•	“FOR” the proposal to approve the Scheme of Arrangement.

•	“FOR” the distributable reserves proposal.

•	“FOR” the proposal to adjourn the Special Meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

Required Vote

The Scheme of Arrangement must be approved by the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of all common shares present and voting on the proposal, whether in person or by proxy. For purposes of the vote in respect of Scheme of Arrangement, the voting power of Class B common shares will effectively be the same voting power as for the Class A common shares. The affirmative vote of holders of common shares representing at least a majority of the common shares present and voting at the Special Meeting is required to approve the distributable reserves proposal, and, if necessary, to approve the adjournment proposal. For purposes of these two proposals, the usual increased voting power of the Class B common shares, being ten votes per Class B common share, will apply.

Please see “The Special Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Proxies

General.  If you properly fill in your proxy card and send it to us in time to vote, (or direct the voting of your Class A and/or Class B common shares by telephone as described on your proxy card by the required time) your proxy, meaning the individual named on your proxy card (or when giving your proxy via telephone), will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors. If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Special Meeting other than those discussed in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge you to vote. Returning the proxy card (or directing the voting of your Class A and Class B common shares by telephone as described on your proxy card) will not affect your right to attend the Special Meeting and vote.

Shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

Revocation.  You may revoke your proxy at any time before it is exercised at the Special Meeting by (1) filing with our Chief Executive Officer a written instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Special Meeting and giving notice of revocation. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy.

To revoke a proxy, you must take one of the actions described above. If you hold your UAI Ltd. Class A common shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Selected Historical Consolidated Financial Data

The following table sets forth the selected historical consolidated financial data for UAI Ltd. for each of the fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005, which have been derived from our audited consolidated financial statements incorporated by reference into this proxy statement.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in UAI’s Annual Report on Form 10-K for the year ended December 31, 2009 and other financial information incorporated by reference herein. Historical financial information may not be indicative of GI plc’s future performance.

We have included no data for GI plc because this entity was incorporated on March 9, 2010 and was not in existence during any of the periods shown below.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share data)

Consolidated Statements of Operations Data:
Gross premium written	$340,999	$378,700	$563,112	$652,965	$622,878
Net premiums written	290,995	309,080	490,535	560,535	519,733
Net premiums earned	301,674	382,508	536,323	546,469	475,430
Net realized investment gains (losses)	15,862	(50,259)	968	(570)	554
Total revenues	387,750	400,079	614,632	612,437	523,102
Impairments of goodwill and intangible assets	—	(96,449)	—	—	—
Income (loss) from continuing operations(1)	75,437	(141,560)	98,917	89,338	64,751

Net income (loss)	75,437	(141,560)	98,917	99,418	65,593

Per share data:(2)
Income (loss) from continuing operations(1)	$75,437	$(141,560)	$98,917	$89,338	$64,751
Basic	1.46	(3.87)	2.40	2.18	1.62
Diluted	1.46	(3.87)	2.38	2.16	1.59
Net Income (loss) available to common shareholders	$75,437	$(141,560)	$98,917	$99,418	$65,593
Basic	1.46	(3.87)	2.40	2.43	1.64
Diluted	1.46	(3.87)	2.38	2.41	1.61
Weighted-average number of shares outstanding
Basic(3)	51,712,098	36,556,189	41,258,027	40,957,109	39,983,638
Diluted(3)	51,762,764	36,556,189	41,570,239	41,336,616	40,669,413

(1)	The results of our discontinued operations for 2009, 2008 and 2007 relating to our Agency operations that were sold in 2006 are included in income from continuing operations due to immateriality. The results of discontinued operations continue to be stated separately for 2006 and 2005.

(2)	In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for that year.

(3)	In May 2009, UAI Ltd. issued 17.2 million Class A common shares and 11.4 million Class B common shares in conjunction with the rights offering. In computing the basic and diluted weighted share counts, the number of shares outstanding prior to May 5, 2009 (the date that the common shares were issued in conjunction with the rights offering) was adjusted by a factor of 1.114 to reflect the impact of a bonus element associated with the rights offering in accordance with appropriate accounting guidance. As a result, share counts for the prior year have been restated.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)

Consolidated Insurance Operating Ratios based on our GAAP Results:(1)
Before purchase accounting adjustments:
Loss ratio(2)(3)	56.2	79.8	55.8	55.7	58.0
Expense Ratio	39.8	37.3	32.5	31.8	33.2

Combined ratio(2)(3)	96.0	117.1	88.3	87.5	91.2

Impact of purchase accounting adjustments:
Loss ratio	—	—	—	—	2.6
Expense ratio	—	—	—	—	(2.9)

Combined ratio	—	—	—	—	(0.3)

As reported, after purchase accounting adjustments:
Loss ratio(2)(3)	56.2	79.8	55.8	55.7	60.6
Expense Ratio	39.8	37.3	32.5	31.8	30.3

Combined ratio(2)(3)	96.0	117.1	88.3	87.5	90.9

Net/gross premiums written	85.3	81.6	87.1	85.8	83.4

Financial Position as of Last Day of Period:
Total investments and cash and cash equivalents	$1,731,314	$1,599,528	$1,765,103	$1,656,664	$1,419,564
Reinsurance receivables, net of allowance	543,351	679,277	719,706	982,502	1,278,156
Total assets	2,445,780	2,477,059	2,775,172	2,984,616	3,102,002
Senior notes payable	90,000	90,000	90,000	90,000	90,000
Junior subordinated debentures	30,929	30,929	46,393	61,857	61,857
Unpaid losses and loss adjustment expenses	1,257,741	1,506,429	1,503,237	1,702,010	1,914,224
Total Shareholders’ equity	831,976	631,993	836,276	763,270	639,927

(1)	Our insurance operating ratios are non-U.S. GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios. The ratios presented here represent the consolidated results of both our Insurance Operations and Reinsurance Operations.

(2)	Our 2009 loss and combined ratios were impacted by a $9.1 million reduction of net losses and loss adjustment expenses for prior accident years. Our 2008 loss and combined ratios were impacted by a $34.9 million increase of net losses and loss adjustment expenses for prior accident years. Our 2007 loss and combined ratios were impacted by a $29.1 million reduction of net losses and loss adjustment expenses for prior accident years. Our 2006 loss and combined ratios were impacted by a $15.6 million reduction of net losses and loss adjustment expenses for prior accident years.

(3)	Our loss and combined ratios for 2009, 2008, 2007, 2006 and 2005 include $5.8 million, $21.5 million, $1.7 million, $4.6 million and $8.0 million respectively, of catastrophic losses.

No cash dividends were declared on common stock in any year presented in the table.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for GI plc are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical statement of income and balance sheet of UAI Ltd. as of and for the year ended December 31, 2009. Those financial statements are included in UAI Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2009.

RISK FACTORS

You should carefully consider the following risk factors, the risk factors described in Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent reports on Form 10-Q as well as the other information included or incorporated by reference into this proxy statement, before voting. Additional risks not presently known to us or that we currently deem insignificant may also impair our business or results of operations as they become known facts or as facts and circumstances change. Any of the risks described below or in the documents incorporated by reference could result in a significant or material adverse effect on our results of operations or financial condition.

Your rights as a shareholder will change as a result of the Transaction.

Because of differences between Irish law and Cayman Islands law and differences between the governing documents of GI plc and UAI Ltd., your rights as a shareholder will change if the Transaction is completed. For a description of these differences, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

The Fox Paine Entities will continue to control a substantial interest in us and thus may exert significant influence on corporate affairs and actions, including those submitted to a shareholder vote.

Following the Transaction, the Fox Paine Entities will continue to beneficially own approximately 22.6% of GI plc Class A ordinary shares and 100% of our issued and outstanding Class B ordinary shares, together representing approximately 53.4% of our total voting power. As a result of their majority ownership, the Fox Paine Entities have and will continue to have control over the outcome of most matters requiring shareholder approval, including the power to, among other things:

•	elect all of our directors;

•	amend our articles of association (as long as their voting power is greater than 75%);

•	elect our auditors;

•	increase our share capital;

•	resolve to pay dividends or distributions; and

•	approve the annual report and the annual financial statements.

Subject to certain exceptions, the Fox Paine Entities may also be able to prevent or cause a change of control. The Fox Paine Entities’ control over us, and Fox Paine & Company’s ability in certain circumstances to prevent or cause a change of control, may delay or prevent a change of control, or cause a change of control to occur at a time when it is not favored by other shareholders. As a result, the trading price of our GI plc Class A ordinary shares could be adversely affected.

Under the terms of an existing shareholders agreement between us and certain Fox Paine Entities, the applicable Fox Paine Entities have the contractual right to nominate a majority of the members of our board of directors. Our board of directors currently consists of seven directors, five of whom were nominated by such Fox Paine Entities: Messrs. Saul A. Fox, Seth J. Gersch, Michael J. Marchio, Stephen A. Cozen, and James R. Kroner. GI plc will assume the obligations of UAI Ltd. under the shareholders agreement. Following the Transaction, the right of Fox Paine Entities to appoint directors to the board will be included in GI plc’s memorandum and articles of association, which will permit certain Fox Paine affiliates to appoint by written notice to the board a certain number of directors, dependent on their percentage ownership of voting shares in GI plc for so long as Fox Paine and its affiliates hold an aggregate of 25% or more of the voting power in the company.

Our board of directors, in turn, and subject to its fiduciary duties under Cayman Islands law and Irish law, appoints or will appoint, as applicable, the members of our senior management, who also have fiduciary duties to the Company. As a result, the Fox Paine Entities have the ability to control the appointment of the members of our senior management and to prevent any changes in senior management that other shareholders, or that other members of our board of directors, may deem advisable.

Legislative and regulatory action could materially and adversely affect us regardless of whether or not we complete the Transaction.

Legislative action may be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties upon which we rely or could broaden the circumstances under which we would be considered a U.S. resident regardless of whether we complete the Transaction, each of which could materially and adversely affect our effective tax rate and cash tax position. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted that had the effect of disregarding the Transaction or limiting our ability to take advantage of the tax treaties between Ireland and the U.S., we could be subjected to increased taxation. In addition, any future amendments to the current income tax treaty between Ireland and the U.S. could subject us to increased taxation.

As a company incorporated in the European Union, GI plc is subject to European Union law and this could impose regulatory burdens on GI plc in the future.

Our effective tax rate may increase after the Transaction.

While the Transaction is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate (which include the potential legislative actions described above), and our effective tax rate may increase and any such increase may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

The Transaction will result in additional direct and indirect costs, even if it is not completed.

Although we do not expect these costs to be material, we will incur additional direct costs as a result of the Transaction. In addition to GI plc being incorporated in Ireland and being governed by Irish law, we will expand our presence in Ireland. In general, we will hold at least half of our board of directors meetings in Ireland. We also expect to incur costs and expenses, including professional fees, to comply with Irish corporate and tax laws and financial reporting requirements. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Transaction, even if the Scheme of Arrangement is not approved or completed. The Transaction also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We may choose to abandon or delay the Transaction.

We may abandon or delay the Transaction at any time prior to the Scheme of Arrangement becoming effective by action of our board of directors, even after obtaining the necessary approval of UAI Ltd. common shareholders at the Special Meeting and sanction of the Grand Court. While we currently expect to complete the Transaction as soon as practicable after obtaining shareholder approval of the Scheme of Arrangement at the Special Meeting and sanction of the Grand Court, our board of directors may delay the Transaction for a significant time or may abandon the Transaction after the Special Meeting because, among other reasons, of an increase in our estimated cost of the Transaction or a determination by the board of directors that completing the Transaction is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect. Additionally, we may not be able to obtain the requisite shareholder approval or court sanction.

Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

If the shareholders of UAI Ltd. do not approve the distributable reserves proposal, GI plc may not have sufficient distributable reserves to pay dividends (or to repurchase or redeem shares) following the Transaction. In addition, there is no guarantee that Irish High Court approval of the creation of distributable reserves will be forthcoming.

Under Irish law, dividends must be paid (and share repurchases and redemptions must generally be funded) out of “distributable reserves,” which GI plc will not have immediately following the Transaction Time. Please see “Description of Global Indemnity Plc Share Capital — Dividends” and “Description of Global Indemnity Plc Share Capital — Share Repurchases, Redemptions and Conversions.” If the Scheme of Arrangement is approved, shareholders of UAI Ltd. also will be asked at the Special Meeting to approve the reduction of share premium of GI plc to allow the creation of distributable reserves of GI plc (through the reduction of the share premium account of GI plc), so that we may pay dividends and repurchase or redeem shares. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the common shareholders of UAI Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, GI plc may not have sufficient distributable reserves to make distributions or pay dividends (or to repurchase or redeem shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate. Please see “Proposal Number Two: Creation of Distributable Reserves.”

As a result of different shareholder voting requirements in Ireland relative to the Cayman Islands, we will have less flexibility with respect to certain aspects of capital management than we now have.

Under Cayman Islands law, our directors may issue, without shareholder approval, any common shares authorized in our memorandum of association that are not already issued. Irish law allows shareholders to authorize share capital which then can be issued by a board of directors without shareholder approval. Additionally, subject to specified exceptions, Irish law grants statutory pre-emptive rights to existing shareholders to subscribe for new issuances of shares for cash, but allows shareholders to authorize the waiver of the statutory pre-emptive rights with respect to any particular allotment of shares. These authorizations must be renewed by the shareholders at least every five years and we cannot guarantee that these authorizations will always be approved, which could limit our ability to issue equity. While we do not believe that the differences between Cayman Islands law and Irish law relating to our capital management will have an adverse effect on us, situations may arise where the flexibility we now have in the Cayman Islands would have provided benefits to our shareholders. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Capitalization,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Pre-emption Rights” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Distributions and Dividends; Repurchases and Redemptions.”

After the Transaction, a future transfer of your GI plc ordinary shares may be subject to Irish stamp duty.

Transfers by shareholders who hold their GI plc ordinary shares beneficially through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through DTC, will not be subject to Irish stamp duty where such transfers are to holders who also hold through DTC. If you hold your GI plc ordinary shares directly rather than beneficially, any purchase of your shares will be subject to Irish stamp duty. Irish stamp duty is currently at the rate of 1% of the price paid or, if higher, the market value of the ordinary shares acquired. Any transfer of GI plc ordinary shares which is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is executed by or on behalf of the seller, is duly stamped and is provided to our transfer agent. Only registered shareholders of GI plc will be entitled to receive dividends. Subject to certain exceptions, only registered shareholders of GI plc will be entitled to vote in general meetings of GI plc. The Euro Share Capital will not, on consummation of the Transaction, carry voting rights. The potential for stamp duty could adversely affect the price of GI plc ordinary shares. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Dividends received by you may be subject to Irish dividend withholding tax.

In certain circumstances, as an Irish tax resident company, we are required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to our shareholders. In the majority of cases, shareholders resident in the U.S. will not be subject to Irish dividend withholding tax, and shareholders resident in a number of other countries will not be subject to Irish dividend withholding tax provided that they complete certain Irish dividend withholding tax forms. However, some shareholders may be subject to withholding tax, which could adversely affect the price of our shares. Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends.”

Dividends received by you could be subject to Irish income tax.

Dividends paid in respect of our shares will generally not be subject to Irish income tax where the beneficial owner of these dividends is exempt from dividend withholding tax, unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in GI plc.

GI plc shareholders who receive their dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on the dividend unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in GI plc. Please see “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on GI plc Ordinary Shares.”

We strongly recommend that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from GI plc.

A change of control could accelerate certain of our indebtedness.

We have $90 million principal amount of Notes outstanding under the Note and Guarantee Agreement dated as of July 20, 2005. Pursuant to the terms of these Notes, if GI plc ceases to be an affiliate of the Fox Paine Entities, then unless certain ratings of UAI Ltd. or GI plc and its subsidiaries remain constant, we will be required to offer to repurchase such indebtedness pursuant to a change of control provision set forth therein.

The total market capitalization of GI plc ordinary shares after the Transaction may be lower than the total market capitalization of UAI Ltd. common shares before the Transaction

Reducing the number of outstanding shares through the one-for-two exchange pursuant to the Transaction is intended, absent other factors, to increase the per share market price of GI plc ordinary shares. However, other factors, such as financial results, market conditions and the market perception of our business and the one-for-two exchange may adversely affect the market price of GI plc ordinary shares. As a result, there can be no assurance that the one-for-two exchange pursuant to the Transaction, if completed, will result in the intended benefits, that the market price of GI plc will increase following the Transaction or that the market price of GI plc will not decrease in the future. Additionally, we cannot assure you that the market price per share of GI plc after the Transaction will increase in proportion to the reduction in the number of UAI Ltd. common shares outstanding before the Transaction. Accordingly, the total market capitalization of GI plc ordinary shares after the Transaction may be lower than the market capitalization of UAI Ltd. common shares before the Transaction.

The Transaction may result in some shareholders owning “odd lots” of less than 100 shares of GI plc ordinary shares

The Transaction may result in some shareholders owning “odd lots” of less than 100 shares of GI plc ordinary shares because of the one-for-two exchange of GI plc ordinary shares for UAI Ltd. common shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

PROPOSAL NUMBER ONE: THE TRANSACTION

The Transaction will effectively change the place of incorporation of the company whose shares you own from the Cayman Islands to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction. The Transaction involves several steps. UAI Ltd. has incorporated a new Irish Company, GI plc, as a direct subsidiary. On April 20, 2010, the Grand Court ordered the convening of the Special Meeting of UAI Ltd. Class A and Class B common shareholders to approve the Scheme of Arrangement. We will hold the Special Meeting during which we will seek your approval of the Scheme of Arrangement on May 27, 2010. If we obtain the necessary approval from UAI Ltd.’s common shareholders, the Grand Court will hold a second hearing scheduled to be held on or about June 11, 2010 during which we will seek that the Grand Court sanction the Scheme of Arrangement (the “Sanction Hearing”). Assuming we receive the necessary approvals from UAI Ltd.’s common shareholders and the sanction of the Grand Court and the conditions to consummate the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Registrar of Companies in the Cayman Islands, at which time the Scheme of Arrangement will become effective. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.”

Various steps of the Transaction will effectively occur simultaneously at the Transaction Time. Please see Annex E to this proxy statement for an expected timetable. GI plc, which is currently wholly-owned by UAI Ltd. was incorporated on March 9, 2010. Since Irish law requires that all public limited companies have at least seven members, GI plc issued a share to each of six other shareholders, these shares being held on a beneficial basis for UAI Ltd. GI plc has only nominal assets and capitalization and has not, prior to the Transaction Time, and will not engage in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, GI plc will become the parent holding company of UAI Ltd.

At the Transaction Time, the following steps will effectively occur simultaneously:

1. all previously outstanding Class A common shares of UAI Ltd. will be repurchased and cancelled;

2. GI plc will issue Class A ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class A common shares that have been repurchased and cancelled;

3. holders of UAI Ltd. Class A common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

4. all previously outstanding UAI Ltd. Class B common shares will be repurchased and cancelled;

5. GI plc will issue Class B ordinary shares on a one-for-two basis to the holders of UAI Ltd. Class B common shares that have been repurchased and cancelled;

6. holders of UAI Ltd. Class B common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares that would otherwise be issued in an amount based on the average of the high and low trading prices of UAI Ltd. Class A common shares (into which UAI Ltd. Class B common shares are generally convertible upon sale) on NASDAQ on the business day immediately preceding the effective date of the Scheme of Arrangement;

7. UAI Ltd. will issue 100 UAI Ltd. Class A common shares to GI plc (which will constitute all of UAI Ltd.’s issued shares at such time);

8. all previously outstanding ordinary shares of GI plc, which prior to the Transaction Time will be held by UAI Ltd. and its nominees, shall be reclassified as deferred shares and shall cease to carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and shall only confer the right on a return of capital to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and may be acquired by GI plc for no consideration; and

9. UAI Ltd. will file an election to be treated as an entity disregarded from GI plc for U.S. federal income tax purposes. This election will be effective two days after the Transaction Time.

GI plc Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the Class A and Class B common shareholders of UAI Ltd. will become Class A ordinary shareholders and Class B ordinary shareholders of GI plc, respectively, and UAI Ltd. will become a wholly owned subsidiary of GI plc. The number of Class A and Class B ordinary shares issued and outstanding will be reduced in comparison to the number of Class A and Class B common shares in UAI Ltd. immediately prior to the Transaction as a result of the one-for-two exchange pursuant to the Transaction (and cancellation of those shares which would otherwise have been converted into fractional shares of GI plc). The number of authorized shares of GI plc will equal the sum of (i) the number of authorized shares of UAI Ltd. immediately prior to the Transaction and (ii) the Euro Share Capital. GI plc does not currently have plans to issue any of the additional unissued authorized Class A or Class B ordinary shares as a result of the approval of the one-for-two exchange. Please see “Description of Global Indemnity Plc Share Capital — Capital Structure.”

The current board of directors of UAI Ltd. will become the board of directors of GI plc. At all material times, GI plc will have its tax residence in Ireland and will be Irish incorporated. We also plan to set up a subsidiary in Ireland, principally to carry on certain business activities for UAI Ltd. and its subsidiaries, including information technology, actuarial and accounting services and to establish a base in Europe.

In connection with the completion of the Transaction, GI plc will assume UAI Ltd.’s existing obligations in connection with awards granted under UAI Ltd.’s equity incentive plans and other similar employee awards and UAI Ltd.’s existing shareholder agreement. Based on the Transaction and the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

At April 20, 2010, 36,508,907 Class A common shares and 24,122,744 Class B common shares were issued and outstanding and an additional 6,072,584 Class A common shares were held in treasury.

Background and Reasons for the Transaction

Our board of directors has determined that it is in the best interest of both UAI Ltd. and its valued shareholders to create a new parent holding company in Ireland. You will own the shares issued by this new parent holding company. We have chosen to create this new parent holding company in Ireland, through the Transaction, for many reasons, including but not limited to the following:

•	Ireland has strong international relationships as a member of the European Union (“EU”) and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries, including the United States. As a result, we believe Ireland offers a stable long-term legal and regulatory environment for us. In addition, while Ireland has a well-developed and stable tax regime, the Cayman Islands has generally no system of direct corporate taxation. We therefore expect that this change of incorporation will improve our global tax position by lowering our exposure to possible changes in tax legislation directed towards companies incorporated in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

•	We believe we will benefit from relocating to a jurisdiction that offers a more sophisticated financial and commercial infrastructure. In addition, Ireland offers a modern technological infrastructure as well as access to European multinational corporations having U.S. operations.

•	Ireland has a sophisticated well-developed corporate, legal and regulatory environment and a highly educated and motivated professional workforce.

•	Ireland, like the Cayman Islands, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to UAI Ltd. and its shareholders.

•	Ireland has a stable and well-developed legal system, which we believe encourages high standards of corporate governance and provides shareholders with substantial rights. We believe that, on the whole, the perception of an Irish company among regulatory authorities, investors, creditors and customers is generally more favorable than that of a Cayman Islands company.

As a result of these factors, our board of directors determined that it was advisable to effect the Transaction. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors.”

In the Transaction, the shares of GI plc will be exchanged for shares of UAI Ltd. on a one-for-two basis. The primary purpose of this exchange ratio is to increase the per share trading value of the Class A ordinary shares. The one-for-two exchange would allow a broader range of institutions to invest in the Class A ordinary shares (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Class A ordinary shares. The one-for-two exchange would also help increase analyst and broker interest in the Class A ordinary shares, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Further, the Class A common shares currently trade on NASDAQ. NASDAQ has several continued listing criteria that companies must satisfy in order to remain listed thereon. Currently, UAI meets all of NASDAQ’s continued listing criteria, including the minimum closing bid price requirement. The one-for-two exchange pursuant to the Transaction will further strengthen UAI’s ability to have a higher bid price for its shares and comply with the minimum closing bid requirement. On April 20, 2010, the closing price of the Class A common shares was $9.80 per share.

Our board of directors has considered both the potential advantages of the Transaction and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Amendment, Termination or Delay

Subject to U.S. securities law constraints, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the common shareholders of UAI Ltd. at the Special Meeting. However, after obtaining the requisite shareholder majorities at the Special Meeting, no amendment, modification or supplement may be made or effected that legally requires further approval by UAI Ltd.’s common shareholders without obtaining that approval.

At the Sanction Hearing, the Grand Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of UAI Ltd. and GI plc. UAI Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of its common shareholders which the Grand Court may think fit to approve or impose.

The board of directors of UAI Ltd. may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement, without obtaining the approval of UAI Ltd.’s common shareholders, even though the Scheme of Arrangement may have been approved by such shareholders and sanctioned by the Grand Court and all other conditions to the Transaction may have been satisfied.

Unless the Scheme of Arrangement has become effective on or before 31 December, 2010 or such later date, if any, as UAI Ltd. may agree and the Grand Court may allow, the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by the requisite vote of Class A and Class B common shareholders of UAI Ltd., voting as a single class;

•	the requisite court order sanctioning the Scheme of Arrangement is obtained from the Grand Court;

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme of Arrangement or related transactions;

•	the GI plc Class A ordinary shares to be issued pursuant to the Transaction are authorized for listing on NASDAQ, subject to official notice of issuance;

•	all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions are obtained on terms acceptable to UAI Ltd. and are in full force and effect;

•	UAI Ltd. receives an opinion from Skadden, Arps, Slate, Meagher, & Flom LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, that the discussion set forth under the heading “Material Tax Considerations-U.S. Federal Income Tax Considerations” constitutes a fair and accurate summary, under current law, of the material U.S. federal income tax consequences of the Transaction and the ownership and disposition of the GI plc ordinary shares received in the Transaction to U.S. Holders, subject to the qualifications set forth therein; and

•	UAI Ltd. receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations — Irish Tax Considerations.”

Court Sanction of the Scheme of Arrangement

Pursuant to Section 86 of the Companies Law (2009 Revision) (the “Companies Law”), the Scheme of Arrangement must be sanctioned by the Grand Court. This requires UAI Ltd. to file a petition (the “Petition”) outlining the Scheme of Arrangement with the Grand Court. Prior to the mailing of this proxy statement, UAI Ltd. obtained orders and directions from the Grand Court providing for the convening of the Special Meeting of UAI Ltd.’s common shareholders and other procedural matters regarding the Special Meeting and the Grand Court proceeding, including a date upon which the Grand Court will hear the Petition. A copy of the orders and directions made by the Grand Court is attached as Annex D to this proxy statement. Following the common shareholders of UAI Ltd. approving the Scheme of Arrangement by the majorities required by the Companies Law, the Grand Court will hear the Petition, and, if it deems appropriate, sanction the Scheme of Arrangement. At the Sanction Hearing, the Grand Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of UAI Ltd. and GI plc. UAI Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the common shareholders which the Grand Court may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Grand Court will determine, among other things, whether the Scheme of Arrangement is fair to UAI Ltd.’s common shareholders. The Sanction Hearing is to be held on June 11, 2010 at the Grand Court in George Town, Grand Cayman, Cayman Islands. If you are a Class A or Class B common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Grand Court has wide discretion to hear from interested parties. UAI Ltd. will not object to the participation in the Sanction Hearing by any

Class A and Class B common shareholder who holds shares through a broker. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Grand Court sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies of the Cayman Islands for registration as required by Section 86(3) of the Companies Law. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction” for more information on the conditions to the Transaction.

The Scheme of Arrangement is attached as Annex A to this proxy statement. At the Special Meeting, UAI Ltd.’s common shareholders will be asked to approve the Scheme of Arrangement. If the common shareholders approve the Scheme of Arrangement, then UAI Ltd. will apply for the sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Grand Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A Class A or Class B common shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify UAI Ltd. in writing of its intention at least five business days prior to commencing a new proceeding. After the effective date of the Scheme of Arrangement, no shareholder may commence a proceeding against GI plc or UAI Ltd. in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When under any provision of the Scheme of Arrangement a matter is to be determined by UAI Ltd., UAI Ltd. will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Federal Securities Law Consequences; Resale Restrictions

The issuance of GI plc ordinary shares to UAI Ltd.’s shareholders in connection with the Transaction will not be registered under the Securities Act of 1933 (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to authorize the Scheme of Arrangement, the Grand Court will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to UAI Ltd.’s common shareholders. The Grand Court has fixed the date and time for the Sanction Hearing, which will be held at the Grand Court in George Town, Grand Cayman, Cayman Islands, on June 11, 2010, at 10:00 am, Cayman Islands time. The GI plc ordinary shares issued to UAI Ltd. Class A and Class B common shareholders in connection with the Transaction will be freely transferable, except for the ability of the board of directors of GI plc to decline the registration of shares in limited circumstances and for restrictions applicable to certain “affiliates” of UAI Ltd. under the Securities Act, as follows:

•	Persons who were not affiliates of UAI Ltd. at the Transaction Time and have not been affiliates within 90 days prior to such time will be permitted to sell any GI plc ordinary shares received in the Transaction without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of UAI Ltd. at the Transaction Time or were affiliates within 90 days prior to such time will be permitted to resell any GI plc ordinary shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the GI plc ordinary shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their UAI Ltd. shares held prior to the Transaction Time.

•	Persons whose shares of UAI Ltd. bear a legend restricting transfer will receive shares of GI plc that are subject to the same restrictions.

Persons who may be deemed to be affiliates of UAI Ltd. and GI plc for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, UAI Ltd. or GI plc, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of UAI Ltd. or UAI Ireland.

We have not filed a registration statement with the SEC covering any resales of the GI plc ordinary shares to be received by UAI Ltd.’s Class A and Class B common shareholders in connection with the Transaction. GI plc intends to file certain post-effective amendments to existing effective registration statements of UAI Ltd. concurrently with the completion of the Transaction.

Upon consummation of the Transaction, the ordinary shares of GI plc will be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Transaction Time

If the Scheme of Arrangement is approved by the requisite shareholder majorities and sanctioned by the Grand Court and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), the Scheme of Arrangement will become effective upon our filing of the court order sanctioning the Scheme of Arrangement with the Registrar of Companies in the Cayman Islands. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.” Various steps of the Transaction will occur effectively simultaneously at the Transaction Time. The expected timetable for the Transaction is set forth in Annex E to this proxy statement.

In the event the conditions to the Transaction are not satisfied, the Transaction may be abandoned or delayed, even after approval by UAI Ltd.’s common shareholders and the sanction of the Grand Court. In addition, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, without obtaining the approval of UAI Ltd.’s common shareholders, even though the Scheme of Arrangement may have been approved by UAI Ltd.’s Class A and Class B common shareholders and sanctioned by the Grand Court and all other conditions to the Transaction may have been satisfied. Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

Management of GI Plc

When the Transaction is completed, the executives and directors of UAI Ltd. immediately prior to the completion of the Transaction are expected to be the executives and directors of GI plc. GI plc’s memorandum and articles of association, as they will be in effect after the Transaction, provide for a single class of directors, just as UAI Ltd. currently has, and all of GI plc’s directors will be subject to reelection at the 2010 annual general meeting of GI plc.

Indemnification Agreements

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy, for instance, for purporting to provide indemnification against the consequences of committing a crime. UAI — Cayman’s articles of association provide that it will indemnify its officers, directors, employees and agents against certain liabilities.

GI plc’s articles of association contain similar indemnification provisions, although the scope of the indemnification provided to GI plc’s directors and secretary is limited in accordance with Irish law. For information on the limitations on the ability of an Irish company to indemnify its directors or its secretary, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Indemnification of Directors and Officers; Insurance.”

In addition, in connection with the Transaction, we expect that UAI Ltd. will enter into indemnification agreements with each of GI plc’s directors and secretary, as well as with individuals who serve as executives of GI plc or directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons by UAI Ltd. We expect that the indemnification and expense advancement provided under these indemnification agreements will be substantially similar to that currently afforded by UAI Ltd. under its articles of association to its directors and officers and those serving at its request in other capacities as described above, with the primary differences being such modifications as may be necessary to account for limitations on the ability of an Irish company to indemnify its directors or its secretary. We further expect that these indemnification agreements will be guaranteed by Wind River Reinsurance Company, Ltd. and one of our other subsidiaries.

Finally, in connection with the Transaction, UAI Ltd. will enter into an indemnification agreement with one of the Fox Paine Entities with respect to certain potential U.S. and Irish tax liabilities. In general, no gain should be recognized for U.S. federal income tax purposes by the indirect owners of the Fox Paine Entities solely as a result of the Transaction. Nevertheless, we may engage in certain internal restructuring transactions involving transfers of assets to subsidiaries of GI plc, which, under U.S. tax law, could require certain indirect owners of the Fox Paine Entities to enter into an agreement with the U.S. Internal Revenue Service in order not to recognize gain. Under the agreement with the U.S. Internal Revenue Service, the affected indirect owners of the Fox Paine Entities would agree to pay tax on their gain not taxed at the time of the Transaction, together with interest on such tax, if a “triggering event” occurs. A triggering event would be deemed to occur if, among other things, we dispose of shares of any such transferee subsidiaries or dispose of substantially all the transferred assets, including potentially in other internal reorganizations, to the extent such indirect owners have not previously disposed of our shares in a taxable transaction. In connection with our agreement with the Fox Paine Entities, subject to certain conditions we will have to indemnify the affected indirect owners of the Fox Paine Entities for any tax cost to them (including interest on tax and penalties, if any) of any triggering event and such affected indirect owners will pay us an amount equal to any tax benefits, if any, realized by them as a result of a triggering event for which they were indemnified, provided that the indirect owners will not be required to pay any amount of tax benefits in excess of the tax costs for which we have indemnified them. We will offer to enter into an indemnification agreement in respect of triggering events with those shareholders similarly situated to the Fox Paine Entities who notify us prior to December 31, 2010, on substantially the same terms and subject to the same conditions as our indemnification agreement with the Fox Paine Entities. A sale or other disposition by these indirect owners of our ordinary shares will not constitute a triggering event for this purpose. In addition, the indemnification agreement with the Fox Paine Entities will provide that, under certain circumstances, in the event the conversion of our Class B ordinary shares to Class A ordinary shares or a sale or other disposition of our Class B ordinary shares by any of the Fox Paine Entities is subject to Irish stamp duty, we (or a foreign subsidiary of GI plc) will indemnify the Fox Paine Entities and their transferees against such Irish stamp duty.

Interests of Certain Persons in the Transaction

Except for the indemnification arrangements described above, no person who has been a director or executive officer of UAI Ltd. at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of shares of UAI Ltd. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of Class A and Class B common shares of UAI Ltd.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Cayman Islands and Irish corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Under Cayman Islands law, none of the shareholders of UAI Ltd. has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

No Action Required to Cancel UAI Ltd. Common Shares and Receive GI Plc Ordinary Shares

Assuming the Transaction becomes effective, your UAI Ltd. Class A and Class B common shares will be repurchased and cancelled (and the register of shareholders of UAI Ltd. will be so updated) and GI plc Class A and Class B ordinary shares, respectively, will be issued without any action on your part, regardless of whether you currently hold UAI Ltd. Class A common shares in certificated form. All of GI plc’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold UAI Ltd. Class A common shares in certificated form, following the Transaction, your share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of GI plc ordinary shares.

Equity Plans

If the Transaction is completed, GI plc will assume UAI Ltd.’s existing obligations in connection with awards granted under UAI Ltd.’s equity incentive plans and other similar employee awards and UAI Ltd.’s existing shareholder agreement. Those plans will be amended as necessary to give effect to the Transaction, including to provide (1) that Class A ordinary shares of GI plc will be issued, held, available or used to measure benefits as appropriate under the plans, in lieu of Class A common shares of UAI Ltd., including upon exercise of any options or upon vesting of restricted stock units issued under those plans; (2) for the appropriate substitution of GI plc for UAI Ltd. in those plans; and (3) that, upon the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

NASDAQ Listing

UAI Ltd.’s Class A common shares are currently listed on NASDAQ. There is currently no established public trading market for the Class A ordinary shares of GI plc. We intend to make application so that, immediately following the Transaction Time, the Class A ordinary shares of GI plc will be listed on NASDAQ under the new symbol “GBLI.” We do not plan to be listed on the Irish Stock Exchange at the present time.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of GI plc will be reflected at their carrying amounts in the accounts of UAI Ltd. at the Transaction Time.

Effect of the Transaction on Potential Future Status as a Foreign Private Issuer

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation, but are exempt from certain requirements that apply to U.S. reporting companies. UAI Ltd. is not a “foreign private issuer,” and we do not expect that GI plc will be a “foreign private issuer” following the Transaction.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP.

Required Vote

The Scheme of Arrangement must be approved by the affirmative vote of a majority in number of the holders of our common shares, present and voting as a single class, representing 75% or more in value (which is par value) of all common shares present and voting on the proposal, whether in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” THE SCHEME OF ARRANGEMENT

PROPOSAL NUMBER TWO: CREATION OF DISTRIBUTABLE RESERVES

Under Irish law, GI plc requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders, or, generally, to buy back or redeem shares. Please see “Description of Global Indemnity Plc Share Capital — Dividends” and “Description of Global Indemnity Plc Share Capital — Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of GI plc will not contain any distributable reserves, and “shareholders’ equity” in such balance sheet will be comprised entirely of “share capital” (equal to the aggregate par value of the GI plc ordinary shares issued in the Transaction) and “share premium” (resulting from the issuance of GI plc ordinary shares in the Transaction and the Euro Share Capital). Share premium will be equal to the value of the shares issued, expected to be represented by (a) total shareholders’ equity in the consolidated balance sheet of UAI Ltd. as of the close of trading on NASDAQ on the day the Scheme of Arrangement becomes effective plus unpaid losses and loss adjustment expenses reduced by the discounted value of unpaid losses and loss adjustment expenses less (b) the nominal amount of share capital. Unpaid loss and loss adjustment expenses represent liabilities of UAI Ltd.’s insurance and reinsurance subsidiaries that will be paid in future periods. The discounted value of unpaid losses and loss adjustment expenses represents the present value of those liabilities. The current shareholders of GI plc (which are UAI Ltd. and its nominees) have passed a resolution that would create distributable reserves following the Transaction by converting to distributable reserves all of the share premium of GI plc less the total outstanding financial indebtedness of UAI Ltd. as immediately prior to the Transaction Time. If the Transaction Time were to have occurred on December 31, 2009, based upon the amount of total shareholders’ equity in the consolidated balance sheet of UAI Ltd., plus unpaid losses and loss adjustment expenses reduced by the discounted value of unpaid losses and loss adjustment expenses, less the nominal amount of share capital, distributable reserves of GI plc created in this manner would have been approximately $911.3 million. We have not paid any cash dividends on our common shares in the past and we currently intend to retain any earnings for use in our business.

If the Scheme of Arrangement is approved, the common shareholders of UAI Ltd. also will be asked at the Special Meeting to approve the reduction of the share premium of GI plc to allow the creation of distributable reserves of GI plc that was previously approved by UAI Ltd. and the other current shareholders of GI plc. If the common shareholders of UAI Ltd. approve the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within six weeks of the consummation of the Transaction.

The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the common shareholders of UAI Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, GI plc may not have sufficient distributable reserves to pay dividends (or to repurchase or redeem shares) following the Transaction. In addition, although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate. Please see “Risk Factors.”

Required Vote

The affirmative vote of the holders of our common shares representing at least a majority of our common shares present and voting on the proposal, whether in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” THE CREATION OF DISTRIBUTABLE RESERVES

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Transaction and of the ownership and disposition of the GI plc ordinary shares received in the Transaction. The information presented under the caption “Irish Tax Considerations” is a discussion of the material Irish tax consequences of the Transaction and of investing in the GI plc ordinary shares. The information presented under the caption “Cayman Islands Tax Considerations” is a discussion of the material Cayman Islands tax consequences of the Transaction.

You should consult your tax advisor regarding the applicable tax consequences to you of the Transaction and investing in the GI plc ordinary shares under the laws of the United States (federal, state and local), Ireland, the Cayman Islands and any other applicable foreign jurisdiction.

U.S. Federal Income Tax Considerations

In General

The following discussion sets forth the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Transaction and of the ownership and disposition of GI plc ordinary shares as of the date hereof. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. This discussion is not a complete analysis or listing of all of the possible tax consequences and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, the description of U.S. federal income tax consequences deals only with U.S. Holders that own shares as capital assets and, except as provided herein, do not own and have not at any time owned directly, indirectly through certain non-U.S. entities or constructively 10% or more of the voting power or value of our aggregate shares outstanding. In addition, the description of U.S. federal income tax consequences does not address the tax treatment of special classes of U.S. Holders, such as banks and other financial institutions, insurance companies, persons holding shares as part of a “straddle,” “hedge,” “appreciated financial position,” “conversion transaction” or other risk reduction strategy, U.S. expatriates, persons liable for alternative minimum tax, brokers or dealers in securities or currencies, holders whose “functional currency” is not the U.S. dollar, regulated investment companies, real estate investment trusts, partnerships (or any entity treated as a partnership for U.S. federal income tax purposes) and other pass-through entities, traders in securities who have elected the mark-to-market method of accounting for their securities, individual retirement accounts or other tax-deferred accounts, holders who acquired shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, and, except as provided below, tax-exempt entities.

The discussion is based on the laws of the United States (including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”)) as in effect on the date of this proxy statement, as well as the Convention between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, which we refer to as the “U.S.-Ireland Treaty,” and the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland (on behalf of the Government of Bermuda) relating to the Taxation of Insurance Enterprises and Mutual Assistance in Tax Matters which we refer to as the “U.S.-Bermuda Treaty”, any of which may change, possibly with retroactive effect. There can be no assurance that the IRS will not disagree with or will not challenge any of the conclusions reached and described herein.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created in or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if either (1) a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable Treasury regulations.

If an entity treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of such partnership and each partner will generally depend on the status and the activities of the partnership and the partner. Partnerships that hold our shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state and local and non-U.S. tax consequences applicable to them of the Transaction and the ownership and disposition of our shares.

This discussion does not address any aspects of United States taxation other than federal income taxation or any aspects of Irish taxation other than income and capital taxation, wealth tax, withholding tax and stamp duties upon issuance and transfer of securities.

This discussion does not address any aspects of the taxation of the transactions or of the acquisition, ownership or disposition of GI plc ordinary shares in any jurisdiction other than the United States, Ireland and the Cayman Islands.

You should consult your own tax advisor regarding the applicable tax consequences to you of the acquisition, ownership and disposition of GI plc ordinary shares under the laws of the United States (federal, state and local) or any other taxation jurisdiction that is relevant to you.

Material Tax Consequences to U.S. Holders

U.S. Taxation of the Transaction

The creation of a new holding company in Ireland results from a “Scheme of Arrangement” under the corporate law of the Cayman Islands that is subject to approval by the Grand Court. Pursuant to the Transaction, holders of Class A common shares of UAI Ltd. will be issued one Class A ordinary share of GI plc for every two Class A common shares of UAI Ltd. and holders of Class B common shares of UAI Ltd. will be issued one Class B ordinary shares of GI plc for every two Class B common shares of UAI Ltd., and their UAI Ltd. common shares will be repurchased and cancelled. GI plc will pay cash in lieu of any fractional GI plc ordinary shares that a U.S. Holder would otherwise be entitled to receive based on the one-for-two exchange ratio. UAI Ltd. will issue new common shares to GI plc. UAI Ltd. will then elect to be treated as an entity disregarded from GI plc for U.S. federal income tax purposes effective two days after the Transaction Time. These steps will constitute a “reorganization” under Section 368(a)(1)(F) of the Code, which we refer to as an “F Reorganization.” Pursuant to the Code, Treasury regulations and other guidance, UAI Ltd. will be treated as transferring all of its assets to GI plc in exchange for GI plc stock and the assumption by GI plc of all liabilities of UAI Ltd. followed by an exchange by our shareholders of their UAI Ltd. common shares for GI plc ordinary shares. We will not, as a result of the Transaction, recognize gain or loss for U.S. income tax purposes. In addition, the deemed exchange by a U.S. Holder of UAI Ltd. common shares for GI plc ordinary shares on a two-for-one basis, as described above, will qualify as an exchange under Section 1036 of the Code or as a “recapitalization” under Section 368(a)(1)(E) of the Code, which we refer to as an “E Reorganization.”

Except as described below with respect to cash received in lieu of fractional GI plc ordinary shares, and subject to the discussion below concerning “Section 1248 Shareholders” and “Passive Foreign Investment

Company Considerations,” U.S. Holders will generally recognize no gain or loss upon the deemed exchange of UAI Ltd. common shares for ordinary shares of GI plc in the Transaction.

A U.S. Holder who receives cash in lieu of a fractional GI plc ordinary share pursuant to the Transaction should recognize gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the UAI Ltd. common shares surrendered that is allocated to such fractional GI plc ordinary share. If the receipt of cash in lieu of a fractional share is treated as a sale or exchange, any gain recognized will be capital gain that, in general, will be long-term capital gain if the U.S. Holder held its UAI Ltd. common shares for more than one year at the Transaction Time.

Section 302 of the Code provides guidance as to whether the receipt of cash in lieu of fractional shares is treated as a sale or exchange. Under Section 302, the receipt by a U.S. Holder of cash in lieu of fractional GI plc ordinary shares will be treated as a sale or exchange, and any gain recognized will be capital gain rather than a dividend, if the receipt of such cash is not “essentially equivalent to a dividend” or one of several other tests is satisfied. In applying each of the Section 302 tests, U.S. Holders must take into account not only shares that they actually own but also shares they are deemed to own under the constructive ownership rules of Section 318 of the Code. Under Section 318, a U.S. Holder is deemed to own constructively shares that are actually owned, and in some cases constructively owned, by certain related individuals and entities or that such U.S. Holder or related individuals or entities have an option or similar right to acquire.

The receipt by a U.S. Holder of cash in lieu of fractional GI plc ordinary shares will be treated as not “essentially equivalent to a dividend”, with resulting capital gain treatment if, under all facts and circumstances, the receipt of such cash results in a “meaningful reduction” of the holder’s proportionate stock interest in GI plc when compared with such U.S. Holder’s stock interest in UAI Ltd. before the Transaction. For example, in a published ruling, the IRS has indicated that any reduction in the percentage interest of a shareholder whose relative stock interest in a publicly held corporation is “minimal” and who exercises no control over corporate affairs should constitute a “meaningful reduction.”

If, alternatively, the receipt of cash in lieu of a fractional GI plc ordinary share has the effect of a dividend distribution to a U.S. Holder, the gain to such U.S. Holder will be treated as a dividend to the extent of such holder’s ratable share of the undistributed earnings and profits of UAI Ltd. The remainder of any gain will be treated as capital gain. U.S. Holders should consult their tax advisors regarding the character of any gain recognized as a result of the receipt of cash in lieu of fractional GI plc ordinary shares.

A U.S. Holder’s aggregate tax basis in the GI plc ordinary shares received should equal the aggregate tax basis in the UAI Ltd. common shares surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and such U.S. Holder’s holding period for the GI plc ordinary shares received should include the holding period for the UAI Ltd. common shares surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the surrendered UAI Ltd. common shares to the GI plc ordinary shares received in the Transaction. U.S. Holders of UAI Ltd. common shares that acquired blocks of UAI Ltd. common shares at different times or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Consequences to Section 1248 Shareholders of UAI Ltd.  Pursuant to Treasury regulations promulgated under Section 367(b) of the Code, a U.S. Holder that is a “Section 1248 Shareholder” with respect to UAI Ltd. must include in its income as a deemed dividend the lesser of the “Section 1248 amount” attributable to its UAI Ltd. common shares and the gain, if any, realized by such U.S. Holder if, immediately after the Transaction, such U.S. Holder is not a Section 1248 Shareholder with respect to GI plc or GI plc is not a CFC (as defined below under U.S. Taxation of Shareholders — Classification of GI plc and any of its Non-U.S. Subsidiaries as Controlled Foreign Corporations). A U.S. Holder will be treated as a Section 1248 Shareholder if such holder owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of UAI Ltd. at any time during the five-year period ending on the date of the Transaction when UAI Ltd. was treated as a CFC. We believe that UAI Ltd. was a CFC until August 18, 2009 as a result of the attribution and constructive ownership rules applicable for this purpose, and ceased to be a CFC on that date, and, accordingly, that GI plc will not be a CFC after the Transaction. Generally, a U.S. Holder’s Section 1248 amount will equal its allocable share of the earnings and profits of UAI Ltd. and its non-U.S. subsidiaries

(determined under U.S. federal income tax principles) that are attributable to such U.S. Holder’s UAI Ltd. common shares and that were accumulated during the U.S. Holder’s holding period at a time when UAI Ltd. was a CFC. In addition there are special reporting requirements for Section 1248 Shareholders. If a U.S. Holder of UAI Ltd. common shares acquired blocks of UAI Ltd. common shares at different times or at different prices, the Section 1248 amount and the comparison of it with gain, if any, in such holder’s UAI Ltd. shares will be determined separately for each block of shares. U.S. Holders that are Section 1248 Shareholders of UAI Ltd. should consult with their own tax advisors regarding the application of these rules to the Transaction under their circumstances. Due to legal uncertainties regarding the application of the attribution and constructive ownership rules applicable to CFCs, there can be no assurance that UAI Ltd. is not currently a CFC and that GI plc will not be a CFC after the Transaction.

U.S. Holders Owning Five Percent or More of GI plc.  Pursuant to Section 367(a) of the Code and the Treasury regulations thereunder, U.S. persons who own or are treated as owning (applying ownership attribution rules) 5% or more of the voting power or value of the shares of GI plc immediately after the Transaction (“Five-Percent U.S. Holders”) should not be required, solely as a result of the F Reorganization and E Reorganization, to file and maintain with the IRS a “gain recognition agreement” and related materials, which we refer to as a GRA, in order to defer their gain realized in the F Reorganization and E Reorganization. Nevertheless, GI plc and its subsidiaries may engage in certain internal restructuring transactions after the Transaction which could require Five-Percent U.S. Holders to enter into a GRA in order to continue deferring gain realized but not recognized in the F Reorganization. In the event that GI plc proposes to engage in any such internal restructuring transactions after the Transaction, it intends to provide notice to shareholders. Five-Percent U.S. Holders should consult their own tax advisors to determine whether and when to enter into a GRA and the tax implications thereof.

Passive Foreign Investment Company Considerations.  In general, if a non-U.S. corporation is treated as a passive foreign investment company, which we refer to as a “PFIC,” with respect to a shareholder, such shareholder is potentially subject to tax liability on gain realized upon any disposition of his or her shares, including a transaction that would otherwise be tax free. As discussed below, we believe that UAI Ltd. was not a PFIC in prior taxable years and will not be treated as a PFIC in the current taxable year. We cannot be certain, however, that the IRS will not challenge this position and that a court would not sustain such challenge because the determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Furthermore, there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company, and new Treasury regulations or pronouncements interpreting or clarifying these rules may not be forthcoming. Under proposed Treasury regulations, if UAI Ltd. was classified as a PFIC for prior taxable years during which a U.S. Holder held UAI Ltd. common shares and GI plc is not a PFIC after the Transaction, such U.S. Holder would be required to recognize gain realized, if any, in respect of the E Reorganization. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Transaction if GI plc were treated as a PFIC with respect to them.

U.S. Taxation of UAI and its Subsidiaries

A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. federal income tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, Treasury regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that GI plc and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A non-U.S. corporation deemed to be so engaged will be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the Business Profits provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a

U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. GI plc and certain of its non-U.S. subsidiaries may file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that any of them are subject to U.S. federal income tax. The highest marginal federal income tax rate for corporations currently is 35%. The “branch profits” tax is currently imposed on a non-U.S. corporation’s effectively connected earnings and profits (i.e., generally effectively connected income less federal income taxes) at a 30% rate, although this rate may be reduced by treaty. The U.S.-Ireland Treaty reduces this tax rate to 5%. The U.S.-Bermuda Treaty does not reduce this tax rate.

If GI plc is entitled to the benefits of the Business Profits provision of the U.S.-Ireland Treaty, it would not be subject to U.S. income tax on any of its business profits found to be effectively connected with a U.S. trade or business unless that trade or business was conducted through a permanent establishment in the United States. No Treasury regulations interpreting the U.S.-Ireland Treaty have been issued. GI plc intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. An enterprise resident in Ireland generally will be entitled to the benefits of the U.S.-Ireland Treaty if it is a company whose principal class of shares is primarily and regularly traded on a recognized stock exchange. Because our Class B ordinary shares are not traded on a stock exchange, we do not expect to satisfy this test. Alternatively, a company resident in Ireland generally will be entitled to the benefits of the U.S.-Ireland Treaty if at least 50% of the aggregate vote and value of the company’s shares is directly or indirectly owned by persons who would themselves qualify for benefits under the U.S.-Ireland Treaty as individuals, qualified governmental entities, publicly-traded persons or companies, or tax-exempt organizations, and a base erosion test is satisfied. In general, the base erosion test is satisfied if amounts that are paid or accrued by GI plc to persons that are not themselves eligible for benefits under the U.S.-Ireland Treaty as individuals, qualified governmental entities, publicly-traded persons or companies, or tax-exempt organizations and that are deductible for Irish income tax purposes in the tax year do not exceed 50% of GI plc’s gross income for that year. We cannot be certain whether GI plc will be eligible for U.S.-Ireland Treaty benefits immediately after the Transaction or will be eligible in the future due to legal uncertainties regarding the application of the U.S.-Ireland Treaty to us as well as uncertainties regarding the residence and citizenship of our ultimate beneficial owners.

In addition, we conduct operations in Bermuda through our subsidiary Wind River Reinsurance Company, Ltd., which we refer to as “Wind River Reinsurance.” If Wind River Reinsurance is entitled to the benefits of the U.S.-Bermuda Treaty, Wind River Reinsurance would not be subject to U.S. income tax on any business profits of its insurance enterprise found to be effectively connected with a U.S. trade or business unless that trade or business were conducted through a permanent establishment in the United States. No Treasury regulations interpreting the U.S.-Bermuda Treaty have been issued. Wind River Reinsurance currently intends to limit its U.S. contacts so as not to be engaged in a trade or business in the United States and to reduce the risk that it will have a permanent establishment in the United States, although we cannot be certain that it will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the U.S.-Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether Wind River Reinsurance is currently eligible for U.S.-Bermuda Treaty benefits or will be eligible in the future due to legal uncertainties regarding the application of the U.S.-Bermuda Treaty to Wind River Reinsurance as well as to uncertainties regarding the residency and citizenship of Wind River’s indirect owners.

Non-U.S. insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Wind River Reinsurance is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the U.S.-Bermuda Treaty, a significant portion of its investment income may be subject to U.S. income tax. In addition, while the U.S.-Bermuda Treaty clearly applies to premium income, it is uncertain whether the U.S.-Bermuda Treaty applies to other income such as investment income. If Wind River Reinsurance is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the U.S.-Bermuda Treaty in general, but the U.S.-Bermuda Treaty is interpreted not to apply to investment income, a significant portion of Wind River Reinsurance’s investment income could be subject to U.S. income tax.

Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to 30% U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. The U.S.-Bermuda Treaty does not reduce the U.S. withholding rate on U.S. source investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. Generally, the rate of tax is 4% for casualty insurance premiums and 1% for reinsurance premiums, although in certain cases these excise taxes are eliminated by application of relevant tax treaties. The U.S.-Bermuda Treaty does not reduce this tax rate.

The U.S. subsidiaries of GI plc will be subject to taxation in the United States at regular corporate rates.

U.S. Taxation of Shareholders

Taxation of Distributions.  Subject to the discussions below relating to the potential application of the controlled foreign corporation rules, which we refer to as “CFC” rules, the related person insurance income, which we refer to as “RPII” rules, and the passive foreign investment company, which we refer to as “PFIC” rules, the gross amount of a distribution paid with respect to GI plc ordinary shares, including the full amount of any Irish withholding tax thereon, will be a dividend for U.S. federal income tax purposes to the extent paid out of the current or accumulated earnings and profits of GI plc (as determined for U.S. federal income tax purposes). Under current law, certain dividends received by individuals and other non-corporate U.S. Holders in taxable years beginning before January 1, 2011 from a qualified foreign corporation may be subject to a maximum tax rate of 15%. We believe dividends paid in taxable years beginning before January 1, 2011 on GI plc Class A ordinary shares that are traded on NASDAQ Global Select Market to individuals and certain non-corporate holders will be eligible for such reduced rates of tax as “qualified dividend income,” provided that GI plc is not a PFIC during the relevant period and certain other requirements, including stock holding period requirements, are satisfied. Moreover, subject to the same conditions above, dividends paid on GI plc Class B ordinary shares before 2011 to individuals and certain non-corporate holders should also be treated as qualified dividend income so long as GI plc is eligible for the benefits of the U.S.-Ireland Treaty. This reduced tax rate will not be available in all situations, and U.S. Holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends paid by GI plc will not be eligible for the dividends received deduction allowed to corporate shareholders under the Code.

To the extent that a distribution exceeds GI plc’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), it will be treated as a nontaxable return of capital to the extent of the U.S. Holder’s basis in the stock, and thereafter as a capital gain.

Classification of GI plc and any of its Non-U.S. Subsidiaries as Controlled Foreign Corporations.  Each “10% U.S. Shareholder” (as defined below) of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through non-U.S. entities, on the last day in such year on which such corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “Subpart F income,” even if the Subpart F income is not distributed. A non-U.S. corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of Section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such corporation, or more than 50% of the total value of all stock of such corporation, on any day during the taxable year of such corporation. For purposes of taking into account insurance income, a CFC generally also includes a non-U.S. insurance company in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned (directly, indirectly through non-U.S. entities or constructively) by 10% U.S. Shareholders, on any day during the taxable year of such corporation. Subpart F income of a non-U.S. insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income). A “10% U.S. Shareholder” is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the non-U.S. corporation. As a result of the constructive ownership rules of Section 958(b), a U.S. person who owns directly or indirectly 10% of the value of the ordinary shares of GI plc could be treated as a U.S. Shareholder of Wind River Reinsurance even if such U.S. person owns less than 10% of the voting power of such ordinary shares. We believe that UAI Ltd. and Wind River Reinsurance currently are not CFCs and that GI plc and Wind River Reinsurance will not be CFCs immediately after the Transaction; there can be no assurance, however, that this is or will be the case due to legal uncertainties regarding the application of the attribution and constructive ownership rules applicable for this purpose.

The RPII CFC Provisions.  The following discussion generally is applicable only if the RPII of Wind River Reinsurance, determined on a gross basis, is 20% or more of its gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any taxable year in which the gross RPII of Wind River Reinsurance falls below the 20% gross insurance income threshold or the 20% Ownership Exception is met. Although we cannot be certain, we believe that Wind River Reinsurance was in prior years of operation and will be for the foreseeable future either below the 20% gross insurance income threshold or within the 20% Ownership Exception for each taxable year.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of Wind River Reinsurance in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. person who owns (directly or indirectly through non-U.S. entities) any amount of GI plc’s ordinary shares. Generally, the term “related person” for this purpose means any person who controls or is controlled by the RPII shareholder or any person who is controlled by the same person or persons who control the RPII shareholder. For these purposes, control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership rules. Wind River Reinsurance will be treated as a CFC under the RPII CFC provisions if RPII shareholders are treated as owning (directly, indirectly through non-U.S. entities or constructively) 25% or more of the shares of GI plc by vote or value.

RPII Exceptions.  The special RPII rules would not apply with respect to Wind River Reinsurance if (i) at all times during the taxable year less than 20% of the voting power and less than 20% of the value of the stock of GI plc (the “20% Ownership Exception”) was owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by Wind River Reinsurance or related persons to any such person, (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of Wind River Reinsurance for the taxable year (the “20% Gross Income Exception”), (iii) Wind River Reinsurance elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and satisfy certain other requirements or (iv) Wind River Reinsurance elects to be treated as a U.S. corporation and to waive all treaty benefits and satisfy certain other requirements. Wind River Reinsurance does not intend to make either of the elections described in (iii) or (iv). Where none of these exceptions applies, each U.S. person owning or treated as owning any shares in GI plc (and therefore, indirectly, in Wind River Reinsurance) on the last day of GI plc’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the portion of the taxable year during which Wind River Reinsurance was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by each such U.S. person’s share of Wind River Reinsurance’s current-year earnings and profits (as determined for U.S. federal income tax purposes) as reduced by the U.S. person’s share, if any, of certain prior-year deficits in earnings and profits (as determined for U.S. federal income tax purposes). Wind River Reinsurance intends to operate in a manner such that it qualifies for either the 20% Gross Income Exception or the 20% Ownership Exception, but there is no assurance that it will be successful in doing so.

Computation of RPII.  For any taxable year in which Wind River Reinsurance does not meet the 20% Gross Income Exception or the 20% Ownership Exception, GI plc may also seek information from its shareholders as to whether beneficial owners of ordinary shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent GI plc is unable to determine whether a beneficial owner of ordinary shares is a U.S. Person, we may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If Wind River Reinsurance meets either the 20% Gross Income Exception or the 20% Ownership Exception, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Uncertainty as to Application of RPII.  The RPII provisions are complex, have never been interpreted by the courts or the Treasury Department in final Treasury regulations, and Treasury regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Wind River Reinsurance is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any U.S. Holder which does business with Wind River Reinsurance should consult its own tax advisor as to the effects of these uncertainties.

Tax-Exempt Shareholders.  Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income if Wind River Reinsurance is a CFC. Tax exempt entities are urged to consult their own tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in certain circumstances.

Dispositions of Common Shares.  Subject to the discussions below relating to the potential application of Section 1248 of the Code and the PFIC rules, U.S. Holders of ordinary shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year at the time of the sale, exchange or other taxable disposition. Preferential tax rates may apply to long-term capital gains of individuals and other non-corporate U.S. Holders. The deductibility of capital losses is subject to significant limitations under the Code.

Section 1248 of the Code generally provides that a U.S. person that owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of a non-U.S. corporation at any time during the five-year period ending on the date of a sale or exchange of stock in such corporation at a time when the corporation was a CFC must treat any gain realized from such sale or exchange as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) attributable to the period during which the person held the shares while the corporation was a CFC (with certain adjustments). As explained above, we believe that GI plc will not be a CFC immediately after the

Transaction; there can be no assurance, however, that this will be the case due to legal uncertainties regarding the application of such rules. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, GI plc will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form.

Section 1248 of the Code also applies to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Proposed Treasury regulations do not address whether Section 1248 of the Code would apply if a non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Section 1248 of the Code under the RPII rules should not apply to dispositions of ordinary shares because GI plc will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed Treasury regulations in a contrary manner or that the Treasury Department will not amend the proposed Treasury regulations to provide that these rules will apply to dispositions of ordinary shares. U.S. Holders should consult their own tax advisors regarding the effects of these rules on a disposition of ordinary shares.

Passive Foreign Investment Companies.  In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income,” which we refer to as the “75% test,” or (ii) 50% or more of its assets produce or are held for the production of passive income, which we refer to as the “50% test.”

If GI plc were characterized as a PFIC during a given year during which a U.S. Holder held ordinary shares, such U.S. Holder would be subject to generally adverse rules upon the sale at a gain of, or receipt of an “excess distribution” with respect to, its ordinary shares, unless such person (i) was a 10% U.S. Shareholder and we were a CFC or (ii) made a “qualified electing fund election” or “mark-to-market” election. It is uncertain whether GI plc would be able to provide its shareholders with the information necessary for a U.S. Holder to make a qualified electing fund election and the holders of Class B ordinary shares would not be eligible for a mark-to-market election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the ordinary shares during the three preceding taxable years (or shorter period during which the taxpayer held ordinary shares). Generally, a U.S. Holder would be required to allocate any excess distribution or any gain from the sale or other disposition of the ordinary shares ratably over its holding period for the ordinary shares. Such amounts would be taxed as ordinary income and amounts allocated to prior taxable years would be subject to an interest charge at a rate applicable to underpayments of tax. In addition, a distribution paid by GI plc to U.S. Holders that is characterized as a dividend and not as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income with respect to dividends paid before 2011.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income” (the “Insurance Income Exception”). The PFIC provisions also contain a look-through rule under which a non-U.S. corporation generally shall be treated as if it “received directly its proportionate share of the income...” and as if it “held its proportionate share of the assets...” of any other corporation in which it owns at least 25% of the value of the stock.

The Insurance Income Exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of the insurance subsidiaries of GI plc will be predominantly engaged in the active conduct of an insurance business, and, additionally, we expect that in each year of operations the income and assets of GI plc and its subsidiaries treated as passive income and assets will not exceed the 75% test or 50% test amounts with respect to the overall income and assets of GI plc and its subsidiaries for such year. Under the look-through rule, GI plc should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that GI plc should not be treated as a PFIC for the current year and for the foreseeable future. Furthermore, based on the application of these rules, we believe that UAI Ltd. was not a PFIC in prior taxable years, and will not be a PFIC in the current taxable year. We cannot be certain that the IRS will not successfully challenge this position or that a court would not sustain such challenge because the determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Furthermore, there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company, and new Treasury regulations or pronouncements interpreting or clarifying these rules may be forthcoming. U.S. Holders should consult their own tax advisors as to the effects of the PFIC rules.

Information Reporting and Backup Withholding.  U.S. Holders who owned (i) at least 5% (by vote or value) of the total outstanding UAI Ltd. Class A common shares or at least 1% (by vote or value) of the total outstanding UAI Ltd. Class B common shares or (ii) whose tax basis in their UAI Ltd. shares surrendered pursuant to the Transaction equals or exceeds $1 million are subject to certain reporting requirements with respect to the Transaction.

In addition, U.S. Holders that are Section 1248 Shareholders will be required to file a notice with the IRS on or before the last day for filing the federal income tax return for the U.S. Holder’s taxable year in which the Transaction is consummated. The notice must contain certain information specifically enumerated in the Treasury regulations promulgated under Section 367(b) of the Code. U.S. Holders are advised to consult their own tax advisors for assistance in preparing such notice.

Information returns may be filed with the IRS in connection with distributions on our ordinary shares and the proceeds from a sale or other taxable disposition of our ordinary shares unless the U.S. Holder of our ordinary shares establishes an exemption from the information reporting rules. A U.S. Holder of ordinary shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the Transaction.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a U.S. Holder as described below under the heading “— Irish Tax Considerations” will not be creditable against U.S. federal income taxes, although a U.S. Holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. U.S. Holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain investors who are the beneficial owners of GI plc ordinary shares. It is based on existing Irish law and practices in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to GI plc ordinary shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their GI plc ordinary shares by virtue of an office or employment. This summary is not exhaustive and shareholders should consult their own tax advisors as to the tax consequences in Ireland, or other relevant jurisdictions of the Transaction, including the acquisition, ownership and disposition of the GI plc ordinary shares.

Irish Tax on Chargeable Gains

The receipt by UAI Ltd. shareholders of GI plc ordinary shares as consideration for the repurchase and cancellation of their UAI Ltd. shares in the Transaction will not give rise to a liability to Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency.

The issuance, pursuant to the Transaction, of GI plc ordinary shares to holders of UAI Ltd. shares who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency, should be treated as falling within the relief for reconstructions for the purposes of taxation of chargeable gains (“Irish CGT”). Accordingly, the GI plc ordinary shares issued to holders of UAI Ltd. shares in accordance with their entitlements as holders of UAI Ltd. shares should be treated as the same asset and as acquired at the same time as the UAI Ltd. shares. The receipt of cash in lieu of fractional shares may trigger a liability to Irish tax on chargeable gains for such shareholders. Shareholders should consult their own tax advisor if they believe they may be subject to Irish tax.

Withholding Tax on Dividends

Distributions made by GI plc will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20%) unless one of the exemptions described below applies, which we believe will be the case for the majority of shareholders. DWT (if any) arises in respect of dividends paid by GI plc. For DWT purposes, a dividend includes any distribution made by GI plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. GI plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain shareholders (both individual and corporate) are also entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from GI plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•	a corporate shareholder resident for tax purposes in a “relevant territory” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to GI plc’s qualifying intermediary) before the record date for the dividend (in the case of shares held beneficially), or to GI plc’s transfer agent at least 14 business days before such record date (in the case of shares held directly).

GI plc will enter into an agreement with an institution which will be recognized by the Irish Revenue Commissioners as a “qualifying intermediary” prior to paying any dividends or making any distributions. This will satisfy one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to cash distributions in respect of those shares of GI plc (the “Deposited Securities”) that are held through DTC. The agreement will also provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after GI plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

GI plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. forms and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html. In most cases, individual shareholders resident in a relevant territory should complete a non-resident Form V2A and corporate shareholders resident in a relevant territory should complete a non-resident Form V2B. Where a shareholder is neither an individual nor a company but is resident in a relevant territory, it should complete a non-resident Form V2C. Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.

For a list of “relevant territories” as defined for the purposes of DWT, please see Annex C to this proxy statement.

Shares Held by U.S. Resident Shareholders

Dividends paid on GI plc ordinary shares that are owned by residents of the U.S. and held beneficially through DTC will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S. UAI strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to UAI’s qualifying intermediary) by filing a Form W-9 with their broker.

Dividends paid on GI plc ordinary shares that are owned by residents of the U.S. and held directly will not be subject to DWT if the shareholder held shares on February 17, 2010 and has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to UAI’s transfer agent or if the shareholder became a shareholder after February 17, 2010 and has provided the appropriate Irish dividend withholding tax forms to GI plc’s transfer agent, in either case, at least 14 business days before the record date for the first dividend to which the shareholder is entitled. GI plc strongly recommends that such shareholders ensure that appropriate Form W-9 or taxpayer identification number or Irish dividend withholding tax form has been provided to GI plc’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of “Relevant Territories” Other Than the U.S.

Dividends paid to our shareholders who are residents of “relevant territories” other than the U.S. generally will not be subject to Irish dividend withholding tax, but those shareholders will need to provide the appropriate tax forms in order to receive their dividends without any Irish dividend withholding tax as summarized below.

Shareholders who are residents of “relevant territories” other than the U.S. who acquired their shares on or before February 17, 2010 generally will receive dividends paid on or before September 30, 2010 without any DWT. For shares held beneficially through DTC, dividends will be paid on or before September 30, 2010 without any DWT if the address of the relevant shareholder in his or her broker’s records as evidenced by a Form W-8 is in a “relevant territory” other than the U.S. UAI strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to UAI’s qualifying intermediary). For shares held directly, dividends will be paid on or before September 30, 2010 without any DWT if the shareholder has provided a valid U.S. Form W-8 showing an address in a “relevant territory” other than the U.S. to GI plc’s transfer agent at least 14 business days before the record date for the first dividend to which they are entitled. GI plc strongly recommends that such shareholders ensure that appropriate tax form has been provided to GI plc’s transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire all of their shares after February 17, 2010 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT. Such shareholders must provide the appropriate Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to GI plc’s qualifying intermediary) before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to UAI’s transfer agent at least 14 business days before such record date (in the case of shares held directly). UAI strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or UAI’s transfer agent, as the case may be, as soon as possible after acquiring their shares.

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends after September 30, 2010 without DWT. Such shareholders must provide the appropriate Irish forms to their brokers (so that such brokers can further transmit the relevant information to UAI’s qualifying intermediary) before the record date for the first dividend paid after September 30, 2010 (in the case of shares held beneficially), or to UAI’s transfer agent at least 14 business days before such record date (in the case of shares held directly). UAI strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or UAI’s transfer agent, as the case may be, as soon as possible.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their GI plc ordinary shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (so that such brokers can further transmit the relevant information to GI plc ’s qualifying intermediary) before the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to GI plc ’s transfer agent at least 14 business days before such record date (in the case of shares held directly). Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Shares Held by Other Persons

GI plc shareholders who do not reside in “relevant territories” or in Ireland will be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish dividend withholding tax form to his or her broker (so that such broker can further transmit the relevant information to GI plc’s qualifying intermediary) prior to the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to GI plc’s transfer agent at least 14 business days before such record date (in the case of shares held directly). GI plc strongly recommends that such shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to their brokers or GI plc’s transfer agent, as the case may be, as soon as possible.

If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on GI plc Ordinary Shares

Irish income tax (if any) arises in respect of dividends paid by GI plc.

A shareholder who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability for Irish income tax or the income and health levies on a dividend from GI plc unless he or she holds his or her GI plc ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is neither resident nor ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional liability to income tax or to the levies unless he or she holds his or her GI plc ordinary shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by GI plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue.

A shareholder who is resident of a “relevant territory” or otherwise exempt from Irish dividend withholding tax but who receives dividends subject to DWT should be able to make a reclaim of the DWT from the Irish Revenue Commissioners unless he or she holds his or her GI plc ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from GI plc. Such shareholders should consult their own tax advisor.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of GI plc ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because GI plc ordinary shares are regarded as property situated in Ireland as the share register of GI plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Shareholders should consult their own tax advisor as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Stamp Duty

Irish stamp duty (if any) becomes payable in respect of share transfers occurring after completion of the Transaction.

Shares held through DTC

It is anticipated that the majority of GI plc Class A ordinary shares will be held in DTC. Accordingly, for the majority of transfers of GI plc Class A ordinary shares, there will not be any Irish stamp duty.

A transfer of GI plc Class A ordinary shares from a seller who holds shares through DTC to a buyer who holds the acquired shares through DTC will not be subject to Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of GI plc ordinary shares (i) by a seller who holds shares outside of DTC to any buyer, or (ii) by a seller who holds the shares through DTC to a buyer who holds the acquired shares outside of DTC, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher) payable by the buyer.

A shareholder who holds GI plc Class A ordinary shares outside of DTC may transfer those shares into DTC (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and at the time of the transfer into DTC (or out of DTC) there is no agreement for the sale of the shares by the beneficial owner to a third party. In order to benefit from this exemption from Irish stamp duty, the seller must confirm to GI plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and there is no agreement for the sale of the shares by the beneficial owner to a third party.

Because of the potential Irish stamp duty on transfers of GI plc ordinary shares, UAI strongly recommends that all directly registered shareholders open broker accounts so they can transfer their Class A ordinary shares into DTC as soon as possible. UAI also strongly recommends that any person who wishes to acquire GI plc Class A ordinary shares after completion of the Transaction acquires such shares through DTC.

Payment of Stamp Duty

GI plc’s official share register must be maintained in Ireland. Registration in this share register will be determinative of shareholding in GI plc. Only shareholders of GI plc will be entitled to receive dividends. Subject to certain exceptions, only members of GI plc will be entitled to vote in general meetings of GI plc.

A written instrument of transfer is required under Irish law in order for a transfer of the legal ownership of shares to be registered on GI plc’s official share register. Such instruments of transfer may be subject to Irish stamp duty, which must be paid prior to the official share register being updated.

As a holder of Class A ordinary shares in GI plc who holds shares through DTC will not be the legal owner of such shares (instead, the depository (for example, Cede & Co., as nominee for DTC) will be the holder of record of such shares), a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in GI plc’s official share register, i.e., the depository will remain the record holder of such shares.

GI plc’s articles of association as they will be in effect after the Transaction delegate to GI plc’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been lodged with the Company.

To the extent that stamp duty is due but has not been paid, GI plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) the outstanding stamp duty in respect of a transfer of shares. GI plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, GI plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the GI plc ordinary shares on which we have paid stamp duty.

Cayman Islands Tax Considerations

The Transaction will not result in any income tax consequences under Cayman Islands law to UAI Ltd. or GI plc or their respective shareholders.

DESCRIPTION OF GLOBAL INDEMNITY PLC SHARE CAPITAL

The following description of GI plc’s share capital is a summary. This summary is not complete and is subject to the complete text of GI plc’s forms of memorandum and articles of association attached as Annex B to this proxy statement and to the Irish Companies Acts. We encourage you to read those laws and documents carefully. There are differences between UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association as they will be in effect after the Transaction primarily due to differences between Cayman Islands law and Irish law. See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects GI plc’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capital Structure

Authorized Share Capital.  The authorized share capital of GI plc is €40,000 and US$100,000 divided into 40,000 ordinary shares (which will become 40,000 deferred shares on consummation of the Transaction) with a nominal value of €1 per share, 600,000,000 Class A ordinary shares with a nominal value of US$0.0001 per share, 300,000,000 Class B ordinary shares with a nominal value of US$0.0001 per share and 100,000,000 preferred shares with a nominal value of US$0.0001 per share.

GI plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its articles of association. In connection with the Transaction, GI plc will also assume UAI Ltd.’s existing obligations to deliver shares under our equity incentive plans pursuant to the terms thereof. Based on the Transaction and the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An “ordinary resolution” requires a majority of the total number of votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened to consider the matter. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The articles of association of GI plc authorize the board of directors of GI plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of GI plc’s incorporation.

The authorized share capital may be increased or reduced as provided for in GI plc’s articles. The shares comprising the authorized share capital of GI plc may be divided into shares of such par value as the articles prescribes.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in GI plc’s articles of association. GI plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by GI plc. The GI plc board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, the official Irish register of shareholders of GI plc will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of GI plc any shareholder would become entitled to fractions of a share the directors may, on behalf of these shareholders sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of the sale in due proportion among those shareholders (after deduction of brokerage commissions or other sale expenses). This ability of the directors of GI plc to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of GI plc will be €40,000, comprised of 40,000 ordinary shares, with par value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital shall be reclassified as deferred shares and shall cease to carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and shall only confer the right on a return of capital, on a winding-up or otherwise, to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and may be acquired by GI plc for no consideration. We expect that GI plc will simultaneously issue a number of Class A and Class B ordinary shares with a par value of $0.0001 each that will to take into account the one-for-two exchange of Class A and Class B ordinary shares for the UAI Ltd. Class A and Class B common shares that will be cancelled as part of the Transaction (including shares of GI plc issued to UAI Ltd. in respect of any shares of UAI Ltd. held as treasury shares immediately prior to the Transaction Time). All shares issued on completion of the Transaction will be issued as fully paid up.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of GI plc’s shareholders where shares in GI plc are to be issued for cash. However, GI plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. This opt-out must be renewed every five years by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened to consider the matter. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of GI plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of GI plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which GI plc is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

GI plc will be subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of GI plc less accumulated realized losses of GI plc. In addition, as a public limited company, no distribution or dividend may be made unless the net assets of GI plc are equal to, or in excess of, the aggregate of GI plc’s called up share capital plus undistributable reserves and the distribution does not reduce GI plc’s net assets below such aggregate amount. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which GI plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed GI plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not GI plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of GI plc. The “relevant accounts” will be the last set of unconsolidated annual audited financial statements (except for any initial set of unconsolidated audited financial statements produced prior to the end of a company’s first fiscal year and which are not therefore annual audited financial statements) prepared in accordance with the Irish Companies Acts and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a “true and fair view” of GI plc’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although GI plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Proposal Number Two: Creation of Distributable Reserves and “Risk Factors.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of GI plc. GI plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits of GI plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although a payment of dividends may be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of GI plc may deduct from any dividend payable to any member all sums of money (if any) immediately payable by such member to GI plc in relation to shares of GI plc.

The directors of GI plc are also entitled to issue shares with preferred rights to participate in dividends declared by GI plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Overview

Article 3(h) of GI plc’s articles of association provides that any ordinary share which GI plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by GI plc will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by GI plc.” If the articles of association of GI plc did not contain Article 3(h), repurchases by GI plc would be subject to many of the same rules that apply to purchases of GI plc ordinary shares by subsidiaries described below under “— Purchases by Subsidiaries of GI plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of GI plc, we are referring to the redemption of ordinary shares by GI plc pursuant to Article 3(h) of the articles of association or the purchase of ordinary shares of GI plc by a subsidiary of GI plc, in each case in accordance with the GI plc articles of association and Irish company law as described below.

Repurchases and Redemptions by GI plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. Although GI plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Proposal Number Two: Creation of Distributable Reserves” and “Risk Factors.” The issue of redeemable shares may only be made by GI plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of GI plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem GI plc shares.

The board of directors of GI plc will also be entitled to issue shares which may be redeemed at the option of either GI plc or the shareholder, depending on the terms of such preferred shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by GI plc at any time must not exceed 10% of the nominal value of the issued share capital of GI plc. While GI plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by GI plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of GI plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of GI plc either on-market or off-market. A general authority of the shareholders of GI plc is required to allow a subsidiary of GI plc to make on-market purchases of GI plc ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of GI plc ordinary shares is required. We expect that GI plc will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of GI plc in 2010 and at subsequent annual general meetings. In order for a subsidiary of GI plc to make an on-market purchase of GI plc’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the shares of GI plc will be listed following the Transaction, has recently been recognized as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of GI plc, the proposed purchase contract must be authorized by special resolution of the shareholders of GI plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of GI plc.

The number of shares held by the subsidiaries of GI plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of GI plc. While a subsidiary holds shares of GI plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of GI plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Consolidation and Division; Subdivision

Under its articles of association, GI plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

GI plc may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of shares so cancelled. GI plc also may by special resolution reduce its issued share capital, any capital redemption reserve fund or any share premium account in any manner and subject to any incident authorized and consent required, by law, including that of the Irish High Court. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, namely the share premium account of GI plc, for purposes of Irish law.

General Meetings of Shareholders

GI plc will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after GI plc’s fiscal year-end. The first annual general meeting of GI plc may be held outside of Ireland. Thereafter, any annual general meeting may be held outside of Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Subject to applicable law, all general meetings of GI plc may be held outside Ireland.

Extraordinary general meetings of GI plc may be convened by the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of GI plc carrying voting rights. In limited circumstances, GI plc’s auditors can require the board of directors to convene extraordinary general meetings of GI plc. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of GI plc as may be required from time to time. Unless the consent of all the shareholders entitled to receive notice of that meeting is obtained at any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of GI plc (with the exception of the holder of the Euro Share Capital) and to the auditors of GI plc. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, GI plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of GI plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of GI plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until such time as additional directors have been appointed to replace them. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the next greatest number of votes in favor of their election shall hold office until one or more additional directors have been appointed to replace that director.

Pursuant to Irish law, if the directors become aware that the net assets of GI plc are half or less of the amount of GI plc’s called-up share capital, the directors of GI plc must convene an extraordinary general meeting of GI plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

All votes at a meeting shall be determined by a poll and every shareholder shall have one vote for each Class A ordinary share and ten votes for each Class B ordinary share that he or she holds as of the record date for the meeting (unless statute provides otherwise such as is the case in a scheme of arrangement). Voting rights on a poll may be exercised by shareholders registered in GI plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by GI plc’s articles of association. The articles of association of GI plc permit the appointment of proxies by the shareholders to be notified to GI plc electronically.

In accordance with the articles of association of GI plc, the directors of GI plc may from time to time cause GI plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meeting of shareholders.

The Euro Share Capital shall carry no right to receive notice of or to attend, vote or speak at any shareholder meeting.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened to consider the matter. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of GI plc’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects or memorandum of association of GI plc;

•	Amending the articles of association of GI plc;

•	Approving a change of name of GI plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of GI plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that GI plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of GI plc present and voting in person or by proxy; and (2) 50% in number of the voting shareholders, at the meeting convened to consider the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of GI plc is addressed in the articles of association of GI plc as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of GI plc must be approved in writing by holders of three quarters (3/4) of the issued shares as that class or with the sanction of a special resolution of the shareholders of the class or series affected.

Quorum for General Meeting

The presence, in person or by proxy, of one or more holders holding at least a majority of the votes eligible to be cast at a general meeting constitutes a quorum for the conduct of business. No business may take place at a general meeting of GI plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of GI plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of GI plc and any act of the Irish Government which alters the memorandum of association of GI plc; (2) inspect and obtain copies of the minutes of general meeting and resolutions of GI plc; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by GI plc; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of GI plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of GI plc will also have the right to inspect all books, records and vouchers of GI plc. If required by law, the auditors’ report must be circulated to the shareholders with copies of the balance sheet and auditors’ report 21 days before the annual general meeting and must be read to the shareholders at GI plc’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% or more in value of the shares of GI plc present in person or by proxy and entitled to vote; and (2) 50% in number of the voting shareholders, at the meeting convened to consider the scheme;

(b) through a tender offer by a third party for all of the shares of GI plc. Where the holders of 80% or more in value of GI plc’s ordinary shares have accepted an offer for their shares in GI plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of GI plc were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for GI plc to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If GI plc is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to GI plc’s shareholders is not all in the form of cash, GI plc’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s assets to a third party.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in at least 5% of the shares of an Irish public limited company. A shareholder of GI plc must therefore make such a notification to GI plc if as a result of a transaction the shareholder will be interested in 5% or more of the shares of GI plc; or if as a result of a transaction a shareholder who was interested in more than 5% will cease to be interested in at least 5% of the shares of GI plc. Where a shareholder is interested in more than 5% of the shares of GI plc, any alteration of his or her interest that brings his or her total holding to the nearest whole percentage number, whether an increase or a reduction, must be notified to GI plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of GI plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to GI plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in GI plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

GI plc’s articles of association also give authority to the board of directors to request from any direct or indirect holder of shares, such information as is required to determine whether that shareholder may be a U.S. person and controls 9.5% or more of the voting power of UAI Ltd. GI plc has the power under it articles to adjust the voting power of all shares to the extent necessary so that there is no 9.5% U.S. shareholder, to avoid potential consequences for the U.S. shareholder under the United States Internal Revenue Code of 1986, except that, such adjustment shall not apply to the Fox Paine Entities or any group, as that term is used in Section 13(d) of the Exchange Act, referred to as a “13D Group,” which beneficially owns greater than 75% of the voting power or value of the issued shares of GI plc or any 13D Group in which a Fox Paine entity participates.

Further under GI plc’s articles of association any direct or indirect holder of shares that has actual knowledge that it is the owner of 9.5% or more of the voting power of all issued and outstanding shares of GI plc shall give notice to GI plc within ten days of acquiring that knowledge.

In addition to the above disclosure requirement, GI plc, under the Irish Companies Acts, may by notice in writing require a person whom GI plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in GI plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of GI plc, to give such further information as may be required by GI plc including particulars of such person’s own past or present interests in shares of GI plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by GI plc on a person who is or was interested in shares of GI plc and that person fails to give GI plc any information required within the reasonable time specified, GI plc may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from GI plc on those shares, whether in respect of capital or otherwise.

Where the shares in GI plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of GI plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in GI plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in GI plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule. Fox Paine and its affiliates will be considered by GI plc as a single holder with regard to their holdings in GI plc for these purposes.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of GI plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for GI plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of GI plc (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of GI plc or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per GI plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of GI plc in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of GI plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of GI plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of GI plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of GI plc is not permitted to take any action which might frustrate an offer for the shares of GI plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by GI plc’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Subject to certain exceptions, the Fox Paine Entities will be able to prevent or cause a change of control because of their voting power with respect to GI plc ordinary shares upon completion of the Transaction. For other provisions that could be considered to have an anti-takeover effect, please see above at “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Election of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Vacancies on Board of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Removal of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Consent to Action Without Meeting,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Amendment of Governing Documents” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Director Nominations; Proposals of Shareholders” below.

Voting of Subsidiaries’ Shares

GI plc’s articles of association provide that, if GI plc is required or entitled to vote at a general meeting of any direct subsidiary of GI plc that is organized under the laws of a jurisdiction outside the United States of America, the directors shall refer the subject matter of the vote to the shareholders of GI plc at a general meeting (subject to certain exceptions) and seek authority from the shareholders for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The Directors shall cause GI plc’s corporate representative or proxy to vote GI plc’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of GI plc, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of GI plc that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of GI plc as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated corporations. Notwithstanding, the directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in GI plc’s articles of association. GI plc will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.

Corporate Governance

The articles of association of GI plc allocate authority over the management of GI plc to the board of directors. The board of directors may then delegate management of GI plc to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of GI plc. It is the intention of GI plc to replicate the existing committees that are currently in place for UAI Ltd. which include an Audit Committee, a Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and a Section 162(m) Committee. It also is the intention of GI plc to adopt UAI Ltd.’s current corporate governance policies which include the Code of Business Conduct and Ethics, Corporate Communications Policy, Insider Trading Policy, and other policies pertaining to the Audit Committee.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly formed Irish company is Global Indemnity public limited company. GI plc was incorporated in Ireland, as a public limited company on March 9, 2010 with company registration number 481805. GI plc’s fiscal year ends on December 31 and GI plc’s registered address is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Republic of Ireland.

Duration; Dissolution; Rights upon Liquidation

GI plc’s duration will be unlimited. GI plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of GI plc cast at a general meeting is required. GI plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where GI plc has failed to file certain returns.

The rights of the shareholders to a return of GI plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, is prescribed in GI plc’s articles of association and may be prescribed in the terms of any preferred shares issued by the directors of GI plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of GI plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. GI plc’s articles provide that the ordinary shareholders of GI plc are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares, as the directors will fix at the time of issuance.

Uncertificated Shares

Holders of ordinary shares of GI plc will be entitled to a certificate for their shares. The transfer of ordinary shares in GI plc could be subject to Irish stamp duty. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

NASDAQ Listing

We intend to file an application with NASDAQ to list the GI plc Class A ordinary shares that holders of UAI Ltd. Class A common shares will receive in the Transaction. We expect that, immediately following the Transaction Time, the GI plc Class A ordinary shares will be listed on NASDAQ under the new symbol “GBLI.” We do not plan to be listed on the Irish Stock Exchange at the present time.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued and fully paid.

Transfer and Registration of Shares

GI plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in GI plc. A shareholder of GI plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially will not be registered in GI plc’s official share register, as the depositary or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on GI plc’s official share register any transfer of shares from a person who holds such shares directly to any other person, or from a person who holds such shares beneficially to a person who holds such shares directly or from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on GI plc’s official Irish share register.

To the extent that stamp duty is due but has not been accounted for, GI plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) the outstanding stamp duty in respect of a transfer of shares. GI plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, GI plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the GI plc ordinary shares on which we have paid stamp duty.

GI plc’s articles of association as they will be in effect after the Transaction delegate to GI plc’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been recorded with GI plc. In order to help ensure that the official share register is regularly updated to reflect trading of GI plc ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from GI plc for this purpose) or request that GI plc execute an instrument of transfer on behalf of the transferring party in a form determined by GI plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to GI plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on GI plc’s official Irish share register (subject to the matters described below).

The directors of GI plc have general discretion to decline to register an instrument of transfer if:

(i) the transfer is not in respect of one class of share only, or

(ii) it appears to the directors, in their sole and absolute discretion, that any non-de minimis adverse tax, regulatory or legal consequences to GI plc or any of its subsidiaries, shareholder or affiliate would result from such transfer (including if such consequence arises as a result of any U.S. Person owning Controlled Shares constituting 9.5% or more of the value of the Company or the voting shares of the Company (subject to certain exceptions), or

(iii) such share has not been registered under the U.S. Securities Act of 1933, as amended from time to time, or is not exempt from registration under that Act, or a written opinion from counsel acceptable to the Company has not been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required.

The directors may request from any shareholder information to determine whether any transfer should be permitted. If such information is not forwarded, the board of directors may decline to approve or register such transfer. The board of directors shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities, if such approval is required.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the board of directors may from time to time determine.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

Your rights as a Class A and Class B common shareholder of UAI Ltd. and the relative powers of UAI Ltd.’s board of directors are governed by Cayman Islands law and UAI Ltd.’s memorandum and articles of association. After the Transaction, you will become a shareholder of GI plc, and your rights and the relative powers of GI plc’s board of directors will be governed by Irish law and GI plc’s memorandum and articles of association as they will be in effect after the Transaction.

Many of the principal attributes of UAI Ltd.’s Class A and Class B common shares and GI plc’s Class A and Class B ordinary shares, respectively, will be similar. However, there are differences between what your rights are under Cayman Islands law and what they will be after the Transaction under Irish law. In addition, there are differences between UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association as they will be in effect after the Transaction, which are primarily attributable to differences between Cayman Islands law and Irish law. The following discussion is a summary of material changes in your rights resulting from the Transaction. This summary is not complete and does not cover all of the differences between Irish law and Cayman Islands law affecting companies and their shareholders or all the differences between UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Irish Companies Acts, the Cayman Islands Companies Law (as amended), UAI Ltd.’s memorandum and articles of association and GI plc’s memorandum and articles of association as they will be in effect after the Transaction. We encourage you to read those laws and documents carefully. GI plc’s form of memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B. For information as to how you can obtain UAI Ltd.’s memorandum and articles of association, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of GI plc below reflects GI plc’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capitalization

Authorized Share Capital

UAI Ltd.  UAI Ltd.’s authorized share capital is US$100,000 divided into two classes of shares:

•	900,000,000 common shares, par value $0.0001 per share, of which 36,508,907 Class A common shares and 24,122,744 Class B common shares were issued and outstanding as of April 20, 2010; and

•	100,000,000 preferred shares, par value $0.0001 per share, none of which were issued and outstanding as of April 20, 2010.

UAI Ltd.’s common shares currently issued and outstanding are fully paid and non-assessable, which means that the common shares are paid for in full at the time they are issued, and, once the common shares are paid for in full, there is no further liability for further assessment or taxation.

GI plc.  The authorized share capital of GI plc is €40,000 and US$100,000 divided into 40,000 shares (which will become 40,000 deferred shares on consummation of the Transaction) with a nominal value of €1 per share, and 600,000,000 Class A ordinary shares with a nominal value of US$0.0001 each, 300,000,000 Class B ordinary shares with a nominal value of US$0.0001 each and 100,000,000 preferred shares with a nominal value of US$0.0001 each, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. The authorized share capital includes 40,000 shares (which will become 40,000 deferred shares on consummation of the Transaction) with a par value of €1 per share, even though there is no analogous authorization in the UAI Ltd.’s articles of association in order to satisfy statutory requirements for the incorporation and statutory authorized minimum nominal issued share capital requirements of all Irish public limited companies.

GI plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. In connection with the Transaction, GI plc will also assume UAI Ltd.’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof. Based on the Transaction and the one-for-two exchange, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options to reflect the exchange ratio pursuant to the terms of such instruments.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires a majority of the total number of votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened to consider the matter. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, which does not have an analogous provision under Cayman Islands law, the articles of association of GI plc authorize the board of directors of GI plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of GI plc’s incorporation.

The authorized share capital may be increased or reduced by way of an ordinary resolution of GI plc’s shareholders. The shares comprising the authorized share capital of GI plc may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in GI plc’s articles of association. GI plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by GI plc. The GI plc board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Unlike Cayman Islands law, Irish law does not recognize fractional shares held of record; accordingly, the official Irish register of GI plc will not reflect any fractional shares.

UAI Ltd.’s articles of association provide that the directors may, from time to time and without approval by UAI Ltd.’s shareholders, create and issue other series of preferred shares setting forth the rights and preferences of each class or series, including the following:

•	the number of preferred shares to constitute such series and the distinctive designation thereof;

•	the dividend rate and the preferences with respect thereto, if any, on the preferred shares of such series, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and whether such dividends may be payable in cash or in kind;

•	whether the preferred shares of such series shall be convertible into shares of any other class or classes or any other series of the same class or class or classes of shares of the Company and the conversion price or prices or rate or rates at which such exchange may be made, with such adjustments, if any as shall be stated and expressed or provided in such resolution or resolutions;

•	the preferences, if any, and the amounts thereof, that the preferred shares of such series shall be entitled to receive upon the winding up, liquidation or dissolution of the Company;

•	the voting power, if any, of the preferred shares of such series;

•	redemption terms and rights of first refusal with respect to the preferred shares of such series; and

•	such other terms, conditions, special rights and provisions as may seem advisable to the board of directors.

Issued Share Capital

UAI Ltd.  At April 20, 2010, 36,508,907 Class A common shares and 24,122,744 Class B common shares were issued and outstanding and an additional 6,072,584 Class A common shares were held in treasury. No preference shares are currently issued or outstanding.

GI plc.  Immediately prior to the Transaction, the issued share capital of GI plc will be €40,000, comprised of 40,000 ordinary shares of €1 each, comprising of the Euro Share Capital. In connection with the consummation of the Transaction, the Euro Share Capital shall be reclassified as deferred shares and shall cease to carry any right to a dividend or to receive notice of or to attend, vote or speak at any shareholder meeting and shall only confer the right on a return of capital, on a winding-up or otherwise, to repayment of the nominal value paid on those shares and only after repayment of the Class A and Class B ordinary shares in full and may be acquired by GI plc for no consideration. We expect that GI plc will simultaneously issue a number of Class A and Class B ordinary shares with a par value of $0.0001 and $0.0001, respectively, that will take into account the one-for-two exchange of Class A and Class B ordinary shares for the UAI Ltd. Class A and Class B common shares that will be cancelled as part of the Transaction (including shares of GI plc issued to UAI Ltd. in respect of any shares of UAI Ltd. held as treasury shares immediately prior to the Transaction Time). All shares issued on completion of the Transaction will be issued as fully paid up. Under its articles of association, GI plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

UAI Ltd.  UAI Ltd. may, by special resolution, reduce or alter its share capital and any capital redemption reserve in any manner authorized by law.

GI plc.  GI plc may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, are unissued or have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so cancelled. GI plc also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, more specifically the share premium of GI plc, for purposes of Irish law.

Pre-emption Rights

UAI Ltd.  Shareholders do not have pre-emption rights under the Cayman Companies Law or in UAI Ltd.’s memorandum and articles of association over further issuances of shares in the capital of UAI Ltd.

GI plc.  Certain statutory pre-emption rights apply automatically in favor of GI plc’s shareholders where shares in GI plc are to be issued for cash. However, GI plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, and there is no analogous provision under Cayman Islands law, GI plc’s articles of association provide that this opt-out must be so renewed even though UAI Ltd.’s articles of association do not include an analogous provision. A special resolution requires not less than 75% of the votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened for this purpose. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of GI plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of GI plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which GI plc is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

GI plc will be subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Distributions and Dividends; Repurchases and Redemptions

Distributions and Dividends

UAI Ltd.  Under Cayman Islands law, UAI Ltd.’s board of directors may pay such dividends as appear to the directors to be justified by UAI Ltd.’s profits or financial condition out of profits available for distribution or out of the “share premium account” (similar to the concept of additional paid-in capital) if UAI Ltd. has the ability to pay its debts as they become due immediately after payment of the dividend. UAI Ltd.’s articles of association of association permit the board of directors to declare dividends out of profits or out of monies otherwise available for dividends in accordance with Cayman Islands law.

GI plc.  Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of GI plc less accumulated realized losses of GI plc. In addition, as a public limited company, no distribution or dividend may be made unless the net assets of GI plc are equal to, or in excess of, the aggregate of GI plc’s called up share capital plus undistributable reserves and the distribution does not reduce GI plc’s net assets below such aggregate amount. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which GI plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed GI plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not GI plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of GI plc. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements (except for any initial set of unconsolidated audited financial statements produced prior to the end of the company’s first fiscal year and which are not therefore annual financial statements) prepared in accordance with the Companies Acts and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a “true and fair view” of GI plc’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although GI plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of GI plc. GI plc’s articles of association authorize the directors to declare such interim dividends as appear justified from the profits of GI plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although payment of dividends may be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets. Dividends, if any, are only payable to those holder’s shares who are noted as owning shares of the company in UAI’s register of members. Although the provisions of GI plc articles of association described in this paragraph are different from the analogous provisions of UAI — Cayman’s articles of association, these differences are required due to differences between Irish law and Cayman Islands law with respect to distributions and dividends.

The directors of GI plc may deduct from any dividend payable to any member all sums of money (if any) payable by such member to GI plc in relation to the shares of GI plc.

The directors of GI plc are also entitled to issue shares with preferred rights to participate in dividends declared by GI plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

The Euro Share Capital does not carry the right to receive a dividend.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Repurchases and Redemptions

UAI Ltd.  UAI Ltd.’s articles of association include provisions that allow UAI Ltd. to purchase or redeem shares under certain circumstances or if the Shareholders have approved the manner of purchase by Ordinary Resolution and such payment in respect of the redemption or purchase is not out of profits or proceeds of a fresh issue of Shares or through the establishment of a capital redemption reserve.

GI plc.  Article 3(h) of GI plc’s articles of association provides that any ordinary share which GI plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by GI plc will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by GI plc.” If the articles of association of GI plc did not contain Article 3(h), repurchases by GI plc would be subject to many of the same rules that apply to purchases of GI plc ordinary shares by subsidiaries described below under “— Purchases by Subsidiaries of GI plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Because Cayman Islands law does not impose such requirements with respect to share repurchases by UAI Ltd. and we desired to preserve the status quo with respect to share repurchases to the greatest extent possible after the Transaction, Article 3(h) was included in the GI plc articles of association, even though there is no analogous provision in the UAI Ltd.’s articles of association. Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of GI plc, we are referring to the redemption of ordinary shares by GI plc pursuant to Article 3(h) of the articles of association or the purchase of ordinary shares of GI plc by a subsidiary of GI plc, in each case in accordance with GI plc’s articles of association and Irish company law as described below.

In addition, GI plc’s articles of association include a provision governing business combinations similar to the one included in UAI Ltd.’s articles of association. As provided in GI plc’s articles of association, GI plc may, subject to the relevant provisions of Irish company law, including that no shares may be converted into redeemable shares if as a result of the conversion the nominal value of the issued share capital which is not redeemable would be less than one-tenth of the nominal value of the total issued share capital of the company, redeem the ordinary shares upon approval by the board of directors of, and an ordinary resolution of the shareholders adopting, any agreement entered into by GI plc relating to a business combination transaction. GI plc’s articles of association provide that “business combination transaction” means any transaction following which any person (other than the Fox Paine Entities) would have a majority of the votes be represented by issued and outstanding shares and entitled to be cast at any annual general meeting of GI plc.

Repurchases and Redemptions by GI plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Distributions and Dividends”) or the proceeds of a new issue of shares for that purpose. Although GI plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and

“Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by GI plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of GI plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. As is currently the case with UAI Ltd., shareholder approval will not be required to redeem GI plc ordinary shares.

The board of directors of GI plc will also be entitled to issue preferred shares which may be redeemed at the option of either GI plc or the shareholder, depending on the terms of such preferred shares. Please see “— Capitalization — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by GI plc at any time must not exceed 10% of the nominal value of the issued share capital of GI plc. While GI plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by GI plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of GI plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of GI plc either on-market or off-market. A general authority of the shareholders of GI plc is required to allow a subsidiary of GI plc to make on-market purchases of GI plc ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of GI plc ordinary shares is required. We expect that GI plc will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of GI plc in 2010 and at subsequent annual general meetings. In order for a subsidiary of GI plc to make an on-market purchase of GI plc’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the shares of GI plc will be listed following the Transaction, has recently been recognized as a recognized stock exchange for this purpose by Irish company law. We expect that the Irish authorities will take appropriate steps in the near future to add NASDAQ to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of GI plc, the proposed purchase contract must be authorized by special resolution of the shareholders of GI plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of GI plc.

The number of shares held by the subsidiaries of GI plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of GI plc. While a subsidiary holds shares of GI plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of GI plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Shareholder Approval of Business Combinations

UAI Ltd.  There are a number of mechanisms of acquiring a Cayman Islands exempted limited company, including:

(a) a court approved scheme of arrangement under the Cayman Companies Law. A scheme of arrangement requires a court order from the Grand Court of the Cayman Islands and the approval of a majority in number representing 75% or more in value of those present and voting in each class of the company, whether in person or by proxy;

(b) a takeover offer for the entire issued share capital of the company which could become effective without the offeror acquiring 100% of such issued share capital. However, the Cayman Companies Law would permit the offeror to acquire 100% of the company if the offer is approved by holders of not less than 90% in value of the shares affected. If the target is listed, the takeover offer may be subject to the tender offer rules of the relevant exchange and the rules and regulations thereunder;

(c) it is also possible for UAI Ltd. to be acquired by way of a merger or consolidation. In each case, the property and liabilities of the constituent companies will be vested in the surviving or consolidated company. The plan of merger or consolidation must be authorized by each constituent company by a shareholder resolution by a majority in number representing 75% in value of the shareholders voting together as one class.

Under Cayman Islands law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

GI plc.  There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% or more in value of the shareholders present and voting, whether in person or by proxy;

(b) through a tender offer by a third party for all of the shares of GI plc. Where the holders of 80% or more in value of GI plc’s ordinary shares have accepted an offer for their shares in GI plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of GI plc were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for GI plc to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If GI plc is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to GI plc’s shareholders is not all in the form of cash, GI plc’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is generally no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

UAI Ltd.  Cayman Islands law does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of a Cayman Islands company (which would be relevant in the context of a scheme of arrangement, and would require the approval of a majority in number of the shareholders holding shares representing at least 75% in value of each affected class of shares of the company present and voting at a class meeting), a dissenting shareholder has the right to express to the court such shareholder’s view that the transaction sought to be approved would not provide the shareholders with fair value for their shares. The Grand Court has the discretion to make such order as it may decide. However, UAI Ltd. has been advised that the Grand Court ordinarily would not disapprove the transaction on that ground absent other evidence that the arrangement or reorganization is such that any reasonable person could not approve it, and if the transaction were approved and consummated, the arrangement would be binding on all shareholders by operation of law and the dissenting shareholder would have no appraisal rights. In addition, Cayman Islands law provides that where an offer is made by a company for shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of the shares that are the subject of the offer accept, the offeror may by notice given within two months after the expiration of the four month period, require the dissenting shareholders to transfer their shares on the terms of the offer. Within one month of such notice, a dissenting shareholder may apply to the court objecting to the transfer. The burden is on the dissenting shareholders to shares that the court should exercise its discretion to prevent the transfer. The Grand Court has absolute discretion to make any order as it may decide. However, UAI Ltd. has been advised that the Grand Court is unlikely to prevent the requirement of such transfer unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority stockholders or where it is affirmatively established that notwithstanding the views of a very large majority of the shareholders the transaction is unfair.

GI plc.  Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

UAI Ltd.  There is no continuing obligation imposed by the Cayman Islands Companies Law for shareholders to notify UAI Ltd. of their interest in shares.

UAI Ltd.’s articles of association also give authority to the board of directors to request from any direct or indirect holder of shares, except a shareholder who owns greater than 75% of the shares of UAI Ltd., such information as is required to determine whether that shareholder may be a U.S. person and control 9.5% or more of the voting power of UAI Ltd. UAI Ltd. has the power under the articles to adjust the voting power of all shares to the extent necessary so that there is no 9.5% U.S. shareholder, to avoid potential consequences for the U.S. shareholder under the United States Internal Revenue Code of 1986.

Further under UAI Ltd.’s articles of association any direct or indirect holder of shares that has actual knowledge that it is the owner 9.5% or more of the shares of UAI Ltd. shall give notice to UAI Ltd. within ten days of acquiring that knowledge.

GI plc.  Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of GI plc must therefore make such a notification to GI plc if as a result of a transaction the shareholder will be interested in 5% or more of the shares of GI plc; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of GI plc ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of GI plc, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to GI plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of GI plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to GI plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in GI plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

GI plc’s articles of association also give authority to the board of directors to request from any direct or indirect holder of shares, such information as is required to determine whether that shareholder may be a U.S. person and control 9.5% or more of the voting power of GI plc has the power under it articles to adjust the voting power of all shares to the extent necessary so that there is no 9.5% U.S. shareholder, to avoid potential consequences for the U.S. shareholder under the United States Internal Revenue Code of 1986, except that, such adjustment shall not apply to the Fox Paine Entities or any group, as that term is used in Section 13(d) of the Exchange Act, referred to as a “13D Group,” which beneficially owns greater than 75% of the voting power or value of the issues shares of GI plc or any 13D Group in which a Fox Paine entity participates.

Further under GI plc’s articles of association any direct or indirect holder of shares that has actual knowledge that it is the owner of 9.5% or more of the voting power of all issued and outstanding shares of GI plc shall give notice to GI plc within ten days of acquiring that knowledge.

In addition to the above disclosure requirement, GI plc, under the Irish Companies Acts, may by notice in writing require a person whom GI plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in GI plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of GI plc, to give such further information as may be required by GI plc including particulars of such person’s own past or present interests in shares of GI plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice. Where such a notice is served by GI plc on a person who is or was interested in shares of GI plc and that person fails to give GI plc any information required within the reasonable time specified, GI plc may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from GI plc on those shares, whether in respect of capital or otherwise.

Where the shares in GI plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Business Combinations with Interested Shareholders

UAI Ltd.  Under Cayman Islands law, there is no prohibition of business combinations with interested shareholders.

GI plc.  Under Irish law, there is generally no prohibition of business combinations with interested shareholders. However, if the shareholder is a director or a connected person of that director under Irish law, shareholder approval may be required.

Other Anti-Takeover Measures

UAI Ltd.  Under Cayman Islands law, directors of a company have a duty to take only those actions which are in the best interests of the company. Directors also have a duty to exercise their powers for a proper purpose. The implementation of anti-takeover measures is not itself necessarily in the best interests of the company or a proper purpose for the exercise of director power.

Shareholder Rights Plans and Share Issuances.  Cayman Islands law does not expressly prohibit companies from adopting a shareholder rights plan. UAI Ltd. currently does not have a shareholder rights plan.

GI plc.  Under Irish law, directors of a company have a duty to take only those actions which are in the best interests of the company. Directors also have a duty to exercise their powers for a proper purpose. The implementation of anti-takeover measures is not itself necessarily in the best interests of the company or a proper purpose for the exercise of director power.

Shareholder Rights Plans and Share Issuances.  Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In any event, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of GI plc on such terms and conditions as it may determine and any such action should be taken in the best interests of GI plc. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules. A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of GI plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in GI plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in GI plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule. Fox Paine and its affiliates will be considered by GI plc as a single holder with regard to their holdings in GI plc for these purposes.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of GI plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for GI plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of GI plc (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of GI plc or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per GI plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of GI plc in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of GI plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of GI plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of GI plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of GI plc is not permitted to take any action which might frustrate an offer for the shares of GI plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by GI plc’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “Description of Global Indemnity Plc Share Capital — Disclosure of Interests in Shares” and “— Pre-emption Rights, Share Warrants and Share Options,” “— Business Combinations with Interested Shareholders,” in addition to “Comparison of Rights of Shareholders and Power of the Board of Directors — Election of

Directors,” “— Vacancies on Board of Directors,” “— Removal of Directors,” “— Board and Committee Composition; Management,” “— Shareholder Consent to Action Without Meeting,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Voting of Subsidiaries’ Shares

UAI Ltd.  UAI Ltd.’s articles of association provide that, if UAI Ltd. is required or entitled to vote at a general meeting of any direct subsidiary of UAI Ltd. that is organized under the laws of a jurisdiction outside the United States of America, the board of directors will refer the subject matter of the vote to the shareholders of UAI Ltd. at a general meeting (subject to certain exceptions) and seek authority from the shareholders for UAI Ltd. to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The board of directors will cause UAI Ltd.’s corporate representative or proxy to vote UAI Ltd.’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of UAI Ltd., with votes for or against the directing resolution being taken, respectively, as an instruction for UAI Ltd. to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of UAI Ltd. that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of UAI Ltd. as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated corporations. Notwithstanding, the board of directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in UAI Ltd.’s articles of association. UAI Ltd. will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.

GI plc.  GI plc’s articles of association also provide that, if GI plc is required or entitled to vote at a general meeting of any direct subsidiary of GI plc that is organized under the laws of a jurisdiction outside the United States of America, the directors will refer the subject matter of the vote to the shareholders of GI plc at a general meeting (subject to certain exceptions) and seek authority from the shareholders for GI plc to vote in favor of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes. The board of directors shall cause GI plc’s corporate representative or proxy to vote GI plc’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of GI plc, with votes for or against the directing resolution being taken, respectively, as an instruction for GI plc to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of GI plc that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of GI plc as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated corporations. Notwithstanding, the board of directors in their sole and absolute discretion will require that the bylaws or articles of association, or similar organizational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or subsequently organized, will contain provisions substantially similar to the one in GI plc’s articles of association. GI plc will enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement the provision.

Election of Directors

UAI Ltd.  UAI Ltd.’s articles of association provide that the number of directors to be appointed directors shall be fixed from time to time by the board of directors but unless such number is fixed the aforesaid number of directors shall be eleven. Each appointed director shall hold office until the next general meeting of the Company at which directors are to be appointed and such director’s successor is appointed or is removed pursuant to UAI Ltd.’s articles of association.

UAI Ltd.’s articles of association empower the board of directors to appoint persons to fill any vacancies on the board of directors or to appoint a person as an additional director; provided that such director shall be approved or terminated by a resolution of the Shareholders at the next general meeting.

GI plc.  The Irish Companies Acts provide for a minimum of two directors. GI plc’s articles of association provide that the board of directors may from time to time fix the maximum and minimum number of directors to be appointed, in the absence of which it will be seven.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until such time as additional directors have been appointed to replace them. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the next greatest number of votes in favor of their election shall hold office until one or more directors have been appointed to replace that director. Under GI plc’s articles of association, certain Fox Paine affiliates will be permitted to appoint by written notice to the board a certain number of directors, dependent on their percentage ownership of voting shares in GI plc for so long as Fox Paine and its affiliates hold an aggregate of 25 percent or more of the voting power in the company.

Vacancies on Board of Directors

UAI Ltd.  UAI Ltd.’s articles of association empower the board of directors to appoint persons to fill any vacancies on the board of directors or to appoint a person as an additional director; provided that such director shall be approved or terminated by a resolution of the Shareholders at the next general meeting.

GI plc.  GI plc’s articles of association provide that the directors shall have the authority to appoint persons to fill any vacancies on GI plc’s board of directors, subject to the maximum in the articles of association. A director so appointed shall only hold office until its next annual general meeting where such directors will be subject to re-election.

Removal of Directors

UAI Ltd.  Directors may be removed if the Director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; or (iv) is removed from office by Ordinary Resolution. A director shall also be removed if a written notice is delivered to the Company that has been signed by one or more Shareholders that, in the aggregate, own common shares representing a majority of the voting power of the then issued and outstanding common shares and direct that such Director be removed from the board of directors.

GI plc.  The Irish Companies Acts provide that notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g. employment contract) which the director may have against GI plc in respect of his or her removal. Certain Fox Paine affiliates shall be able to remove by written notice any directors which they have appointed under GI plc’s articles of association.

Board and Committee Composition; Management

UAI Ltd.  The board of directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the board of directors. The organizational regulations will be defined by the board of directors. While reserving its non-transferable powers, the board of directors may further delegate the management of the business or parts thereof and representation of the Company to one or more persons, members of the board of directors, members of the management or third parties. None of them needs to be a shareholder. The board of directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.

GI plc.  The articles of association of GI plc allocate authority over the management of GI plc to the board of directors. The board of directors may then delegate management of GI plc to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of GI plc. It is the intention of GI plc to replicate the existing committees that are currently in place for UAI Ltd. which include an Audit Committee, a Compensation Committee, Section 162(m) Committee, a Nominating and Governance Committee, an Executive Committee and an Investment Committee. It also is the intention of GI plc to adopt UAI Ltd.’s current Corporate Governance Guidelines.

Duties of the Board of Directors

UAI Ltd.  Directors of a company governed by Cayman Islands law have fiduciary duties to act in the best interest of the company.

GI plc.  The directors of GI plc have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of GI plc (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of GI plc while insolvent, without due regard to the interests of creditors). For public limited companies like GI plc, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Indemnification of Directors and Officers; Insurance

UAI Ltd.  Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Grand Court to be contrary to public policy, for instance, for purporting to provide indemnification against the consequences of committing a crime. UAI Ltd.’s articles of association provide that it will indemnify its officers, directors, employees and agents against certain liabilities.

GI plc.  GI plc’s articles of association confer the ability for an Irish company to give an indemnity to its directors and secretary in more limited circumstances than the analogous indemnity in UAI Ltd.’s articles of association of association. The Irish Companies Acts prescribe that this indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of GI plc. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

GI plc’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the secretary of GI plc that are substantially similar to those provided in UAI Ltd.’s articles of association of association.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers.

In addition, in connection with the Transaction, we expect that UAI Ltd. will enter into indemnification agreements with each of GI plc’s directors and secretary, as well as with individuals who serve as executives of GI plc or directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons by UAI Ltd. We expect that the indemnification and expense advancement provided under these indemnification agreements will be substantially similar to that currently afforded by UAI Ltd. under its articles of association to its directors and officers and those serving at its request in other capacities as described above, with the primary differences being such modifications as may be necessary to account for limitations on the ability of an Irish company to indemnify its directors or its secretary.

Limitation on Director Liability

UAI Ltd.  There is no provision under Cayman Islands law specifically authorizing a company to limit a director’s liability. However, UAI Ltd.’s articles of association include a provision exempting officers and directors of UAI Ltd. from liability to UAI Ltd. in respect of the execution of the duties of their respective offices.

GI plc.  Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Conflicts of Interest

UAI Ltd.  UAI Ltd.’s articles of association provide that no director will be disqualified from office or prevented by such office from contracting with UAI Ltd. In addition, a director interested in any contract with UAI Ltd. may vote in respect of that contract or transaction in which he is interested provided that he discloses the nature of his interest prior to the board of directors’ consideration of it.

GI plc.  As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or a proposed contract or arrangement with GI plc are required to declare the nature of their interest, whether direct or indirect, at a meeting of the directors of GI plc, following which, under the GI plc’s articles of association, they may count with the quorum and participate in any vote in relation to such proposed transaction or arrangement. GI plc is required to maintain a register of such declared interests which must be available for inspection by the shareholders. The fiduciary duty of a director to avoid conflicts of interest also extends to not making personal profit from opportunities that result from directorship.

Shareholders’ Suits

UAI Ltd.  The Grand Court has recognized derivative suits by shareholders; however, the consideration of such suits has been limited. In this regard, UAI Ltd. has been advised that the Grand Court ordinarily would be expected to follow English precedent, which may permit a minority shareholder to commence an action against or a derivative action in the name of the company to remedy a wrong done to the company where, for example:

•	the act complained of is alleged to be beyond the corporate power of the company or illegal;

•	the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the company; or

•	the act requires approval by a greater percentage of the company’s shareholders than actually approved it.

A shareholder may also be able to bring a personal action against a company where the right alleged to have been infringed is a personal right vested in the individual shareholder.

GI plc.  In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of GI plc. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against GI plc would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that the company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

•	Where an ultra vires or illegal act is perpetrated.

•	Where more than a bare majority is required to ratify the “wrong” complained of.

•	Where the shareholders’ personal rights are infringed.

•	Where a fraud has been perpetrated upon a minority by those in control.

•	Where the justice of the case requires a minority to be permitted to institute proceedings.

The shareholders of GI plc may also bring proceedings against GI plc where the affairs of GI plc are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of GI plc. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Shareholder Consent to Action Without Meeting

UAI Ltd.  UAI Ltd.’s articles of association provide that a resolution in writing signed by all of the shareholders entitled to receive notice of, attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the company duly convened and held.

GI plc.  The Irish Companies Acts provide for the ability of shareholders to consent to action without a meeting by way of a unanimous written resolution. GI plc’s articles of association provide that a resolution in writing signed by all of the shareholders entitled to receive notice of, attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of GI plc duly convened and held.

Annual Meetings of Shareholders

UAI Ltd.  UAI Ltd.’s articles of association provide that an annual general meeting of the shareholders of UAI Ltd. shall be convened each year at such time and place as the board of directors may appoint. The board of directors may whenever it thinks fit proceed to convene a general meeting of UAI Ltd. General meetings shall also be convened on the written request of any shareholder entitled to attend and vote at general meetings of UAI Ltd. holding at least 50% of the eligible votes (after taking account of the 9.5% voting limitations, see “— Voting Rights” below).

GI plc.  Pursuant to Irish law, GI plc will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after GI plc’s fiscal year-end. The first annual meeting of GI plc may be held outside of Ireland. Thereafter, any annual general meeting may be held outside of Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Subject to applicable law, all general meetings of GI plc may be held outside Ireland.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are generally elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the next greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

Special Meetings of Shareholders

UAI Ltd.  The board of directors may whenever it thinks fit proceed to convene a general meeting of UAI Ltd. General meetings can also be convened on the written request of any shareholder entitled to attend and vote at general meetings of UAI Ltd. holding at least 50% of the eligible votes of UAI Ltd. The requisition must specify the objects of the meeting and request that such meeting be held on a date no later than sixty (60) days from the date of deposit of the request at the registered office. If the board of directors does not convene the general meeting within such sixty (60) day period, the requisitionists may themselves convene the general meeting in the same manner, as nearly as possible, as that which general meetings may be convened by the board of directors, and all reasonable expenses incurred by the requisitionists in convening the general meeting shall be reimbursed to them by UAI Ltd.

A general meeting, other than an annual general meeting, shall, whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed convened if so agreed by such number of the shareholders having a right to attend and vote at the meeting and holding not less than two-thirds of the votes entitled to be cast as such general meeting.

At least ten (10) days notice shall be given of any general meeting to all shareholders other than such as, under the provision of the Articles or the terms of issue of the shares they hold, are not entitled to receive such notice from UAI Ltd.

All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts and balance sheets and any report of the board of directors or of UAI Ltd.’s auditors and the appointment of directors. No special business shall be transacted at any general meeting without the consent of all shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

GI plc.  Extraordinary general meetings of GI plc may be convened by the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of GI plc carrying voting rights. In limited circumstances, GI plc’s auditors can require the board of directors to convene extraordinary general meetings of GI plc. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of GI plc as may be required from time to time. Unless the consent of all the shareholders entitled to receive notice of that meeting is obtained at any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of GI plc and to the auditors of GI plc. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, GI plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of GI plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of GI plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the directors become aware that the net assets of GI plc are half or less of the amount of GI plc’s called-up share capital, the directors of GI plc must convene an extraordinary general meeting of GI plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Record Dates for Shareholder Meeting

UAI Ltd.  UAI Ltd.’s articles of association provide that the board may set the record date for any general shareholder meeting and the record date shall not exceed in any case 40 days prior to the general meeting.

GI plc.  GI plc’s articles of association provide that the board may set the record date for any general shareholder meeting and that, for the purpose of determining such date, the board may provide that the register be closed for transfers for a maximum of 30 days per year.

Director Nominations; Proposals of Shareholders

UAI Ltd.  UAI’s articles of association provide that if a shareholder holding not less than 50% of the eligible votes of UAI Ltd. desires to convene a general meeting and to nominate persons for election as director, a written requisition must be deposited at UAI Ltd.’s registered office requesting a meeting no later than 60 days from the date of deposit of the requisition. The notice must meet the requirements set forth in UAI Ltd.’s articles of association and, in the case of a proposal, SEC rules.

GI plc.  The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may requisition an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Annual Meetings of Shareholders.” In such requisitioned meeting, an ordinary resolution is required in order to approve the nomination of any director proposed by a shareholder.

Adjournment of Shareholder Meeting

UAI Ltd.  UAI Ltd.’s articles of association provide that the chairman of any shareholder meeting may adjourn a general meeting from time to time and place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. No business may be transacted at any meeting duly called at which a quorum is not present. The chairman may adjourn such meeting and if a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

GI plc.  GI plc’s articles provide that that the chairman of any shareholder meeting may, with the consent of a majority of votes cast by the shareholders present and entitled to vote at the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at the adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given in a like manner as in the case of an original meeting.

Voting Rights

UAI Ltd.  All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts and balance sheets and any report of the board of directors or of UAI Ltd. auditors and the appointment of directors. Such matters, excepting the election of directors, voted upon at any duly held shareholders’ meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy. The appointment of directors will be carried by a plurality of the votes cast by shareholders present in person or by proxy at the annual general meeting. At least two-thirds of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

Each holder of UAI Ltd. Class A common shares is entitled to one vote per share and each holder of UAI Ltd. Class B common shares is entitled to ten votes per share on all matters submitted to a vote of shareholders at any meeting. UAI Ltd. common shares have non-cumulative voting rights, which means that the holders of a majority of UAI Ltd. common shares may elect all of our directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. However, pursuant to a mechanism specified in UAI Ltd.’s articles of association, the voting rights exercisable by a shareholder may be limited. Pursuant to UAI Ltd.’s articles of association, in any situation in which the “controlled shares” (as defined below) of a U.S. Person would constitute 9.5% or more of the votes conferred by the issued shares, the voting rights exercisable by a shareholder with respect to such shares will be limited so that the Controlled Shares of such U.S. Person, other than a Fox Paine Entity or a member of a 13D Group of which a Fox Paine Entity is a member constitute less than 9.5% of the voting power conferred by our common shares (the “Voting Cutback Provision”). The votes that could be cast by a shareholder but for these restrictions will be allocated to the other shareholders pro rata based on the voting power held by such shareholders, provided that no allocation of any such voting rights may cause a U.S. Person to exceed the 9.5% limitation as a result of such allocation. “Controlled Shares” include shares that a U.S. Person owns directly, indirectly through a foreign entity or constructively (within the meaning of Section 958 of the Code). The foregoing voting limitations do not apply if any one or more shareholders or 13D Groups own greater than 75% of the voting power or value of our issued and outstanding common shares.

GI plc.  At a general meeting, GI plc’s articles of association provide that votes will be taken on a poll and every shareholder shall have one vote for each Class A ordinary share and ten votes for each Class B ordinary that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in GI plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by GI plc’s articles of association. The articles of association of GI plc permit the appointment of proxies by the shareholders to be notified to GI plc electronically.

In accordance with the articles of association of GI plc, the directors of GI plc may from time to time cause GI plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meeting of shareholders.

The Euro Share Capital shall carry no right to receive notice of or to attend, vote or speak at any shareholder meeting.

Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes of the shares of GI plc present in person or by proxy and entitled to vote at the meeting convened to consider the matter. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of GI plc’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects or memorandum of association of GI plc;

•	Amending the articles of association of GI plc;

•	Approving the change of name of GI plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of GI plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that GI plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting, whether in person or by proxy.

Supermajority Voting

UAI Ltd.  At least two-thirds of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

GI plc.  At least three-quarters of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

Variation of Rights Attaching to a Class or Series of Shares

UAI Ltd.  UAI Ltd.’s articles of association provide that, subject to applicable law and certain provisions of UAI Ltd.’s articles of association, the rights attaching to any class of shares, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, may be materially adversely altered or abrogated with the consent in writing of the holders of not less than two-thirds of the shares then in issue of that class, or with the sanction of a resolution passed by holders of at least two-thirds of the voting power of the issued shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class.

GI plc.  Variation of all or any special rights attached to any class of shares of GI plc is addressed in the articles of association of GI plc as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of GI plc must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution of the shareholders of the class affected.

Amendment of Governing Documents

UAI Ltd.  UAI Ltd.’s articles of association may be amended or altered by a special resolution of UAI Ltd. shareholders. Under Cayman Islands law, a special resolution requires the approval of at least two-thirds of the votes cast by the shareholders represented in person or by proxy at a duly convened meeting at which a quorum is present.

GI plc.  Irish companies may alter their memorandum and articles of association by the passing of a special resolution of shareholders.

Quorum Requirements

UAI Ltd.  One or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any general meeting shall form a quorum for the conduct of business. No business may take place at a general meeting of UAI Ltd. if a quorum is not present in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

GI plc.  One or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any general meeting shall form a quorum for the conduct of business. No business may take place at a general meeting of GI plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of GI plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

UAI Ltd.  Shareholders of a Cayman Islands exempted company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a company, other than the memorandum of association, the articles of association and the register of mortgages and charges.

GI plc.  Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of GI plc and any act of the Irish Government which alters the memorandum of association of GI plc; (2) inspect and obtain copies of the minutes of general meeting and resolutions of GI plc; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by GI plc; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of GI plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. If required by law, the auditors of GI plc will also have the right to inspect all books, records and vouchers of GI plc. The auditors’ report must be circulated to the shareholders with copies of the balance sheet and directors report 21 days before the annual general meeting and must be read to the shareholders at GI plc’s annual general meeting.

Transfer and Registration of Shares

UAI Ltd.  In accordance with UAI Ltd.’s articles of association an instrument of transfer of any share shall be in such form as the board of directors may approve and shall be executed by or on behalf of the transferor and, if so required by the board of directors, shall also be executed on behalf of the transferee. The instrument of transfer shall be accompanied by the certificate (if any) of the shares to which it relates and any other evidence as the board of directors may reasonably require.

The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in UAI Ltd.’s register of members.

The board of directors may decline to approve or register any transfer of shares if it appears that any non-de minimis adverse tax, regulatory or legal consequences to UAI Ltd. would result from such transfer. If the board of directors refuses to register a transfer of any shares the secretary shall within ten (10) business days after the transfer was lodged with UAI Ltd., send to the transferor and transferee notice of the refusal.

GI plc.  GI plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in GI plc. A shareholder of GI plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially will not be registered in GI plc’s official share register, as the depositary or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on GI plc’s official share register any transfer of shares from a person who holds such shares directly to any other person, or from a person who holds such shares beneficially to a person who holds such shares directly or from a person who holds shares beneficially to another person who holds shares beneficially where the transfer includes a change in depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on GI plc’s official Irish share register.

GI plc currently intends to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases GI plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. GI plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, GI plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the GI plc ordinary shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in GI plc ordinary shares has been paid unless one or both of such parties is otherwise notified by us.

GI plc’s articles of association as they will be in effect after the Transaction delegate to GI plc’s secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of GI plc ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from GI plc for this purpose) or request that GI plc execute an instrument of transfer on behalf of the transferring party in a form determined by GI plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to GI plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on GI plc’s official Irish share register (subject to the matters described below).

The directors of GI plc have general discretion to decline to register an instrument of transfer unless:

(i) the transfer is in respect of one class of share only, or

(ii) the instrument of transfer is in favor of not more than four transferees, or

(iii) such share has not been registered under the U.S. Securities Act of 1933, as amended from time to time, or is not exempt from registration under that Act, or a written opinion from counsel acceptable to the Company has not been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required.

The directors may request from any shareholder information to determine whether any transfer should be permitted. If such information is not forwarded, the Directors may decline to approve or register such transfer. The Directors shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities, if such approval is required.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Rights upon Liquidation

UAI Ltd.  The rights of the shareholders to a return of UAI Ltd.’s assets on winding up, following the settlement of all claims of creditors, may be prescribed in UAI Ltd.’s articles of association or the terms of any preferred shares issued by the directors of UAI Ltd. from time to time. UAI Ltd.’s articles of association provide that the holders of common shares are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

GI plc.  The rights of the shareholders to a return of GI plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in GI plc’s articles of association or the terms of any preferred shares issued by the directors of GI plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of GI plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. GI plc’s articles provide that the ordinary shareholders of GI plc are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares as the directors will fix at time of issuance. GI plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of GI plc cast at a general meeting is required. GI plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where GI plc has failed to file certain returns.

Enforcement of Civil Liabilities Against Foreign Persons Under U.S. Federal Securities Laws

UAI Ltd.  UAI Ltd. has been advised by its Cayman Islands counsel that there is doubt as to whether the Grand Courts would enforce:

•	Judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this proxy statement, who reside outside the United States; or

•	Original actions brought in the Cayman Islands against these persons or UAI Ltd. predicated solely upon U.S. Federal securities laws.

UAI Ltd. has also been advised by its Cayman Islands counsel that there is no treaty in effect between the United States and the Cayman Islands providing for this enforcement, and there are grounds upon which the Grand Courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in the Grand Court as contrary to the Cayman Islands’ public policy.

GI plc.  GI plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of our common shares in connection with the solicitation of proxies by our board of directors for use at the Special Meeting of the holders of our Class A and Class B common shares to consider the Scheme of Arrangement and the other matters that may come before the Special Meeting, including to consider the creation of distributable reserves of GI plc (through the reduction of the share premiums), as described below, and at any adjournments or postponements of the Special Meeting.

General

The Special Meeting will be conducted in accordance with the directions of the Grand Court.

Time, Place and Date

The Special Meeting is scheduled to be held on May 27, 2010 at 9:00 am, Bermuda time, at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda.

Purpose of the Special Meeting

At the Special Meeting, our board of directors will ask all our Class A and Class B common shareholders, voting as a single class, to vote:

1. to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which each holder of UAI Ltd.’s Class A and Class B common shares immediately before the Transaction will receive GI plc Class A and Class B ordinary shares on a one-for-two basis in exchange for their UAI Ltd. Class A and Class B common shares, respectively; provided that, holders of UAI Ltd. common shares who would otherwise receive fractional shares in GI plc as a result of the one-for-two exchange will receive cash in consideration of the fractional shares, which would otherwise be issued;

2. if the Scheme of Arrangement is approved, to approve the reduction of share premium to establish distributable reserves of GI plc through the reduction of its share premium account; and

3. to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

UAI Ltd.’s board of directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” all of the proposals.

If any other matters properly come before the Special Meeting or any adjournments or postponements of the Special Meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date; Voting Rights; Vote Required for Approval

The board of directors has fixed the close of business on April 20, 2010 as the record date for the Special Meeting.

Only holders of record of UAI Ltd. Class A and Class B common shares on the record date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements of the Special Meeting. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

On the record date for the Special Meeting, approximately 36,508,907 and 24,122,744 UAI Ltd. Class A and Class B common shares, respectively, were issued and entitled to be voted at the Special Meeting. Generally, each holder of record of Class A common shares is entitled to one vote per share and each holder of record of Class B common shares is entitled to ten votes per share. However, since the required vote for approval of the Scheme of Arrangement consists of the affirmative vote of a majority in number of the holders of Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of Class A and Class B common shares present and voting on the proposal, whether in person or by proxy, the Class B common shares will effectively have the same voting power as the Class A common shares for purposes of this proposal.

There is no formal quorum requirement for a meeting of shareholders convened to consider the terms of a scheme of arrangement under Cayman Islands law. Nonetheless, we will not seek that the Scheme of Arrangement be sanctioned by the Grand Court unless one or more persons in person or by proxy representing a majority of all common shares outstanding and entitled to vote are present at the Special Meeting, which would constitute a quorum for the conduct of business at a general meeting of the Company. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of both the UAI Ltd. Class A and Class B common shares, present and voting as a single class, representing 75% or more in value of the UAI Ltd. Class A and Class B common shares, present and voting on the proposal, whether in person or by proxy. For the purpose of calculating the “majority in value,” any registered shareholder who holds shares for a beneficial shareholder will be able to vote the shares for or against the proposal, depending upon the beneficial shareholder’s instructions to the registered shareholder. For the purpose of calculating the “majority in number” requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder’s UAI Ltd. common shares in favor of the proposal (for example, in a scenario where the registered shareholder holds shares for two or more beneficial shareholders and the beneficial shareholders instruct the registered shareholder to vote their shares in a particular manner), and a portion against the proposal, then, subject to any reasonable objection that may be raised, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively cancelling out that registered shareholder’s vote for the purposes of the “majority in number” calculation.

Assuming the presence of a quorum, the distributable reserves proposal requires the affirmative vote of holders of UAI Ltd. Class A and Class B common shares representing at least a majority of the UAI Ltd. common shares present in person or by proxy at the meeting and voting on the proposal.

Assuming the presence of a quorum, the adjournment proposal requires the affirmative vote of holders of UAI Ltd. Class A and Class B common shares representing at least a majority of the UAI Ltd. common shares present in person or by proxy at the meeting and voting on the proposal.

Under Cayman Islands law, the Class A and Class B common shareholders of UAI Ltd. are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the Special Meeting.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned 8,958,283, or 24.5%, of the outstanding UAI Ltd. Class A common shares and 24,122,744, or 100%, of the outstanding UAI Ltd. Class B common shares.

Proxies

A proxy card is being sent to each UAI Ltd. common shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the two ways which are explained below under “— How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and send it to us in time to vote or direct the voting of your Class A and Class B Common Shares by telephone by the time required, your proxy holder (the individual named on the enclosed proxy card or designated as your proxy over the telephone) will vote your Class A and/or Class B common shares as you have directed.

If you do not specify on the enclosed proxy card that is submitted (or when giving your proxy by telephone) how you want to vote your common shares, the proxy holder will vote them “FOR” each of the proposals set forth in this proxy statement.

You may abstain on the proposal to approve the Scheme of Arrangement, the distributable reserves proposal or the adjournment proposal (or any of them) by marking “ABSTAIN” with respect to any or all of the proposals.

An abstention or broker non-vote on the proposal to approve the Scheme of Arrangement has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal (although it will count for the purposes of determining whether or not a quorum is present). As a consequence, such shares will not be considered when determining whether the proposal to approve the Scheme of Arrangement has received the required approval by a majority in number of the holders of the UAI Ltd. common shares, present and voting as a single class, representing 75% or more in value of the UAI Ltd. common shares, present and voting on the proposal, whether in person or by proxy. Similarly, such shares will not be considered when determining whether the distributable reserves proposal has received the required approval by holders of UAI Ltd. common shares representing at least a majority of the UAI Ltd. common shares present in person or by proxy at the meeting and voting on the proposal.

In addition, such shares will not be considered when determining whether the adjournment proposal has received the required approval by holders of UAI Ltd. common shares representing at least a majority of the UAI Ltd. common shares present in person or by proxy at the meeting and voting on the proposal.

You may revoke your proxy at any time before it is exercised at the Special Meeting in any of the following ways:

•	by filing with our Chief Executive Officer a written instrument revoking it or a duly executed proxy bearing a later date; or

•	by attending the Special Meeting and giving notice of revocation. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

If you submitted your proxy by telephone, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 6:00 am, Bermuda time, on May 27, 2010.

To revoke a proxy, you must take one of the actions described above. If you hold your shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of UAI Ltd. We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $7500 plus out-of-pocket expenses. Proxies will be solicited on behalf of the Board of Directors by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold UAI Ltd. Class A and Class B common shares. To the extent necessary in order to ensure sufficient representation at its meeting, UAI Ltd. or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

Common shareholders of record can cast their votes by proxy by completing, signing and returning the enclosed proxy card or by directing the voting of their Class A and Class B common shares by telephone as described on the enclosed proxy card.

You may submit your proxy either by mail or telephone (at the number set forth in the accompanying proxy card). In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by 5:00 pm, Bermuda time, on May 26, 2010 but, if your proxy is not so lodged, it may be handed to the chairman of the Special Meeting at the Special Meeting. If you submit your proxy by telephone, then you may submit your voting instructions up until 6:00 am, Bermuda time, on May 27, 2010.

To vote your common shares directly, you may attend the meeting and cast your vote in person. Common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker.

If you hold your UAI Ltd. Class A or Class B common shares in the name of a broker, the broker may generally vote your shares it holds in accordance with instructions received. Class A or Class B common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Therefore, please follow the instructions provided by your broker when voting your UAI Ltd. common shares. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

If your Class A or Class B common shares are held in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you must present proof of your beneficial ownership of Class A or Class B common shares, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the Special Meeting

Validity

The chairman of the Special Meeting will determine all questions as to validity, form, and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding. The chairman of the Special Meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the Special Meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

We expect the Sanction Hearing to be held on June 11, 2010 at 10:00 am, Cayman Islands time at the Grand Court in George Town, Grand Cayman, Cayman Islands. If you are a Class A common shareholder or a Class B common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Grand Court has wide discretion to hear from interested parties. UAI Ltd. will not object to the participation in the Sanction Hearing by any Class A common shareholder or Class B common shareholder who holds shares through a broker.

Other Matters

Our management knows of no matters to be presented at the Special Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain matters relating to U.S. federal tax law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Arthur Cox, Solicitors, will pass upon certain matters relating to Irish tax law.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the annual general meeting to be held in 2011 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands, on or before December 26, 2010.

Where a shareholder does not seek inclusion of a proposal in the proxy materials and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands, on or before March 11, 2011 or it will be deemed “untimely” for purposes of Rule 14a-4(a) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

HOUSEHOLDING

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands or request copies by calling +1(345) 949-0100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 000-50511.

We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file subsequently with the

SEC will automatically update and supersede the information included and/or incorporated by reference in this proxy statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that UAI exchanges all of the Register Shares offered by this proxy statement:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Report on Form 8-K filed on February 17, 2010 (Items 8.01 and 9.01);

•	Description of our Class A common shares contained in the Registration Statement on Form 8-A, filed on December 15, 2003.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Investor Relations
United America Indemnity, Ltd.
Walker House
87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

Telephone: +1(345) 949-0100
E-mail: info@uai.ky

In order to ensure timely delivery of these documents, you should make such request by May 20, 2010.

We have not authorized anyone to give any information or make any representation about the Transaction or the Transaction or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

April 21, 2010

Annex A

THE UNITED AMERICA INDEMNITY, LTD. SCHEME

IN THE GRAND COURT OF THE CAYMAN ISLANDS           Cause No. FSD of 2010
FINANCIAL SERVICES DIVISION

IN THE MATTER OF UNITED AMERICA INDEMNITY, LTD.

and

IN THE MATTER OF THE COMPANIES LAW (2009 REVISION)

SCHEME OF ARRANGEMENT
(under section 86 of the Companies Law (2009 Revision) of the Cayman Islands)

BETWEEN:

UNITED AMERICA INDEMNITY, LTD.
(an exempted company incorporated with limited liability and registered under the laws of the
Cayman Islands with registered number 128449)

and

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART I

PRELIMINARY

Recitals

DEFINITIONS

A   In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Allowed Proceeding	Any Proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in New York, Ireland and the Cayman Islands.

Cede & Co	Cede & Co, as nominee of The Depository Trust Company, being the holder of certain UAI Common Class A Shares appearing on the Register of Members immediately prior to the Effective Time.

Cede & Co Scheme Consideration	(i) One GI plc A Ordinary Share to be issued and allotted by GI plc to Cede & Co in exchange for the cancellation of every group of two UAI Common Class A Shares for which the beneficial interest is held by a Class A Beneficial Shareholder immediately prior to the Effective Time; and (ii) the Class A Cash Consideration.

Class A Beneficial Shareholders	The holders of the beneficial interest in the intermediate beneficial interest held by Class A Participant Shareholders in UAI Common Class A Shares in issue to Cede & Co as participants in The Depository Trust Company.

Class A Participant Shareholders	The holders of the intermediate beneficial interest in the UAI Common Class A Shares in issue to Cede & Co as participants in The Depository Trust Company.

Class A Cash Consideration	For Cede & Co, cash equal to the Class A Share Price for each UAI Common Class A Share held by Cede & Co for which the beneficial interest is held by a Class A Beneficial Shareholder that does not comprise a group of two UAI Common Class A Shares beneficially held by such Class A Beneficial Shareholder; and for Class A Scheme Shareholders, cash equal to the Class A Share Price for each UAI Common Class A Share held by a Class A Scheme Shareholder that does not comprise a group of two UAI Common Class A Shares held by such Class A Scheme Shareholder.

Class A Share Price	The average of the high and low trading prices of a UAI Common Class A Share on NASDAQ on the Business Day immediately prior to the Effective Time (less customary brokerage commissions and other sale expenses).

Class A Scheme Consideration	(i) One GI plc A Ordinary Share to be issued and allotted by GI plc in exchange for the cancellation of every group of two UAI Common Class A Shares held immediately prior to the Effective Time by a Class A Scheme Shareholder; and (ii) the Class A Cash Consideration.

Class A Scheme Shareholders	The holders of UAI Common Class A Shares appearing on the Register of Members immediately prior to the Effective Time, other than Cede & Co.

Class B Cash Consideration	Cash equal to the Class A Share Price for each UAI Common Class B Share held by a Class B Scheme Shareholder that does not comprise a group of two UAI Common Class B Shares held by such Class B Scheme Shareholder.

Class B Scheme Consideration	(i) One GI plc B Ordinary Share to be issued and allotted by GI plc in exchange for the cancellation of every group of two UAI Common Class B Shares held immediately prior to the Effective Time by a Class B Scheme Shareholder; and (ii) the Class B Cash Consideration.

Class B Scheme Shareholders	The holders of UAI Common Class B Shares appearing on the Register of Members immediately prior to the Effective Time.

Companies Law	The Companies Law (2009 Revision) of the Cayman Islands.

Company	United America Indemnity, Ltd., an exempted company incorporated with limited liability and registered under the laws of the Cayman Islands with registered number 128449.

Effective Time	The date and time at which an office copy of the order of the Grand Court sanctioning this Scheme shall have been delivered to the Registrar of Companies in the Cayman Islands for registration at which time this Scheme shall become effective.

GI plc	Global Indemnity plc, a public limited company registered under the laws of Ireland, with its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland, and with registered number 481805.

GI plc A Ordinary Share	One A ordinary share of US$0.0001 par value in the capital of GI plc in Class A.

GI plc B Ordinary Share	One B ordinary share of US$0.0001 par value in the capital of GI plc in Class B.

GI plc Ordinary Share	One ordinary share of US$0.0001 par value in the capital of GI plc (whether a GI plc A Ordinary Share or GI plc B Ordinary Share).

Grand Court	The Grand Court of the Cayman Islands.

Latest Practicable Date	18 March, 2010 being the latest date upon which it was practicable to ascertain certain information contained herein.

NASDAQ	The NASDAQ Global Select Market.

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any Proceeding against the Company or GI plc or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of the Company issued to the holders of UAI Common Shares as of the Record Date in connection with this Scheme by order of the Grand Court dated 20 April 2010 representing the explanatory statement issued pursuant to Order 102, Rule 20 of the Rules of the Grand Court.

Record Date	The close of business (New York time) on 20 April 2010.

Register of Members	The Company’s register of members kept in accordance with section 40 of the Companies Law.

Scheme	This scheme of arrangement in respect of the Company under section 86 of the Companies Law in its present form or with or subject to any modifications, additions or conditions that are consented to by the Company and that the Grand Court may approve or impose.

Scheme Meeting	The meeting of the holders of UAI Common Shares proposed to be convened at the direction of the Grand Court at which this Scheme will be voted upon or any postponement or adjournment thereof.

Scheme Shareholders	The holders of UAI Common Shares appearing on the Register of Members immediately prior to the Effective Time (being Cede & Co, Class A Scheme Shareholders and Class B Scheme Shareholders).

Scheme Shares	All the UAI Common Shares in issue immediately prior to the Effective Time.

SIP	the United America Indemnity, Ltd. Share Incentive Plan (as amended).

UAI Common Class A Share	One common share of US$0.0001 par value in the capital of the Company in Class A.

UAI Common Class B Share	One common share of US$0.0001 par value in the capital of the Company in Class B.

UAI Common Share	One common share of US$0.0001 par value in the capital of the Company (whether a UAI Common Class A Share or UAI Common Class B Share).

UAI Options	Options to acquire UAI Common Shares under the Company’s stock plans, including “Stock Options”, “Restricted Stock” and “Other Stock-Based Awards” (each term defined in the SIP) granted under the SIP.

UAI Shareholder Agreement	Amended and Restated Shareholders Agreement dated 15 December 2003 (as amended).

US$	United States dollars, the lawful currency of the United States of America.

INTERPRETATION

B   In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

THE COMPANY

C   The Company was incorporated with limited liability and registered in the Cayman Islands on 26 August 2003 as an exempted limited liability company with registered number 128449.

D   On the Latest Practicable Date, the Company had an authorised share capital of US$100,000.00 divided into:

(1) 900,000,000 UAI Common Shares, of which:

(a) 36,508,907 UAI Common Class A Shares are fully paid up or credited as fully paid up and in issue and are listed and traded on NASDAQ;

(b) 24,122,744 UAI Common Class B Shares have been issued are fully paid up or credited as fully paid up and in issue; and

(c) the remainder remain unissued; and

(2) 100,000,000 preferred shares of US$0.0001 nominal or par value each in the capital of the Company, of which all remain unissued.

OUTSTANDING UAI OPTIONS

E   On the Latest Practicable Date there were in aggregate 668,040 outstanding UAI Options of which 288,912 have vested and may be exercised in full or in part.

AT THE EFFECTIVE TIME, ALL UAI OPTIONS TO ACQUIRE UAI COMMON CLASS A SHARES THEN OUTSTANDING SHALL REMAIN OUTSTANDING AND SHALL BE ASSUMED BY GI PLC AND, AFTER THE EFFECTIVE TIME, GI PLC A ORDINARY SHARES SHALL BE DEEMED TO BE ISSUED, HELD AVAILABLE OR USED, AS APPROPRIATE, TO MEASURE BENEFITS PURSUANT TO THE UAI OPTIONS IN LIEU OF UAI COMMON CLASS A SHARES. PROPORTIONATE ADJUSTMENTS WILL BE MADE TO THE PER SHARE EXERCISE PRICE AND/OR THE NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OR CONVERSION OF ALL UAI OPTIONS.

UAI SHAREHOLDER AGREEMENT

F   Immediately prior to the Effective Time, the Company will be party to the UAI Shareholder Agreement.

AT THE EFFECTIVE TIME, THE RIGHTS, LIABILITIES AND OBLIGATIONS GRANTED AND/OR IMPOSED ON THE COMPANY UNDER THE UAI SHAREHOLDER AGREEMENT WILL BE ASSUMED BY GI PLC.

THE PURPOSE OF THIS SCHEME

G   The purpose of this Scheme is to change the location of the ultimate holding company of the UAI Group (being presently made up of the Company and its subsidiary companies) from the Cayman Islands to Ireland with the Company becoming a wholly-owned subsidiary of the ultimate holding company. This will occur at the Effective Time by simultaneously:

(1) effectively exchanging every group of 2 issued UAI Common Class A Shares held by Cede & Co for which the beneficial interest is held by a Class A Beneficial Shareholder for one issued, fully paid and non-assessable GI plc A Ordinary Share and, if necessary, the payment of the Class A Cash Consideration;

(2) effectively exchanging every group of 2 issued UAI Common Class A Shares held by each of the Class A Scheme Shareholders for one issued, fully paid and non-assessable GI plc A Ordinary Share and, if necessary, the payment of the Class A Cash Consideration;

(3) effectively exchanging every group of 2 issued UAI Common Class B Shares held by each of the Class B Scheme Shareholders for one issued, fully paid and non-assessable GI plc B Ordinary Share and, if necessary, the payment of the Class B Cash Consideration; and

(4) the issuing of 100 new fully paid UAI Common Class A Shares to GI plc.

PART II

THE SCHEME

Application and effectiveness of this Scheme

1.  The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

Effect of this Scheme

2.  At the Effective Time, all of the right, title and interest of Scheme Shareholders in Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in clause 3 of this Part II.

Compromise and Arrangement with the Scheme Shareholders

3.  At the Effective Time, in consideration of the rights of Scheme Shareholders under this Scheme and in exchange for each UAI Common Share outstanding immediately prior to the Effective Time and notwithstanding any term of any relevant document, the following will occur simultaneously:

(a) The Scheme Shares shall be repurchased and cancelled.

(b) In exchange for the cancellation of the Scheme Shares:

(i) the Company shall procure that GI plc shall issue and allot, and, if necessary, make payment of, the Cede & Co Scheme Consideration to Cede & Co;

(ii) the Company shall procure that GI plc shall issue and allot, and, if necessary, make payment of, the Class A Scheme Consideration to the Class A Scheme Shareholders; and

(iii) the Company shall procure that GI plc shall issue and allot, and, if necessary, make payment of, the Class B Scheme Consideration to the Class B Scheme Shareholders.

(c) The Company shall issue and allot to GI plc 100 new fully paid UAI Common Class A Shares.

PART III

IDENTIFICATION OF SHAREHOLDERS OF THE COMPANY FOR VOTING PURPOSES

Record Date

4.  The holders of UAI Common Shares and the number of UAI Common Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

PART IV

EFFECT OF THE SCHEME

Rights of Scheme Shareholders

5.  With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with this Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration and any dividends declared by the Company prior to the Effective Time and which remain unpaid. With effect from and including the Effective Time, all existing Scheme Shares shall be cancelled, the Register of Members shall be updated to reflect such cancellation and all share certificates in issue in respect of the existing Scheme Shares shall be deemed cancelled and cease to have any effect as documents of title.

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholders

6.  This Scheme shall become effective at the Effective Time.

7.  GI plc shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission.

Stay of Prohibited Proceedings

8.  None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

9.  A Scheme Shareholder may commence an Allowed Proceeding against the Company or GI plc after the Effective Time provided that it has first given the Company or GI plc five Business Days’ prior notice in writing of its intention to do so.

Costs

10.  The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Grand Court and the costs of placing the notices required by this Scheme.

Modifications of this Scheme

11.  The Company may, at any hearing before the Grand Court to sanction this Scheme, consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Grand Court may think fit to approve or impose.

Notice

12.  Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 7 and 17 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post, to:

(a) in the case of the Company, United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands, marked for the attention of the Chief Executive Officer;

(b) in the case of GI plc, Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland, marked for the attention of the Company Secretary;

(c) in the case of a Scheme Shareholder, its last known address according to the Company; and

(d) in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax its last known fax number according to the Company.

13.  Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

(a) if delivered by hand, on the first Business Day following delivery;

(b) if sent by post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

(c) if by fax, on the Business Day sent; and

(d) if by advertisement, on the date of publication.

14.  In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

15.  Save in the case of the notice, written communication or document required to be sent pursuant to clause 7, the accidental omission to send any notice, written communication or other document in accordance with clauses 12 to 13 or the non-receipt of any such notice by any Scheme Shareholder, shall not affect the provisions of this Scheme.

16.  The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to any Scheme Shareholders which shall be posted at the risk of such Scheme Shareholders.

17.  Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders shall be effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

18.  When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under this Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Governing Law and Jurisdiction

19.  At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands and the Scheme Shareholders hereby agree that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the courts of the Cayman Islands, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of its Scheme Shareholders, whether contained in any contract or otherwise.

20.  The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Expiry of the Scheme

21.  Unless the Effective Time shall have occurred on or before 31 December 2010 or such later date, if any, as the Company may agree and the Grand Court may allow, this Scheme shall lapse.

Dated this 21 April 2010

Annex B

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION
of
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

Incorporated the 9th day of March 2010

Arthur Cox Building
Earlsfort Terrace
Dublin 2

Cert. No.: 481805

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
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GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

1.  The name of the Company is Global Indemnity public limited company.

2.  The Company is to be a public limited company.

3.  The objects for which the Company is established are:

(1) (a) To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s Board and to exercise its powers as a shareholder of other companies.

(b) To acquire the entire issued share capital of United America Indemnity, Ltd., a Cayman Island registered company.

(c) To carry on the business of consulting services regarding global insurance brokerage, reinsurance, financial services and risk management and to do all things usually dealt in by all persons carrying on the above mentioned businesses or any of them likely to be required in connection with any of the said businesses.

(2) To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(3) To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4) To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5) To sell or otherwise dispose of any of the property or investments of the Company.

(6) To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company or its holding company to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing the profits of the Company or its holding company with its employees and/or the employees of any of its subsidiaries.

(7) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit and to pay premiums in respect of any insurance policies for the benefit of, directors and ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders in the Company, or otherwise participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(8) To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(9) To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(10) To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(11) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(12) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(13) To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(14) To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(15) To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(16) To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(17) To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(18) To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(19) To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(20) To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(21) To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(22) To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(23) To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(24) To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(25) To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(26) To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(27) To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(28) To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(29) To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(30) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(31) To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(32) To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(33) To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(34) To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(35) To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(36) To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE: It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.  The liability of the members is limited.

5.  The share capital of the Company is €40,000 and US$100,000 divided into 40,000 deferred shares of €1 each, 600,000,000 A ordinary shares of US$0.0001 each, 300,000,000 B ordinary shares of US$0.0001 each and 100,000,000 preferred shares of US$0.0001 each.

6.  The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

For and on behalf of United America Indemnity, Ltd.,	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares
Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands

For and on behalf of Larry Allen Frakes 1653 Yardley Court West Chester, Pennsylvania 19380 United States	One Ordinary Share

For and on behalf of Thomas Michael McGeehan 572 Saratoga Road King of Prussia PA 19406	One Ordinary Share

For and on behalf of Linda Hohn 153 Gulph Hills Road Radnor PA 19087	One Ordinary Share

For and on behalf of Edward M. Rafter 1 Yearling Chase Mount Laurel NJ 08054	One Ordinary Share

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

For and on behalf of Troy Santora Woodbourne Place #7 28 Woodbourne Avenue Pembroke HM08 Bermuda	One Ordinary Share

For and on behalf of Caroline M. Tate 813 Judie Lane Ambler, PA 19002	One Ordinary Share

Dated the 25th day of February 2010

Witness to the above signatures:
Ashley Mayne
Purvis House
Victoria Place
29 Victoria Street
PO Box HM 716
Hamilton HMCX
Bermuda

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
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GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

PRELIMINARY

1.  The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.  (a) In these articles:

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended by the Companies Acts 1977 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009 and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Affiliate”	shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

“1983 Act”	the Companies (Amendment) Act, 1983.

“1990 Act”	means the Companies Act, 1990 (No. 33 of 1990).

“Acts”	means the Companies Acts 1963 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009 and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Appraised Value”	with respect to any ordinary share means, as of any specified date, the value of such ordinary share as of such date as determined by an independent appraiser retained by the Company and reasonably acceptable to the shareholder the ordinary shares of which the Company has elected to purchase, redeem or assign the right to purchase pursuant to article 8.

“Attribution Percentage”	means, with respect to a shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

these “articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Business Combination Transaction”	means any transaction, whether effected by means of a share purchase or other means, following which any person (other than Fox

Paine & Company, LLC and its Affiliates) would have a majority of the votes represented by issued and outstanding shares and entitled to be cast at any general meeting of the Company.

“Business Day”	means any day except a Saturday, Sunday or other day on which banks in either of Dublin, Ireland or New York City, United States are closed for business.

“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Code”	means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such replacement statute.

the “Company”	means the company whose name appears in the heading to these articles.

“Confidential Information”	shall have the meaning given to such term in article 5(d).

“Controlled Shares”	means, in reference to any person, all shares that such person owns or is deemed to own directly, indirectly (within the meaning of Section 958(a)(2) of the Code) or constructively (within the meaning of Section 958(b) of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code).

the “Directors” or the “Board”	means the directors for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“Dividend Periods”	shall have the meaning given to such term in article 3(e)(ii).

“Electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange”	shall mean any securities exchange or other system on which any shares of the Company may be listed or otherwise authorised for trading from time to time, including, as may be applicable, The New York Stock Exchange and The NASDAQ Global Market.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Fair Value”	with respect to any share means, as of any specified date, (a) if such shares are not traded on any Exchange, the fair market value per share as determined by the Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board, or (b) if such shares are traded on any Exchange, the fair market value per share as determined by the Board based on the last sales price per share as at the NASDAQ market close or if there is none, the average of the bid and asked price per share, in each case for the eight

(8) Business Days prior to such date. If a shareholder disagrees with the price so determined by the Board pursuant to (a), the Fair Value shall be the Appraised Value. The Fair Value per Class A ordinary share as of any specified date shall be identical to the Fair Value per Class B ordinary share on such date.

“Fox Paine”	means Fox Paine & Company, LLC and any of its Affiliates.

“FPC Shareholder”	has the meaning set forth in article 74.

the “Group”	means the Company and its subsidiaries for the time being.

the “holder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“Indirect”	when referring to a holder of shares, means ownership of shares within the meaning of Section 958(a)(2) of the Code.

the “Office”	means the registered office for the time being of the Company.

“paid up”	means paid up as to the nominal value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Purchase Notice”	means a written notice of the Board’s determination to either (i) redeem a shareholder’s shares, or (ii) require a shareholder to sell shares, which notice shall specify the date on which any such shares are to be redeemed or purchased and the price at which such shares are to be redeemed or purchased in accordance with article 8(b).

“Redeemable Shares”	means redeemable shares in accordance with Section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with Section 116 of the Act.

“Required Sale”	shall have the meaning set forth in article 8(c).

“Required Seller”	shall have the meaning given such term in article 8(b).

the “seal”	means the common seal of the Company.

the “Secretary”	means any person appointed to perform the duties of the secretary or assistant secretary of the Company from time to time and for the time being.

“Service”	shall have the meaning given to such term in article 5(d).

“Signed”	includes a signature or representation of a signature affixed by mechanical means.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of Section 141 of the Act.

“Tentative 9.5% U.S. Shareholder”	means a U.S. Person other than Fox Paine or a 13D Group in which Fox Paine is a participant, that, but for adjustments to the voting rights of shares pursuant to article 4, would be a 9.5% U.S. Shareholder.

“U.S. Person”	means a “United States person” as defined in Section 957(c) of the Code.

“13D Group”	means, with respect to voting securities of the Company, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder to file a statement on Schedule 13D with the United States Securities and Exchange Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than 5% of the total combined voting power of all such securities then outstanding.

“9.5% U.S. Shareholder”	means a U.S. Person other than Fox Paine or a 13D Group in which Fox Paine is a participant, the Controlled Shares of which constitute nine and one-half per cent. (9.5%) or more of the voting power of all issued and outstanding shares of the Company and that would be generally required to recognise income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(b) Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c) Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d) References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(e) The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies or body corporates.

(f) Reference to US$, USD or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3.

(a) The share capital of the Company is €40,000 and US$100,000 divided into €40,000 deferred shares of €1 each (the “Euro Share Capital”), 600,000,000 A ordinary shares of US$0.0001 each, 300,000,000 B ordinary shares of US$0.0001 each and 100,000,000 preferred shares of US$0.0001 each.

(b) The rights and restrictions attaching to the ordinary shares shall be as follows:

(i) subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend any general meeting of the Company and, subject to the voting limitations set out in article 4, to exercise one (1) vote per A ordinary share and ten (10) votes per B ordinary share held at any general meeting of the Company:

(ii) the right to participate pro rata in all dividends declared by the Company in accordance with the relevant provisions of these articles; and

(iii) the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(e).

The Euro Share Capital (i) does not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote and speak at any meeting of the members of the Company in respect of those shares, and (ii) confers the right on a return of capital, on a winding-up or otherwise, only to repayment of the nominal amount paid up on the Euro Share Capital but only after repayment of the ordinary shares of the Company in full.

(c) All ordinary shares shall rank pari passu with each other in all respects. Notwithstanding anything in the memorandum of association of the Company or these articles to the contrary;

(i) the holders of ordinary shares shall be entitled to receive, from time to time, when and as declared, such cash dividends as the Board, in its discretion, or the Company may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

(ii) the holders of ordinary shares shall be entitled to receive, from time to time, when and as declared, such dividends of shares or other securities of the Company or other property as the Board, in its discretion, or the Company may determine, out of such funds as are legally available therefor. Such dividends on, or bonus issues or share splits of, any class of ordinary shares shall not be paid or issued unless paid or issued on all classes of ordinary shares, in which case such dividends shall be paid or issued only in shares of that class. Any decrease in the number of shares of any class of ordinary shares resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of ordinary shares, so that the number of shares of each class of ordinary shares outstanding shall be decreased proportionately.

(d)

(i) Each B ordinary share shall be convertible at the option of the holder thereof into one A ordinary share by means of the Redemption Mechanism set out in Article 3(d)(ii)) below.

(ii) Subject to section 210(4) of the 1990 Act and unless the Board determines otherwise, if (i) a holder of B ordinary shares ( the “Converter”) wishes to effect a conversion of any such shares into A ordinary shares; or (ii) a person (the “Transferee”) agrees with any holder of B ordinary shares that it be transferred, whether or not for value, any of the B ordinary shares in the Company of that holder (the “Redeeming Member”), immediately prior to any such conversion being effected or the anticipated completion of the transfer agreement in (ii) above, the shares shall be redeemed in accordance with the mechanism set out below (the “Redemption Mechanism”), such mechanism to be effected in accordance with such procedures and as to such type or types of transactions as the Board may have resolved and published (if required) from time to time. Under the Redemption Mechanism, the Converter or the Redeeming Member shall be deemed to have given the Company an irrevocable notice of its wish that the shares the subject of the proposed conversion or the transfer agreement (the “Notified Shares”) be immediately converted so as to be redeemable, subject to the Converter’s or the Redeeming Member’s right to notify the Company of its unwillingness to have such shares so converted as provided for under Section 210(2) of the 1990 Act where it wishes to have the shares transferred. The Notified Shares shall thereafter be redeemed immediately before the completion of any such conversion or such anticipated transfer for their aggregate nominal value (the “Redemption Amount”) and cancelled or held in treasury in accordance with Part XI of the 1990 Act and the Company will pay such amount to a third party, as nominated by the Board (the “Redemption Agent”), who will irrevocably be deemed to have been appointed as Redemption Agent and the Converter or the Redeeming Member shall be deemed to have given its consent to the Redemption Agent receiving the Redemption Amount and applying such amount in the manner set out below. Moreover, the Redemption Agent shall hold the Redemption Amount on trust and apply it in respect of an allotment and issue of (as applicable):

(A) A ordinary shares for their nominal value fully paid, in the Company equal in number to the Notified Shares, to Cede & Co. as nominee of the Converter or the Redeeming Member or such other nominee of the Converter or the Redeeming Member as it may advise (in either case, the “New Issue”); or

(B) B ordinary shares for their nominal value fully paid, in the Company equal in number to the Notified Shares, to the Transferee (1) where the Transferee is a nominee or Affiliate of a holder of B ordinary shares and such transfer will not result in a change of beneficial ownership (as determined under Rule 13d-3 under the Exchange Act), or (2) where the Transferee is already a holder of B ordinary shares, such allotment and issue (in each case) to occur immediately after the redemption of the Notified Shares, or within such other time as the Board may determine. The Board may in its discretion determine that the New Issue or new issue of B ordinary shares be effected by way of a re-issue of the treasury shares created pursuant to the redemption of the Notified Shares.

(e) The Board is empowered to cause the preferred shares to be issued from time to time as shares of one or more series of preferred shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

(i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(ii) the dividend rate on shares of such series and preferences with respect thereto, if any, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and whether such dividends may be payable in cash or in kind;

(iii) the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(v) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(vi) the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(vii) the voting rights, full or limited, if any, of the shares of such series and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class;

(viii) whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(ix) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

(x) such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

Notwithstanding the fixing of the number of preferred shares constituting a particular series, the Board at any time thereafter may otherwise authorise the issuance of additional preferred shares of the same series and with the same rights, subject always to the Acts and the memorandum of association of the Company.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

The rights conferred upon the holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of shares with preferred or other rights in accordance with these articles.

(f) No dividend shall be declared and set apart for payment on any series of preferred shares in respect of any Dividend Period unless all dividends have been paid, or declared and set apart for payment, in full on all preferred shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question (“Senior Preferred Shares”) and there shall likewise be or have been paid, or declared and set apart for payment, on all Senior Preferred Shares, dividends rateably in accordance with the sums that would be payable on such preferred shares.

(g) If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of preferred shares that (a) are entitled to a preference over the holders of the ordinary shares upon such winding up, and (b) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such preferred shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of preferred shares rateably in accordance with the sums that would otherwise have been payable on such distribution if all sums payable were discharged in full.

(h) An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares, or an interest in such shares, by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4.  Adjustment of voting power

(a) The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein; provided, however, that the foregoing provision and the remainder of this article 4 shall not apply in the event that one or more persons or 13D Group beneficially owns (as used in Rule 13d-3 promulgated under the Exchange Act) greater than 75% of the voting power or value of the issued shares of the Company; provided further, that such adjustment shall not apply to Fox Paine or any 13D Group in which Fox Paine participates.

(i) the Board shall from time to time, including prior to any time at which a vote of shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in article 5, through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5% U.S. Shareholder;

(ii) in the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all issued shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages; provided that, in the event of a tie, the reduction shall apply pro rata to the shareholders. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time; provided that such increase shall be limited to the extent necessary to avoid causing any U.S. Person to be a 9.5% U.S. Shareholder. The adjustments of voting power described in this article 4 shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this article 4 and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (A) to avoid the existence of any 9.5% U.S. Shareholder or (B) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of this article 4, a share may carry a fraction of a vote.

(b) In addition to the provisions of article 4(a), shares shall not carry any right to vote to the extent that the Board determines, in its sole and absolute discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates; provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder.

(c) Prior to any date on which shareholders shall vote on any matter, the Board shall:

(i) retain the services of an internationally recognised accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of this article 4;

(ii) obtain from such firm or organisation a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to this article 4; and,

(iii) notify each shareholder of the voting power conferred by its shares determined in accordance with this article 4.

(d) Any determination by the Board as to any adjustments to voting power of any share made pursuant to this article 4 shall be final and binding.

5.  Provision of certain information

(a) The Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole and absolute discretion determine that such holder’s shares shall carry no voting rights, in which case such shares shall not carry any voting rights until otherwise determined by the Board in its sole and absolute discretion.

(b) Any direct or indirect holder of shares shall give notice to the Company within ten days (10) following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares of 9.5% or more of the voting power of all issued and outstanding shares.

(c) Notwithstanding the foregoing, no shareholder shall be liable to any other shareholder or the Company for any losses or damages resulting from such holder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (a) of this article or from such shareholder’s failure to give notice under paragraph (b) of this article.

(d) Any information provided by any shareholder to the Company pursuant to this article 5 or for purposes of making the analysis required by article 4, 8, 17(g) or 25, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such articles (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except: (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service; (ii) to any outside legal advisers or accounting firm engaged by the Company to make determinations regarding the relevant articles; or (iii) to officers, employees or outside advisers of the Company, for the purposes set forth in article 5(e) or (iv) as otherwise required by applicable law or regulation.

(e) The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in article 5(d)(ii) or (iii) access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by article 4, 8, 17(g) or 25 or to determine whether the Company would realise any income that would be included in the income of any shareholder (or any interest holder, whether direct or indirect, of any shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this article 5 and shall require them to abide by all the provisions of this article 5. The Company shall not disclose the Confidential Information to any Director (other than a Director that is also a senior executive except as required by law or regulation, upon request to the Company).

(f) For the avoidance of doubt, the Company shall be permitted to disclose to the shareholders and others the relative voting percentages of the shareholders after application of article 4. At the written request of a shareholder, the Confidential Information of such shareholder shall be destroyed or returned to such shareholder after the later to occur of:

(i) such shareholder no longer being a shareholder; or

(ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

(g) The Company shall: (i) notify a shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such shareholder and, prior to such disclosure, shall permit such shareholder a reasonable period of time to seek a protective order or other appropriate remedy or waive compliance with the provisions of this article 5; and (ii) if, in the absence of a protective order or waiver, such disclosure is required in the opinion of legal advisers to the Company, the Company shall make such disclosure without liability hereunder; provided that the Company shall furnish only that portion of the Confidential Information that is legally required, shall give such shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such shareholder and at its expense, shall use reasonable efforts to ensure that confidential treatment will be accorded to all such disclosed information.

6.  Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a) pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b) redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

(c) subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes or cancel them; or

(d) pursuant to Section 210 of the 1990 Act, convert any of its shares into Redeemable Shares provided that the total number of shares which shall be redeemable pursuant to this authority shall not exceed the limit in Section 210(4) of the 1990 Act.

provided, in each case, that such issuance, repurchase or redemption shall not be made if, in the Board’s sole and absolute discretion it would result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates.

7.  Redemption pursuant to the terms of a Business Combination

(a) Subject to Part XI of the 1990 Act and pursuant to and in accordance with Section 210 of the 1990 Act, the ordinary shares may be converted into Redeemable Shares and redeemed by the Company (or as may otherwise be determined by the Company in a general meeting by ordinary resolution) upon approval by the Board of, and an ordinary resolution of the shareholders adopting, any agreement entered into by the Company relating to a Business Combination Transaction involving the Company.

(b) The manner and terms of such redemption pursuant to this article 7, including the consideration to be received by the holders of ordinary shares in such redemption, which consideration may consist of cash, securities or other property, shall be set forth in the agreement relating to a Business Combination Transaction approved by the Board and an ordinary resolution of the shareholders.

(c) The consideration to be received by all holders of ordinary shares shall be identical regardless of the class of ordinary shares held by such holders.

8.  Required sale of shares

(a) If the Board reasonably determines that any shareholder’s ownership of shares (after giving effect to any voting limitations set forth in article 4) will result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any other direct or indirect holder of shares in the Company or its Affiliates, the Company shall have the option but not the obligation to:

(i) redeem; or

(ii) repurchase; or

(iii) assign to a third party the right to purchase;

the minimum number of shares held by such person that is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price equal to the Fair Value of such shares.

(b) In the event that the Company determines, pursuant to this article 8, to redeem, repurchase or assign to a third party the right to purchase shares of a shareholder (a “Required Seller”), the Company shall provide a Purchase Notice to such shareholder. The Company may revoke the Purchase Notice at any time prior to the closing of such sale or redemption.

(c) The closing of a sale or redemption of shares pursuant to this article 8 (a “Required Sale”) shall take place at a location and date selected by the Company and set forth in the Purchase Notice which shall be delivered at least five (5) Business Days prior to the closing date specified therein; provided, however, that such closing date shall be no earlier than the later of: (i) five (5) Business Days after a Purchase Notice is given with respect to a purchase or redemption of shares; and (ii) five (5) Business Days after the date of determination of Appraised Value in the event that a shareholder objects to the Board’s determination of Fair Value contained in a Purchase Notice. Payment of the Purchase Price shall be by wire transfer at such closing.

(d) The Company shall pay the costs and fees of such appraiser, and the decision of the appraiser making such determination of Appraised Value shall be final and binding on the Company and the shareholder. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of: (a) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion); and (b) the liquidation value of the Company. No discount shall be applied on account of: (i) the purchased shares representing a minority interest; (ii) any lack of liquidity of the purchased shares; (iii) the fact that the purchased shares may constitute “restricted securities” for securities law purposes; (iv) the existence of the Company’s right, as set forth in these articles and any shareholders’ agreement, to require shareholders to sell shares to the Company or to one or more third parties designated by the Company; or (v) the existence of the possibility of a reduction in voting power pursuant to these articles.

(e) Notwithstanding the provisions of this article 8, no shareholder shall be permitted to sell shares in a Required Sale to the extent that such sale would (after giving effect to any adjustment to voting power imposed in accordance with article 4) cause a non-de minimis adverse tax, legal or regulatory consequences to the Company, any of its subsidiaries, any other shareholder or its Affiliates.

9.  The Company may make a payment in respect of the redemption or repurchase of its own shares in any manner permitted by the Acts.

10.  The holder of the shares being repurchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to such holder the purchase or redemption monies or consideration in respect thereof.

11.  Any share in respect of which a Purchase Notice has been given shall not be entitled to participate in the profits of the Company or to vote in any Company meeting in respect of the period after the date specified as the closing date in the Purchase Notice.

12.  Except as provided in these articles or the terms of any preferred shares, the redemption or repurchase of any share shall not be deemed to give rise to the redemption or repurchase of any other share.

13.  The Board may when making payments in respect of redemption or repurchase of shares, if authorised by the terms of issue of the shares being redeemed or repurchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

14.  Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares or to the authority conferred on the Directors pursuant to article 3 to issue the preferred shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

15.

(a) Without prejudice to the authority conferred on the Directors pursuant to article 17 to issue shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class or series may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of 75% of the shares then in issue of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class or series. To every such meeting the provisions of article 43 shall apply.

(b) The redemption or purchase of preferred or ordinary shares or any class or series of preferred shares or ordinary shares shall not constitute a variation of rights of the preferred or ordinary holders.

(c) The issue, redemption or purchase of any of the 100,000,000 preferred shares of US$0.0001 per share shall not constitute a variation of the rights of the holders of ordinary shares.

16.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

17.

(a) Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options or warrants over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members.

(b) Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or warrants to purchase or subscribe for such number of shares of any class or classes as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued, provided that no such issuance of options or warrants may be made if it will cause, in the Board’s sole and absolute discretion, a non-de-minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct holder of shares or its Affiliates. The Company may grant or issue options or warrants to bearer.

(c) The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d) The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e) All shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue and shall be non-assessable.

(f) The Company may issue share warrants to bearer pursuant to section 88 of the Act.

(g) Notwithstanding the foregoing or other provisions of these articles, the Company shall not issue any shares or grant options or warrants in a manner that the Board, in its sole and absolute discretion, determines may result by reason of such issuance or grant in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of its shares or its Affiliates.

(h) Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

18.  Subject to the Acts, the Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

19.  Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the holder.

20.  Every person the name of which is entered as a shareholder in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Board. Such certificate may be under the seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon; provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

21.  If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Board may think fit.

22.  The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

TRANSFER OF SHARES

23.

(a) The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, and the Secretary shall be and, if so required by the Board, the transferee deemed to have been irrevocably appointed agent for the transferor and/or transferee of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. The instrument of transfer shall be accompanied by the certificate, if any, of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b) The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to:

(i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion);

(ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion); and,

(iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c) Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

24.  Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors, in their sole and absolute discretion, may approve.

25.  The Directors may decline to approve or register any transfer of shares if it appears to the Directors, in their sole and absolute discretion, after taking into account, among other things, the limitation on voting rights contained in article 4, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any U.S. Person owning Controlled Shares constituting 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of article 4) or pursuant to article 136(d)(iv)). The Directors shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the Directors may decline to approve or register such transfer.

26.  Subject to any applicable requirements of any Exchange on which the shares are listed or traded, the Directors:

(a) may decline to approve or to register any transfer of any share unless: (i) such share has been registered under the U.S. Securities Act of 1933, as amended from time to time; or, (ii) a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required; and,

(b) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required.

27.  The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

28.  If the Directors refuse to register a transfer they shall, within ten (10) business days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

29.  All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them, but any instruments of transfer that the Board declines to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

30.  In the case of the death of a member, the survivor or survivors or the legal personal representative of the deceased survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares: but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

31.  Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

32.  If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

33.  A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, including voting.

ALTERATION OF CAPITAL

34.  The Company may from time to time by ordinary resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

35.  The Company may by ordinary resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares:

(b) convert all or any of its paid up shares into stock and reconvert that stock into paid up shares in any denomination;

(c) subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act: or

(d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

36.  Subject to article 37, the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

37.  The Company shall not increase, reduce or alter its share capital, if such action, in the Board’s sole and absolute discretion, would cause a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect shareholder or its Affiliates.

38.  Whenever as a result of an alteration or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (after deduction of, without limitation, brokerage commissions and other sale expenses)in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.  For the purpose of determining those members that are entitled to receive notice of, attend or vote at any general meeting or any adjournment thereof, or those members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a member for any other purpose, the Board may provide that the Register shall be closed for transfers for a stated period, which period shall not exceed in any case thirty (30) days in each year. If the Register shall be so closed for the purpose of determining those members that are entitled to receive notice of, attend or vote at any general meeting the Register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

40.  In lieu of or apart from closing the Register, (a) the Board may fix in advance a date as the record date for any such determination of those members that are entitled to receive notice of, attend or vote at a meeting of the members and (b) for the purpose of determining those members that are entitled to receive payment of any dividend the Board may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.  If the Register is not so closed and no record date is fixed for the determination of those members entitled to receive notice of, attend or vote at a general meeting or those members that are entitled to receive payment of a dividend, the tenth (10th) day following the date on which notice of the meeting is posted or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of those members that are entitled to receive notice of, attend or vote at a general meeting has been made as provided in these articles, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

42.  All general meetings other than annual general meetings shall be called extraordinary general meetings.

(a) The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 140 of the Act, all general meetings of the Company may be held outside Ireland.

(b) The Board may whenever it thinks fit convene an extraordinary general meeting.

(c) Extraordinary general meetings shall also be convened on such requisition, or in default by such requisitionists, as provided in section 132 of the Act.

43.  All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that the necessary quorum shall be at least one person holding or representing at least one-third of the voting power of the issued shares of that class.

44.  A Director and the auditor shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

45.  The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 42(b) of these articles or the postponement of which would be contrary to the Acts, law or a court order pursuant to the Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

46.

(a) Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen Clear Days’ notice.

(b) The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(c) There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that proxy need not be a shareholder.

(d) In cases where instruments of proxy are sent out in notices, the accidental omission to send such instrument of proxy to, or non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

47.  All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors. No special business shall be transacted at a general meeting without the consent of all the shareholders entitled to received notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

48.  No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these articles, one or more shareholders holding shares having at least a majority of the votes eligible to be cast at such general meeting, present in person or by proxy, shall be a quorum. Any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 46 in the event that such meeting is to be reconvened.

49.  If the Board wishes to make this facility available to shareholders for a specific or all general meetings of these Company, a shareholder may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

50.  The chairman, if any, of the Board, and, if the chairman is not present, the vice chairman or such other officer or person as the Board shall designate, shall preside as chairman at every general meeting of the Company.

51.  The chairman may, with the consent of a majority of the members, adjourn a general meeting from time to time (and shall if so directed) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

52.  At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken in such manner as the chairman directs.

53.  In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

54.  If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorised by the shareholder or proxy.

55.  The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with such arrangements, requirements or restrictions.

VOTES OF MEMBERS

56.  Subject to any rights and restrictions for the time being attached to any class or classes of shares and the provisions of article 4, every member present in person and every person representing a member by proxy at any general meeting shall have such number of votes with respect to such shares that such holder or the person represented by proxy holds is entitled by the terms of issue of such shares.

57.  In the case of joint holders of shares, the vote of the senior holder that tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

58.  A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver or guardian or other person may vote by proxy on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

59.  No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

60.  Votes may be given either personally or by proxy.

(a) Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointer. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b) Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or Internet communication or facility is to be treated as received by the Company and in accordance with procedures approved by the Directors that are reasonably designed to verify that such instructions have been authorised by such shareholder. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

61.  Any body corporate or other entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

62.  Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

63.

(a) A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office or administrative headquarters of the Company, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts provided however, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b) The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

64.  Subject to Section 141 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being body corporates by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution has been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form signed by one or more persons, and if described as a special resolution, shall be deemed to be special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

65.  At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by ordinary resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

66.  Every Director nominated for re-election by the Board shall be eligible to stand for re-election at an annual general meeting.

67.  The Board may from time to time fix the maximum and minimum number of Directors to be appointed. Unless such number is fixed as aforesaid, the number of Directors shall be seven.

68.  If at every annual general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Act due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors or nominees who receive the highest number of votes in favour of election shall be elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Act in any circumstances where one Director is elected, then that Director shall hold office until the next annual general meeting and the Director or nominee which (excluding the re-elected Director) receives the highest number of votes in favour of election shall be elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her.

69.  The remuneration of the Directors shall be determined by the Board.

70.  There shall be no shareholding qualification for Directors.

71.  The Company may, by ordinary resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

72.  The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under article 71 and without prejudice to the powers of the Directors under article 99 the Company in general meeting by ordinary resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 67.

73.  The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

74.  For so long as Fox Paine (and any of their successors) beneficially hold in aggregate, shares representing twenty five percent (25%) or more of the voting power of the then issued shares, the FPC Shareholders (as defined below) shall be entitled to:

74.1 appoint a number of Directors to the Board (“FPC Directors”) equal in aggregate to the pro rata percentage of the voting shares beneficially held by Fox Paine (and any of their successors) (for example, where Fox Paine (and any of their successors) beneficially hold in aggregate shares representing forty percent (40%) of the voting power of the then issued shares, the FPC shareholders shall be entitled to appoint forty percent (40%) of the number of Directors), and where applicable, rounded up to nearest whole number of Directors represented by the pro-rata percentage of voting shares (for example, if holding 40% of the voting power of the then issued shares and the number of Directors on the Board is seven (7), the FPC Shareholders shall be entitled to appoint three (3) FPC Directors), provided however the Board shall contain a sufficient number of “independent directors’ (within the meaning of Rule 5602(a)(2) of the Nasdaq Rules) such that the Board complies with Rule 5605(b) of the Nasdaq Rules; and

74.2 remove any of the FPC Directors by delivery of a written notice to the Company at its registered office.

Such appointment(s) and/or removal(s) shall take effect as of the date of the notice or as of such later date, or upon occurrence of such event, as may be specified in such notice. The Board shall take, and cause the Company to take, any and all necessary actions to effectuate such appointment(s) and/or removal(s), including for the avoidance of doubt, providing all notices to shareholders as may be required pursuant to any obligations of the Company under applicable law. The Board shall not conduct any business until any FPC Director removed in accordance with article 74.2 has been replaced with a new FPC Director pursuant to article 75.

For the purposes of this article 74, a “FPC Shareholder” shall be defined as any of U.N. Holdings (Cayman), Ltd., U.N. Holdings (Cayman) II, Ltd. and any transferee of any such persons, provided that such transferee is Fox Paine (or any of their successors) and is not a U.S. Person, together the “FPC Shareholders”.

75.  Where a FPC Director is removed pursuant to article 74.2 the FPC Shareholders may, within such notice or in subsequent written notice, and provided that Fox Paine (and any of their successors) beneficially hold in aggregate the necessary percentage of voting power in respect of the then issued shares at that time to be permitted to appoint another FPC Director in accordance with article 74.1, appoint a new FPC Director to fill such vacancy for the remainder of the removed FPC Director’s term and the Board shall take, and cause the company to take any and all necessary actions to effectuate such appointment, including for the avoidance of doubt, providing all notices to shareholders as may be required pursuant to any obligations of the Company under applicable law.

BORROWING POWERS

76.  The Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock, notes and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

77.  The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

78.  The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79.  The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

80.  The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

81.  Subject as otherwise provided with these articles and, in particular, articles 131 and 132, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

82.  All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

83.  The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

84.  The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid or its members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

85.  The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the articles shall not limit the general powers conferred by these articles.

DISQUALIFICATION OF DIRECTORS

86.  The office of a Director shall be vacated ipso facto if the Director:

(i) is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act: or

(ii) resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(iii) is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; or

(iv) is or becomes of unsound mind or dies; or

(v) is removed from office under article 71 or article 74.2.

PROCEEDINGS OF DIRECTORS

87.  The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they shall think fit. Unless a greater number is expressly required by law or these articles, questions arising at any meeting shall be decided by a majority of votes cast thereat. In case of an equality of votes the chairman shall have a second or casting vote. The chairman may, and a Secretary on the requisition of a majority of the Directors shall, at any time summon a meeting of the Board by reasonable notice in writing to every Director, which notice shall set forth the place, date and hour and the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. No additional notice of a regularly scheduled meeting of the Board shall be required. Notice of any special meeting of the Board shall be given by the Secretary of the Company at least one day prior to such meeting. Such notice requirements shall be waived by any Director actually attending such meeting.

88.  Without prejudice to the powers conferred by these articles, the Board may delegate any of its powers to committees consisting of such Director or Directors as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations or charter that may be imposed on it by the Board.

89.  The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations or charter made by the Board under article 88.

90.  All acts done by any meeting of the Board, or of a committee of the Board or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

91.  A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone, video conferencing or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

92.  The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed, shall be a majority of the Directors.

93.  A Director who is in any way, whether directly or indirectly, interested in a contract, transaction, appointment or arrangement or proposed contract, transaction, appointment or arrangement with the Company shall declare the nature of his interest at a meeting of the Board in accordance with Section 194 of the Act. A general notice given to the Board by any Director to the effect that he is a shareholder of any specified company or firm and is to be regarded as interested in any contract that may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Board at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

94.  A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other Company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to the remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified from his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any other Company with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

95.  A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or proposed Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Board whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

96.  Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

97.  The Board shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a) all appointments of officers made by the Board;

(b) the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c) all resolutions and proceedings at all meetings of the Company, and of the Board and of committees of Directors.

98.  When the chairman of a meeting of the Board signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

99.  A resolution signed (whether by electronic signature or otherwise as approved by the Directors) by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Board or, as appropriate, a committee duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

100.  The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors shall appoint forthwith an additional Director or additional Directors to make up such number or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

101.  The Board may elect a chairman and one or more vice chairmen of their meetings and determine the period for which he is to hold office but if no such chairman or vice chairman are elected, or if at any meeting the chairman or any vice chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

102.  A committee appointed by the Board may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

103.  A committee appointed by the Board may meet and adjourn as it thinks proper. A quorum for any meeting of a committee shall consist of at least 50% of the members in office at the time and questions arising at any meeting shall be determined by a majority of votes of the committee members present. In the case of an equality of votes, the chairman of the committee meeting shall be entitled to a second or casting vote.

SERVICE PROVIDERS

104.  The Board may appoint any one or more persons to act as service providers to the Company (including, without limitation, to act as manager, administrator, registrar and transfer agent, custodian, investment manager, investment adviser, underwriter, placement agent and/or sponsor to the Company) and the Board may entrust to and confer upon such persons such powers upon such terms and conditions, including the right to remuneration payable by, and indemnification from, the Company and with such restrictions and with such powers of delegation as they may determine.

THE SEAL

105.

(a) The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors and every instrument to which the Seal shall be affixed shall be signed by a Director (or by some other person appointed by the Directors for that purpose) and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for that purpose.

(b) The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

106.  The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

107.  The Directors may from time to time declare and pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

108.  No dividend or interim dividend shall be declared and paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

109.  The Directors may, before recommending any dividend, set aside out of the profits of the Company or funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may in their sole and absolute discretion lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may in their sole and absolute discretion think it prudent not to divide.

110.  Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

111.  The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

112.  The Directors when paying dividends to shareholders in accordance with the provisions of these articles may make such payment either in cash or in specie.

113.  Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post (or sent by any electronic or other means), at the risk of the person or persons entitled thereto, to the registered address of the holder or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

114.  No dividend shall bear interest against the Company.

115.  If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

116.

(a) The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i) correctly record and explain the transactions of the Company;

(ii) will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii) will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv) will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b) The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c) In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d) If required, a copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

117.  Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under articles 17(c) and 17(d), the Directors may:

(a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b) appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board of may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits that are not available for distribution may, for the purposes of this article 116, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(d) authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

(e) generally do all acts and things required to give effect to the resolution.

AUDIT

118.  Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

119.  Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise but only if the use of such electronic or other communication conforms with relevant legislation and provided further that the electronic means or electronic form has been approved by the Directors).

120.  Any notice or document may be served by the Company or by the person entitled to give notice to any shareholder either personally, by facsimile, email or other electronic means or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the shareholder at his address as appearing in the Register, or by sending with the consent of the holder to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the address of the holder notified to the Company by the holder for that purpose (or if not so notified, then to the address of the member last known to the Company). In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

121.  Any shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

122.  Any notice or other document, if served by (a) post, shall be deemed to have been served five (5) days after the time when the letter containing the same is posted, or, (b) facsimile, email or other electronic means shall be deemed to have been served upon production of a report confirming transmission to the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

123.  Any notice or document delivered or sent by post to or left at the registered address of any shareholder in accordance with the terms of these articles shall notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

124.  Notice of every general meeting of the Company shall be given to:

(a) all shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

125.  No other person shall be entitled to receive notices of general meetings.

126.  Notwithstanding anything contained in the articles, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

127.  Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form provided however that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

128.  If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. For purposes of this sub-paragraph (i), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

129.  Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

130.  The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

CERTAIN SUBSIDIARIES

131.  Notwithstanding any other provision of these articles to the contrary, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company that is organised under the laws of a jurisdiction outside the United States of America, the Directors shall refer the subject matter of the vote to the shareholders of the Company at a general meeting (subject to article 4) and seek authority from the shareholders for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary, unless the subsidiary is or has elected to be disregarded from its owner for United States federal income tax purposes and does not own, directly or indirectly, any subsidiary organised under the laws of a jurisdiction outside the United States of America that is treated as a corporation for United States federal income tax purposes (each such non-United States subsidiary that is not disregarded, or that is disregarded but owns, directly or indirectly, a non-United States subsidiary that is treated as a corporation for such purposes, a “Non-U.S. Regarded Subsidiary”). The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Regarded Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U S. Regarded Subsidiary, provided, however, that the foregoing shall not apply to any subject matter regarding a U.S. indirect subsidiary of the Company that is required to be voted on by a Non-U.S. Regarded Subsidiary of the Company as the shareholder of such U.S. subsidiary, and shall apply to a vote of the Company as shareholder of a disregarded subsidiary that directly or indirectly owns non-United States subsidiaries treated as corporations for United States federal income tax purposes only if the subject matter of such vote pertains to such non-United States subsidiaries treated as corporations.

132.  Notwithstanding article 131, the Directors in their sole and absolute discretion shall require that the bye-laws or articles of association, or similar organisational documents, of each Non-U.S. Regarded Subsidiary, whether currently in existence or organised following the date hereof, shall contain provisions substantially similar to articles 131 and 132. The Company shall enter into agreements with each such Non-U.S. Regarded Subsidiary, as reasonably necessary, to effectuate or implement this article 132.

WINDING UP

133.  If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Notwithstanding the foregoing, this article shall not affect the rights of the holders of shares issued upon special terms and conditions.

134.

(a) In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b) The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

135.  If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

136.

(a) Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company (including his heirs, executors and administrators) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b) The Company shall indemnify, except in respect of wilful default or fraud, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who is or was a current or former executive of the Company (other than any Directors or Secretary), any person, (including his heirs, executors and administrators) who is or was a current or former executive of a wholly owned subsidiary of the Company, or any person who is serving or has served for, on behalf of, or at the request of the Company, as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, in each case, other than a wholly owned subsidiary of the Company, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), against any expense (including attorney’s fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law. Without limiting the generality or the effect of the foregoing to the full extent now or hereafter permitted by law, the Company may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this article 136. Any amendment or repeal of this article 136 shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. The indemnity in this paragraph (b) shall not extend to any matter which would render it void pursuant to the Acts.

(c) The provisions of these articles shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption of these articles, whether arising from acts or omissions to act occurring before or after such adoption. The provisions of these articles shall be deemed to be a contract between the Company and each person described in this article 136 who serves in such capacity at any time while these articles and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

(d) If any provision of these articles shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions of these articles. The rights of indemnification and advancement of expenses provided in these articles shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such person described in this article 136 may otherwise be entitled or permitted by contract, approved by the Company in general meeting by way of ordinary resolution action of the Board or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals, except in respect of wilful default or fraud, shall be made to the fullest extent permitted by law.

(e) The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company or any director, officer, employee or agent of any of its subsidiaries insurance against any such liability as referred to in Section 200 of the Act or otherwise.

(f) The Company may additionally indemnify any employee or agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

INDEMNITY FROM TAX LIABILITY RESULTING FROM ACTS OF SHAREHOLDERS

137.  Whenever any law for the time being of any country, state, administrative area or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or that may become due or payable to such shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account of in respect of any shareholder and whether in consequence of:

(a) the death of such shareholder,

(b) the non-payment of any income tax or other tax by such shareholder,

(c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate, or

(d) any other act or thing, in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i) the Company shall be fully indemnified by such shareholder or his executor or administrator from all liability;

(ii) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under applicable law) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(iii) the Company may recover as a debt due from such shareholder, or his executor or administrator wherever constituted, any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(iv) the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy that any law may confer or purport to confer on the Company and as between the Company and every such shareholder as aforesaid, his personal representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy that such law shall confer or purport to confer on the Company shall be enforceable by the Company.

UNTRACED HOLDERS

138.

(a) The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i) for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or otherwise the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission;

(ii) at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

139.  To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

AMENDMENT OF ARTICLES OF ASSOCIATION

140.  Subject to the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these articles in whole or in part.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

For and on behalf of United America Indemnity, Ltd.,	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares
Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands

For and on behalf of Larry Allen Frakes 1653 Yardley Court West Chester, Pennsylvania 19380 United States	One Ordinary Share

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

For and on behalf of Thomas Michael McGeehan 572 Saratoga Road King of Prussia PA 19406	One Ordinary Share

For and on behalf of Linda Hohn 153 Gulph Hills Road Radnor PA 19087	One Ordinary Share

For and on behalf of Edward M. Rafter 1 Yearling Chase Mount Laurel NJ 08054	One Ordinary Share

For and on behalf of Troy Santora Woodbourne Place #7 28 Woodbourne Avenue Pembroke HM08 Bermuda	One Ordinary Share

For and on behalf of Caroline M. Tate 813 Judie Lane Ambler, PA 19002	One Ordinary Share

Dated the 25th day of February 2010

Witness to the above signatures:
Ashley Mayne
Purvis House
Victoria Place
29 Victoria Street
PO Box HM 716
Hamilton HMCX
Bermuda

Annex C

Relevant Territories

1.  Albania

2.  Australia

3.  Austria

4.  Bahrain

5.  Belarus

6.  Belgium

7.  Bosnia and Herzegovina

8.  Bulgaria

9.  Canada

10. Chile

11. China

12. Croatia

13. Cyprus

14. Czech Republic

15. Denmark

16. Estonia

17. Finland

18. France

19. Georgia

20. Germany

21. Greece

22. Hungary

23. Iceland

24. India

25. Israel

26. Italy

27. Japan

28. Latvia

29. Lithuania

30. Luxembourg

31. Macedonia

32. Malaysia

33. Malta

34. Mexico

35. Moldova

36. Netherlands

37. New Zealand

38. Norway

39. Pakistan

40. Poland

41. Portugal

42. Romania

43. Russia

44. Serbia

45. Slovak Republic

46. Slovenia

47. South Africa

48. South Korea

49. Spain

50. Sweden

51. Switzerland

52. The Republic of Turkey

53. United Kingdom

54. United States

55. Vietnam

56. Zambia

C-1

Annex D

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION

CAUSE NO: FSD 0094 OF 2010

IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2009 REVISION)

AND IN THE MATTER OF UNITED AMERICA INDEMNITY, LTD.

ORDER

UPON hearing counsel for United America Indemnity, Ltd. (the “Company”) upon its Ex Parte Summons dated 9 April 2010

AND UPON reading the petition filed herein on 9 April 2010 (the “Petition”), the First Affidavit of Thomas Michael McGeehan sworn 15 April 2010, the First Affidavit of Gary Ian Horowitz sworn 16 April 2010 and the First Affidavit of Christopher Paul Joseph McLaughlin sworn 16 April 2010

IT IS DECLARED that the relevant class of persons the subject matter of the compromise and arrangement in the Scheme (as defined below) are the holders of UAI Common Shares (as that term is defined in the United America Indemnity, Ltd. Scheme as set forth in the Schedule to the Petition (the “Scheme”)) (the “UAI Common Shareholders”) as at the relevant time.

AND IT IS ORDERED that:

1. The Company do convene a meeting (the “Scheme Meeting”) of the UAI Common Shareholders as at the record date, being 20 April 2010 (the “Record Date”), such Scheme Meeting to be held at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda at 9:00 am Bermuda time on 27 May 2010, for the purpose of considering and if thought fit approving (with or without modification) the Scheme.

2. Linda Colona Hohn, being a Vice President and Associate General Counsel of the Company, or failing her, Thomas Michael McGeehan, being a Senior Vice President and Chief Financial Officer of the Company, or, failing him, any other director of the Company, be appointed to act as chairman of the Scheme Meeting.

3. The Petition be set down to be heard on 11 June 2010.

AND IT IS DIRECTED that:

4. At least 28 clear days before the day appointed for the Scheme Meeting, a Notice convening the Scheme Meeting in the form or substantially in the form of the notice initialled by this Court for the purposes of identification be inserted once each in the Cayman Islands Gazette and the US and international editions of The Wall Street Journal.

5. At least 28 clear days before the day appointed for the Scheme Meeting, a Notice convening the same and enclosing:

(a) a copy of the Scheme and a copy of the Proxy Statement (as that term is defined in the Scheme), as is required to be furnished pursuant to Order 102, rule 20 of the Grand Court Rules, in each case in the form or substantially in the form of the document produced to the Court; and

(b) a form of proxy for use at the Scheme Meeting in the form or substantially in the form produced to the Court and the provisions to be made permitting UAI Common Shareholders to vote, including by telephone, electronically or otherwise;

be served by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the UAI Common Shareholders holding such shares at the address shown on the register of members of the Company as at the Record Date, provided that (i) the accidental omission to serve any UAI

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Common Shareholder with notice of the Scheme Meeting, or the non-receipt by any UAI Common Shareholder of notice of the Scheme Meeting, shall not invalidate the proceedings at the Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents were delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. Any registered UAI Common Shareholder who holds his UAI Common Shares on trust or as a nominee will be able to vote any number of his shares “for” the Scheme and vote the balance of his shares “against” the Scheme, or to abstain from voting. The vote(s) (or abstention(s)) represent the instruction to the trustee or nominee from his underlying beneficiary(ies) or investor(s). Subject to any reasonable objections as they might raise, UAI Common Shareholders voting in this manner would, for the purpose of the “majority in number” count, be counted as one shareholder “for” the Scheme (as to the number of his UAI Common Shares being voted “for” the Scheme), and one shareholder “against” the Scheme (as to the number of his UAI Common Shares being voted “against” the Scheme).

7. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting UAI Common Shareholders to vote, including by telephone, be approved for use at the Scheme Meeting.

8. The Chairman of the Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said form of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

9. The Chairman is to be at liberty to accept a faxed copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

10. The Company be at liberty to set the Record Date for determining the holders of UAI Common Shares entitled to receive notice of, and to vote at, the Scheme Meeting, of 20 April 2010.

11. In the case of joint registered holders of UAI Common Shares, the vote of the senior holder who tenders the vote shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s register of members.

12. The Chairman is to be at liberty to accept a form of proxy and the figure for which any UAI Common Shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the UAI Common Shareholder to vote.

13. Any person validly appointed as proxy for a UAI Common Shareholder may attend, speak and vote at the Scheme Meeting.

14. The Company shall cause to be published a Notice (in the form or substantially in the form of the notice initialled by this Court for the purposes of identification) advertising the date of hearing of the Petition. The Notice shall be published in the Cayman Islands Gazette and also in the US and international editions of The Wall Street Journal.

15. Within seven days of the Scheme Meeting, the Chairman do report the result of the Scheme Meeting to the Court.

DATED the 20th day of April 2010

FILED the 20th day of April 2010

/s/ Henderson, J.

The Honourable Mr Justice Henderson

JUDGE OF THE GRAND COURT

This Order is filed by Walkers, Attorneys at Law, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, for the Applicant whose address for service is care of said Attorneys at Law.

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Annex E

Expected Timetable

Description	Proposed Date

Preliminary filing of Proxy Statement	February 16, 2010
Record Date for determining the United America Indemnity, Ltd. Class A common shareholders eligible to vote at the shareholder meeting	April 20, 2010
Proxy Statement and form of proxy first mailed to United America Indemnity, Ltd. Class A and Class B common shareholders	On or about April 23, 2010
Latest time for submitting proxy forms:
via telephone	6:00 am, on May 27, 2010
via proxy card	5:00 pm, on May 26, 2010
but if the proxy form is not so submitted, it may be handed to the chairman of the Special Meeting at the Special Meeting	9:00 am, Bermuda time, on May 27, 2010
Court hearing to sanction the Scheme of Arrangement	June 11, 2010
Anticipated Transaction Time	Up to three weeks following the court hearing to sanction the Scheme of Arrangement

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PROXY
UNITED AMERICA INDEMNITY, LTD.
This Proxy is solicited on behalf of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE
       The undersigned, revoking all prior proxies, hereby appoints Linda Colonna Hohn as the undersigned’s proxy with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned as indicated by this proxy, at the close of business on April 20, 2010, at the special court-ordered meeting of all common shareholders (the “Special Meeting”) to be held on Thursday, May 27, 2010, at 9:00 am, Bermuda time, at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as specified on the reverse side.
SEE REVERSE SIDE

*IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE*
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1-3.
Please sign, date and return this proxy in the enclosed postage paid envelope.
A. PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1-3.
1.    Approval of the Scheme of Arrangement attached to the proxy statement as Annex A.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.    If the Scheme of Arrangement is approved, approval of the creation of distributable reserves of Global Indemnity plc (through the reduction of the share premium account of Global Indemnity plc) that was previously approved by United America Indemnity, Ltd and the other current shareholders of Global Indemnity plc (as described in the accompanying proxy statement).

FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approval of a motion to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
B. NON-VOTING ITEMS

Change of Address — Please print new address below	Comments — Please print your comments below

C. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
The signature on this proxy should correspond exactly with the shareholder’s name as printed below. When shares are held jointly, either (i) the holder whose name appears first in the Register of Members of United America Indemnity, Ltd. or (ii) each holder should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Unless otherwise indicated, this proxy represents all Class A and Class B common shares held by the undersigned. If this proxy is intended to represent less than all of the Class A and Class B common shares held by the undersigned, indicate the number this proxy represents:
Class A common shares:                                          Class B common shares:

SIGNATURE(S)	DATE

YOU CAN VOTE BY TELEPHONE!
AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Instead of mailing your proxy, you may choose the method outlined below to vote your proxy.
Proxies submitted by Telephone must be received by 6:00 a.m., Bermuda time, on May 27, 2010
Your Telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Toll free within the USA, US territories & Canada any time on a touch phone telephone: 1-877-456-7915
Outside of the USA & Canada, please call 781-575-4687
Follow the instructions provided by the recorded message